Exhibit 2.1


                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE




In re:
                                                Chapter 11
MSCP HOLDINGS, INC.,
MEDICALOGIC/MEDSCAPE, INC.,
MEDICALOGIC ENTERPRISES, INC.,                  Case Nos. 02-10253 (PJW) through
MEDICALOGIC PENNSYLVANIA, L.L.C.,               02-10258 (PJW)
MEDICALOGIC OF TEXAS, INC., AND
MEDICALOGIC TEXAS, L.P.,                        (Jointly Administered)

              Debtors.


--------------------------------------------------------------------------------
       FIRST AMENDED DISCLOSURE STATEMENT RELATING TO FIRST AMENDED JOINT
                    PLAN OF LIQUIDATION OF THE DEBTORS UNDER
                       CHAPTER 11 OF THE BANKRUPTCY CODE
--------------------------------------------------------------------------------






Conor D. Reilly                                  Neil B. Glassman (No. 2087)
Janet M. Weiss                                   Steven M. Yoder (No. 3885)
Lois F. Dix                                      Eric M. Sutty (No. 4007)
Joseph Furst, III                                THE BAYARD FIRM
GIBSON, DUNN & CRUTCHER LLP                      222 Delaware Avenue
200 Park Avenue                                  Wilmington, Delaware 19801
New York, New York 10166                         (302) 655-5000
(212) 351-4000

                               Counsel for Debtors




Dated:  December 20, 2002




                                TABLE OF CONTENTS

I.   INTRODUCTION..................................................................................................4

II.  NOTICE TO HOLDERS OF CLAIMS  AND INTERESTS...................................................................5

         A.       Purpose of Disclosure Statement.................................................................5
         B.       Voting on the Plan..............................................................................6
         C.       Confirmation of the Plan........................................................................9
         D.       Limitations....................................................................................10

III. OVERVIEW OF THE PLAN.......................................................................................10

         A.       In General.....................................................................................10
         B.       Estimated Funds Available to Pay the Claims of Creditors.......................................11
                  1.       Assets of the Debtors.................................................................11
                  2.       Claims Resolution.....................................................................13
         C.       Classification and Treatment of Claims and Interests Under the Plan............................15

IV.  BACKGROUND CONCERNING THE DEBTORS...........................................................................27

         A.       General Background.............................................................................27
         B.       Supplemental or Updated Information............................................................28
                  1.       Legal Proceedings.....................................................................28
                  2.       Taxation..............................................................................28
                  3.       Equity Ownership......................................................................28

                  4.       Management............................................................................29
                  5.       Related Party Transactions............................................................30

V.  THE DEBTORS' CHAPTER 11 CASES................................................................................30

         A.       Events Preceding the Filing of the Chapter 11 Cases............................................30
         B.       The Commencement of the Chapter 11 Cases.......................................................31
         C.       Significant Parties in Interest................................................................32
                  1.       Equity Committee......................................................................32
         D.       Events During Chapter 11 Cases.................................................................32
         E.       General, Administrative and Governmental Bar Dates.............................................33

VI.  DESCRIPTION OF THE PLAN OF LIQUIDATION......................................................................33

         A.       Overview.......................................................................................33
         B.       Classification and Treatment of Claims and Interests...........................................33
         C.       Implementation and Other Provisions of the Plan................................................33
                  1.       Assumption or Rejection of Executory Contracts and Unexpired Leases...................33
                  Bar Date for Filing Other Administrative Claims................................................34
                  2.       Plan Distribution Entitlement; Dispute Provisions.....................................35
                  3.       Trust Property Distribution and Reserve Procedures....................................35
                           Payment of Retention Bonuses and Wind-down Reserve....................................35
                           Trust Expense Reserve.................................................................35
                           Increase of Trust Expense Reserve.....................................................36
                           Distributions and Reserve for Secured Claims..........................................36
                           Distributions and Reserve for Priority Claims.........................................37
                           Distributions and Reserve for Unsecured Claims........................................37
                           The Equity Fund.......................................................................38
                  4.       Retention of Causes of Action.........................................................39
                  5.       Effect of Confirmation of Plan........................................................39
                  6.       The Trust; Implementing Documents and Transactions; No Transfer Taxes.................40
                  7.       Corporate Governance Matters..........................................................41
                  8.       Amendment of Plan; Severability; Revocation...........................................41
                  9.       Retention of Jurisdiction.............................................................42
                 10.       Dissolution of Equity Committee.......................................................42
                 11.       Dissolution of Debtors................................................................42
         D.      Conditions to Confirmation and Effective Date of the Plan.......................................42
                  1.       Conditions to Confirmation............................................................42
                  2.       Conditions to the Effective Date......................................................43

VII.  VOTING PROCEDURES..........................................................................................43

         A.       Parties Entitled to Vote on the Plan...........................................................43
         B.       Ballot.........................................................................................44
         C.       General Procedures and Deadlines for Casting Votes.............................................44
         D.       Special Procedures Applicable to Voting of Equity Interests....................................45

VIII.  CONFIRMATION OF THE PLAN..................................................................................46
         A.       Classification of Claims and Interests.........................................................47
         B.       Best Interests of Unsecured Creditors..........................................................48
         C.       Feasibility....................................................................................48
         D.       Acceptance.....................................................................................48
         E.       Risk Factors...................................................................................50

IX.  ALTERNATIVES TO THE PLAN....................................................................................51


X.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN..........................................................52

         A.       Generally......................................................................................52
         B.       Creation of the Trust and the Disputed Claims Reserve..........................................53
                  1. Receipt of Beneficial Interests in the
                  Trust..........................................................................................53
                  2. Characterization of the Trust, Beneficial Interests in the
                  Trust, and the Disputed Claims Reserve.........................................................53
                  3. Transfer of Assets to the Trust.............................................................53
         C.       Consequences to the Holders of Allowed Claims, Allowed Preferred Equity
                  Interests, Allowed Equity Interests, and Disputed Claims.......................................54
                  1.       Overview..............................................................................54
                  2.       Holders of Allowed Claims.............................................................54
                           a. Amount and Character of Gain or Loss...............................................54
                           b.   Potential Interest Income........................................................55
                           c. Treatment of the Beneficial Interests in the Trust
                           Received By Holders of Allowed Claims ................................................55
                  3.       Holders of Allowed Preferred Equity Interests and
                           Holders of Allowed Equity Interests...................................................55
                           a.       Holders of Allowed Preferred Equity Interests................................55
                                    (1)     Amount and Character of Gain of Loss.................................55
                                    (2)     Treatment of the Beneficial Interests in
                                            the Trust Received By Holders of
                                            Allowed Preferred Equity Interests...................................56
                           b.       Holders of Allowed Equity Interests..........................................56
                           c.       Amount Realized on the Exchange..............................................56
                           d.       Possible Deferral of Loss Recognition........................................57
                   4.      Holders of Disputed Claims............................................................58
                   5.      Holders of Equity Securities ss. 510(b) Claims in Class
                           MedicaLogic/Medscape-7................................................................58
                   6.      Basis and Holding Period of Property Received in Exchange for
                           Claims, Preferred Equity  Interests, or Equity Interests..............................58
        D.        Consequences of the Ownership and Disposition of Trust Notes...................................58
                  1.       In General............................................................................58
                  2.       Original Issue Discount and Issue Price...............................................59
                  3.       Inclusion of Original Issue Discount in Income........................................59
                  4.       Disposition of a Trust Note...........................................................59
        E.        Taxation of the Operation of the Trust and the Disputed Claims Reserve.........................60
        F.        Reporting and Withholding......................................................................61
                  1.       In General............................................................................61
                  2.       Information Reporting and Backup Withholding..........................................62
                  3.       Reporting In Respect of the Income of the Trust and the Disputed Claims Reserve.......62
        G.        Consequences to the Debtors....................................................................62


Exhibit A (The Plan)
Exhibit B (Disclosure Statement Order)
Exhibit C (Liquidation Analysis)
Exhibit D (Chart of Corporate Structure of the Debtors)
Exhibit E (Equity Committee Support Letter)

                                       I.

                                  INTRODUCTION

     This First Amended Disclosure Statement amends and restates in its entirety that certain Disclosure Statement relating to Joint Plan of Liquidation of the Debtors under Chapter 11 of the Bankruptcy Code, dated November 22, 2002, (as amended, supplemented or otherwise modified, the "Disclosure Statement"). This Disclosure Statement has been prepared by MSCP Holdings, Inc., ("MSCP"), a Delaware corporation and its debtor affiliates: MedicaLogic/Medscape, Inc. ("MedicaLogic/Medscape"), MedicaLogic Enterprises, Inc. ("MedicaLogic Enterprises"), MedicaLogic Pennsylvania, L.L.C. ("MedicaLogic Pennsylvania"), MedicaLogic of Texas, Inc. ("MedicaLogic Texas, Inc.") and MedicaLogic Texas, L.P. ("MedicaLogic Texas, LP"), (collectively, the "Debtors"). On January 24, 2002 (the "Petition Date"), the Debtors each filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code and are debtors in possession in the above-captioned jointly administered chapter 11 cases (the "Chapter 11 Cases"). The Debtors have filed in their Chapter 11 Cases a First Amended Joint Plan of Liquidation Under Chapter 11 of the Bankruptcy Code (the "Plan"), a copy of which is attached hereto as Exhibit A.

     Unless otherwise defined in this Disclosure Statement, capitalized terms used herein will have the same meanings given to them in the Plan. If such capitalized terms are not defined in the Plan, they will have the meanings assigned to them by the Bankruptcy Code or the Bankruptcy Rules.

     In brief, the Plan provides for the distribution of the Debtors' estates, which consists primarily of proceeds from asset sales. The proceeds will be distributed through a trust to Creditors and Interest holders pursuant to the priorities set forth in the Bankruptcy Code. The Plan does not substantively consolidate the Debtors, therefore, the proceeds of a particular Debtor will be distributed to the Creditors and Interest Holders of that Debtor. An overview of the Plan is provided in Section III of this Disclosure Statement ("OVERVIEW OF THE PLAN") and a more detailed description of some of the major provisions of the Plan is contained in Section VI of this Disclosure Statement ("DESCRIPTION OF THE PLAN OF LIQUIDATION").

     THE DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THEIR CREDITORS AND INTEREST HOLDERS. ALL CREDITORS AND INTEREST HOLDERS ARE URGED TO VOTE IN FAVOR OF THE PLAN BY NO LATER THAN 4:00 P.M. EASTERN STANDARD TIME ON FEBRUARY 24, 2003 (THE "VOTING DEADLINE").

     FOR THE REASONS SET FORTH IN THE ATTACHED EXHIBIT E, THE EQUITY COMMITTEE ALSO SUPPORTS THE PROPOSED PLAN AND URGES HOLDERS OF ALLOWED EQUITY INTERESTS TO VOTE IN FAVOR OF THE PLAN AND TO SUPPORT ITS CONFIRMATION.

                                       II.

                           NOTICE TO HOLDERS OF CLAIMS
                                  AND INTERESTS

     A. Purpose of Disclosure Statement

     This Disclosure Statement provides information with respect to the Debtors and the Plan and seeks to assist you, as a Creditor whose Claim is impaired or as an Interest holder whose Interest is impaired under the Plan, to make an informed decision in exercising your right to accept or reject the Plan. This Disclosure Statement also sets forth information regarding the history of the Debtors, their businesses, the filing of the Chapter 11 Cases, the asset sales and the Plan. Finally, this Disclosure Statement enables the Bankruptcy Court to determine whether the Plan complies with the provisions of chapter 11 of the Bankruptcy Code and should be confirmed.

     Each Creditor and interest holder should read this Disclosure Statement, the Plan and the exhibits in their entirety before voting on the Plan. No solicitation of votes on the Plan may be made except pursuant to this Disclosure Statement. No person has been authorized to use any information concerning the Debtors or their businesses other than this information for the purpose of solicitation. For convenience, the terms of the Plan are summarized in this Disclosure Statement. However, all summaries are qualified by the Plan itself, which is controlling in the event of any inconsistency.

     For your convenience, copies of the following documents are attached to this Disclosure Statement (the "Exhibits"):

o    The Plan (Exhibit A);

o Order of the Bankruptcy Court, dated December 20, 2002 (the "Disclosure Statement Order"), which, among other things, approves the Disclosure Statement and establishes certain procedures for the solicitation and tabulation of votes to accept or reject the Plan (Exhibit B);

o    MedicaLogic/Medscape, Inc. et al. Liquidation Analysis (Exhibit C);

o    Chart of Corporate Structure of the Debtors (Exhibit D), and

o A letter from the Equity Committee recommending acceptance of the Plan (Exhibit E).


     On December 20, 2002, after notice and a hearing, the Bankruptcy Court entered an order pursuant to section 1125 of the Bankruptcy Code approving this Disclosure Statement, including the Exhibits, as containing information of a kind, and in sufficient detail, adequate to enable a hypothetical, reasonable investor typical of the solicited classes of Claims or Interests of the Debtors to make an informed judgment with respect to the acceptance or rejection of the Plan.

     APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT IS NOT A DETERMINATION BY THE BANKRUPTCY COURT OF THE FAIRNESS OR MERITS OF THE PLAN.

     The statements contained in this Disclosure Statement are made as of the date on the front cover unless otherwise specified, and the statements on Exhibits are made as of the date thereof. Neither the delivery of this Disclosure Statement nor any exchange of rights made in connection with it shall, under any circumstances, imply that there has been no change in the facts since that date. The information contained in this Disclosure Statement has been prepared by the Debtors in good faith, based on information available to the Debtors.

     THE INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT CONCERNING THE PLAN HAS NOT BEEN SUBJECT TO AN AUDIT. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

     All financial information contained herein was compiled from the records of the Debtors. The Debtors believe that this Disclosure Statement complies with the requirements of the Bankruptcy Code.


     B. Voting on the Plan

     After carefully reviewing this Disclosure Statement, including the attached Exhibits, please indicate your acceptance or rejection of the Plan by voting in favor of, or against, the Plan on the enclosed ballot and return the ballot in the envelope provided. Although the Plan is one document, it is structured as a separate plan of liquidation for each of the Debtors. You may vote to accept or reject only the Plan of the Debtor or Debtors against which you have a Claim or in which you have an Interest. You may receive a ballot with respect to the Plan of one or more of the Debtors. Mark and return only the ballot or ballots with respect to the Debtors in which you hold a Claim or Interest. In addition, your Claims or Interests may be classified in multiple classes.

     DETAILED INSTRUCTIONS REGARDING VOTING, INCLUDING THE NAMES AND ADDRESSES OF THE PERSONS YOU MAY CONTACT IF YOU HAVE QUESTIONS REGARDING THE VOTING PROCEDURES, ARE INCLUDED IN SECTION VII OF THIS DISCLOSURE STATEMENT ("VOTING PROCEDURES"). PLEASE REVIEW THE DETAILED INSTRUCTIONS SET FORTH IN THAT SECTION.

     It is important that Creditors and Interest holders exercise their right to vote to accept or reject the Plan. Even if you do not vote to accept the Plan, you may be bound by the Plan, if it is accepted by the requisite holders of Claims and Interests.

     Pursuant to section 1126 of the Bankruptcy Code, the only parties entitled to vote to accept or reject a plan are the members of classes whose claims or interests are impaired under a plan and who receive or retain property under the plan. A class is impaired unless that class has its legal, equitable and contractual rights left unaltered by the proposed treatment under the Plan.

         Only the holders of Claims and Interests in the following Classes, as defined in Article III and identified in Article IV of the Plan, (the "Voting Classes") are Impaired and entitled to vote on the Plan:


      MSCP:                                      MedicaLogic/Medscape:

   Class MSCP-3                               Class MedicaLogic/Medscape-3
(Unsecured Claims)                               (Unsecured Claims)

   Class MSCP-4                               Class MedicaLogic/Medscape-4
(Convenience Claims)                             (Convenience Claims)

                                              Class MedicaLogic/Medscape-5
                                              (Preferred Equity Interests)

                                              Class MedicaLogic/Medscape-6
                                                   (Equity Interests)

                                              Class MedicaLogic/Medscape-7
                                          (Equity Securities ss. 510(b) Claims)

    MedicaLogic Enterprises:                   MedicaLogic Pennsylvania:

  Class MedicaLogic Enterprises-3           Class MedicaLogic Pennsylvania -3
     (Unsecured Claims)                            (Unsecured Claims)

  Class MedicaLogic Enterprises-4          Class MedicaLogic Pennsylvania -4
       (Convenience Claims)                       (Convenience Claims)

    MedicaLogic Texas, Inc.:                     MedicaLogic Texas, LP:

  Class MedicaLogic Texas, Inc.-3          Class MedicaLogic Texas, LP-3
       (Unsecured Claims)                         (Unsecured Claims)

  Class MedicaLogic Texas, Inc.-4            Class MedicaLogic Texas, LP-4
       (Convenience Claims)                       (Convenience Claims)


     Holders of Claims in the following Classes are not entitled to vote on the Plan and are deemed to have accepted the Plan because their Claims are not Impaired under the Plan:


       MSCP:                                     MedicaLogic/Medscape:

    Class MSCP-1                              Class MedicaLogic/Medscape-1
  (Secured Claims)                                 (Secured Claims)

    Class MSCP-2                              Class MedicaLogic/Medscape-2
(Other Priority Claims)                         (Other Priority Claims)

   MedicaLogic Enterprises:                   MedicaLogic Pennsylvania:

Class MedicaLogic Enterprises-1           Class MedicaLogic Pennsylvania-1
    (Secured Claims)                               (Secured Claims)

Class MedicaLogic Enterprises-2           Class MedicaLogic Pennsylvania-2
  (Other Priority Claims)                      (Other Priority Claims)

   MedicaLogic Texas, Inc.:                   MedicaLogic Texas, LP:

Class MedicaLogic Texas, Inc.-1           Class MedicaLogic Texas, LP-1
     (Secured Claims)                           (Secured Claims)

Class MedicaLogic T                       Class MedicaLogic Texas, LP-2
  (Other Priority Claims)                    (Other Priority Claims)

     Holders of Interests in the following Classes are not entitled to vote on the Plan and are conclusively deemed to have rejected the Plan because they will not retain or receive any property under the Plan:

                                      MSCP:

                                  Class MSCP-5
                               (Equity Interests)

    MedicaLogic Enterprises:                   MedicaLogic Pennsylvania:

Class MedicaLogic Enterprises-5          Class MedicaLogic Pennsylvania -5
     (Equity Interests)                        (Membership  Interests)

    MedicaLogic Texas, Inc.:                   MedicaLogic Texas, LP:

Class MedicaLogic Texas, Inc.-5          Class MedicaLogic Texas, LP-5
     (Equity Interests)                     (Partnership Interests)

     Notwithstanding the foregoing, only holders of Allowed Claims or Allowed Interests in the Voting Classes are entitled to vote on the Plan. A Claim or Interest as to which a dispute exists is not Allowed, and is thus not entitled to vote unless and until either: (i) the dispute is determined, resolved or adjudicated in the Bankruptcy Court or another court of competent jurisdiction or pursuant to agreement with the Debtors so as to determine that the Claimant or Interest Holder has an Allowed Claim or Allowed Interest, respectively, or
(ii) the Bankruptcy Court deems the disputed Claim or Interest to be an Allowed Claim or Allowed Interest on a provisional basis, for purposes of voting on the Plan. Therefore, even if there is a ballot enclosed with this Disclosure Statement, the votes cast by the holders of Claims or Interests that are in dispute as of the Voting Deadline will not be counted unless the Bankruptcy Court provisionally allows those Claims or Interests for purposes of voting on the Plan. If your Claim or Interest is disputed, it is your obligation to obtain an order provisionally allowing your Claim or Interest for voting purposes.

     If the holder of an Allowed Unsecured Claim in an amount greater than $5,000 makes an election to reduce the Allowed amount of such Claim to an amount equal to or less than $5,000, such Claim shall be treated as a Convenience Claim for such purposes. A holder of an Allowed Unsecured Claim who makes this election shall be deemed to have accepted the Plan by such election and such election shall be irrevocable.

     Holders of Claims and Interests in the voting classes may vote on the Plan only if they are holders as of the Voting Record Date. The "Voting Record Date" is December 20, 2002 [the date of the Disclosure Statement hearing].

         A ballot to be used for voting to accept or reject the Plan, together with an addressed envelope, is enclosed with copies of this Disclosure Statement or a Disclosure Statement

     Summary which was mailed to Creditors and Interest holders entitled to vote on the Plan. Copies of the Plan and Disclosure Statement are also available from the Debtors' website at www.mscpholdings.com, and at www.deb.uscourts.gov, the official website for the Bankruptcy Court. If there is no ballot enclosed in your mailing, or if you have any questions concerning voting procedures, you may contact the voting agent as follows:

                             The Altman Group, Inc.
                         60 East 42nd Street, Suite 405
                            New York, New York 10165
                                 (212) 681-9600

         TO BE COUNTED, YOUR VOTE MUST BE RECEIVED, ON THE BALLOT PROVIDED, BY THE VOTING AGENT AT THE ADDRESS SET FORTH ABOVE, BEFORE THE VOTING DEADLINE OF 4:00 P.M. EASTERN STANDARD TIME ON FEBRUARY 24, 2003. FURTHER VOTING INSTRUCTIONS ARE SET FORTH ON THE BALLOT AND IN SECTION VII OF THIS DISCLOSURE STATEMENT ("VOTING PROCEDURES"). PLEASE REVIEW THOSE INSTRUCTIONS IN DETAIL.

     BALLOTS MUST BE RECEIVED BY 4:00 P.M. EASTERN STANDARD TIME, ON FEBRUARY 24, 2003, TO BE CONSIDERED IN DETERMINING WHETHER THE PLAN HAS BEEN ACCEPTED OR REJECTED. FAXED BALLOTS WILL NOT BE ACCEPTED.

     BALLOTS THAT ARE RECEIVED BUT NOT SIGNED WILL NOT BE COUNTED. BALLOTS THAT ARE SIGNED BUT DO NOT SPECIFY WHETHER THE HOLDER ACCEPTS OR REJECTS THE PLAN WILL NOT BE COUNTED. THE DEBTORS RECOMMEND THAT YOU VOTE IN FAVOR OF THE PLAN.

     THE DEBTORS URGE ALL CREDITORS AND INTEREST HOLDERS ENTITLED TO VOTE TO EXERCISE THEIR RIGHT BY COMPLETING THEIR BALLOTS AND RETURNING THEM TO THE VOTING AGENT BY THE VOTING DEADLINE.

     C. Confirmation of the Plan

     The requirements for Confirmation, including voting and the statutory findings that must be made by the Bankruptcy Court, are set forth in Section VIII of this Disclosure Statement ("CONFIRMATION OF THE PLAN"). The Plan constitutes a separate plan of liquidation for each of the six Debtors. Accordingly, the voting and other Confirmation requirements must be satisfied with respect to the Plan for each of the Debtors, and separate ballots and other voting materials will be furnished as to each of the six Debtors.

     Pursuant to section 1128 of the Bankruptcy Code, the Bankruptcy Court has scheduled a hearing to consider confirmation of the Plan (the "Confirmation Hearing"), on March 3, 2003 at 9:30 a.m., Eastern Standard Time, in Courtroom 2 at 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time without notice beyond that given in open court. The Bankruptcy Court has directed that objections, if any, to Confirmation of the Plan be filed and served on or before February 24, 2003, in the manner described in Section VIII of this Disclosure Statement ("CONFIRMATION OF THE PLAN").

     D. Limitations

     NO SOLICITATION OF VOTES ON THE PLAN MAY BE MADE EXCEPT PURSUANT TO THIS DISCLOSURE STATEMENT AND SECTION 1125 OF THE BANKRUPTCY CODE. IN VOTING ON THE PLAN, CREDITORS AND STOCKHOLDERS SHOULD NOT RELY ON ANY INFORMATION RELATING TO THE DEBTORS AND THEIR BUSINESSES OTHER THAN THAT CONTAINED IN THIS DISCLOSURE STATEMENT, THE PLAN AND ALL EXHIBITS TO EITHER.

     THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE ON THE FRONT COVER UNLESS OTHERWISE NOTED, AND STATEMENTS CONTAINED IN THE EXHIBITS ARE MADE AS OF THE DATE THEREOF. THE DELIVERY OF THIS DISCLOSURE STATEMENT DOES NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THIS INFORMATION SINCE THOSE DATES. THIS DISCLOSURE STATEMENT HAS BEEN PREPARED BY THE DEBTORS. CREDITORS AND INTEREST HOLDERS ENTITLED TO VOTE SHOULD READ IT CAREFULLY AND IN ITS ENTIRETY, AND WHERE POSSIBLE CONSULT WITH COUNSEL, PRIOR TO VOTING.

                                      III.

                              OVERVIEW OF THE PLAN

     The following is a brief overview of the provisions of the Plan. This overview is intended as a summary only and is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached hereto as Exhibit A, which will be supplemented by the Plan Supplement. For a more detailed description of the terms and provisions of the Plan, see Section VI of this Disclosure Statement ("DESCRIPTION OF THE PLAN OF LIQUIDATION"). For more information concerning the Plan, please read the Plan in its entirety.

     A. In General

     The Plan consists of separate plans of reorganization for each of the six Debtors. Because the Debtors have sold substantially all of their assets, the purpose of the Plan is to distribute the proceeds of the Debtors' assets to the holders of Allowed Claims and Allowed Interests of each of the Debtors. The Plan contemplates the implementation of a liquidating Trust as the vehicle from which distributions to holders of Allowed Claims and Allowed Interests will be made. On the Effective Date, the Trust shall be established as a grantor trust pursuant to the Trust Agreement for the purposes of acquiring title to the Trust Property, assuming all of the liabilities of the Debtors and the Estates, and liquidating and distributing the Trust Property for the benefit of the Trust Beneficiaries. The Trust Property will be distributed in accordance with the provisions of the Plan and the Trust Agreement as promptly and efficiently as is practicable. Upon the Effective Date, title to the Assets shall automatically vest in the Trust and shall thereupon become Trust Property, free and clear of all Claims and Interests, except as specifically provided in the Plan. The Trust shall be deemed the successor to the Debtors and automatically substituted as a party to all pending contested matters, adversary proceedings, claims, administrative proceedings and lawsuits, both within and outside the Bankruptcy Court, involving the Assets or matters relating to the Trust, including the resolution of Disputed Claims.

         On or prior to the Confirmation Date, the Debtors shall designate the person or entity who is to serve as Trustee (after consultation with the Equity Committee). The person or entity designated shall be appointed Trustee of the Trust on the Effective Date. The Trustee shall be authorized and empowered to preserve, protect and maximize the value of the Trust Property, sell or otherwise liquidate the Trust Property as promptly and efficiently as is reasonably possible, and distribute all income and proceeds from the Trust Property in accordance with the terms of the Plan and the Trust Agreement. Upon the Effective Date, a Trust Committee, consisting of not more than three (3) members shall be appointed. The Trust Committee shall oversee, on an advisory basis, the post-Effective Date activities of the Trust and the Trustee in accordance with the terms of the Trust Agreement. In addition, on the Effective Date, the positions of officers and directors of the Debtors shall be eliminated, therefore, the persons then acting as directors and officers of the Debtors shall be terminated.

     B. Estimated Funds Available to Pay the Claims of Creditors

     1. Assets of the Debtors

     On October 31, 2002, the Debtors had approximately $42 million in cash and cash equivalents ("Cash on Hand") before any deductions or reserves required to fund the continuing administration of the Debtors' estates or Administrative Claims and Other Priority Claims under the Plan. In addition, the Debtors are not expected to have any material uncollected accounts receivable on the Effective Date.

     Escrow Accounts: In addition to Cash on Hand, the Debtors have approximately $3.0 million held in three separate escrow accounts related to the Debtors' sale of three business segments as of October 31, 2002: Transcription Services; Internet Portals; and Digital Health Records.

     (a) Transcription Services. On August 17, 2001, the Debtors sold their Transcription Services business to TEM Holdings, LLC ("TEM Holdings"), for approximately $6.0 million in cash. The Debtors received sale proceeds of approximately $5.4 million. The remaining sales proceeds of approximately $250,000 are being held in an escrow account pursuant to the terms of an escrow agreement dated August 17, 2001. TEM Holdings has asserted a claim to the remaining escrow funds. The Debtors dispute TEM Holdings' claim. Therefore, the remaining escrowed sales proceeds will not be distributed until the dispute is resolved.

     (b) Internet Portals. On December 26, 2001, the Debtors sold their Internet Portals business to WebMD Corporation for approximately $10.0 million in cash. Upon the sale to WebMD, the Debtors received sale proceeds of approximately $7.5 million (which is net of adjustments of approximately $1,000,000), with the remaining sales proceeds of approximately $1.5 million held in an escrow account for up to one year pursuant to the terms of an escrow agreement dated as of December 26, 2001. As of September 30, 2002, approximately $750,000 remains in an escrow account. WebMD believes that the Debtors' interest in any funds being held in escrow are strictly limited to the property rights the Debtors may have as set forth in the Escrow Agreement dated December 26, 2001 between the Debtors and WebMD. Further, WebMD has asserted various claims against the Debtors which, if successful, could result in the funds currently being held in the escrow to be paid to WebMD. In addition, WebMD filed proofs of claim against the Debtors in a liquidated amount of approximately $49,000, and additional unliquidated, contingent claims. The Debtors believe that WebMD's claims to the escrowed funds are not valid and the Debtors have filed an objection to WebMD's proofs of claim. In addition, even in the event that WebMD prevails on its claims to the escrowed funds, it will have no bearing on feasibility of the Plan because the Debtors have sufficient funds for appropriate reserves for the wind-up of the Debtors and the expenses of the Trust, and no class of Claims or Interests will receive any distribution unless and until all Allowed Claims and Interests have been paid in full, and a reserve established in the full amount of all Disputed Claims or Interests. Thus, the Debtors believe that the Plan complies with the feasibility standard for confirmation under the Bankruptcy Code, and that the escrowed funds relating to the Internet Portals sale to WebMD have no affect on feasibility of the Plan.

     (c) Digital Health  Records.  As more fully described  herein,  the Debtors sold their DHR business segment to GE Medical Systems for approximately $35.3 million, in cash, on March 25, 2002. The Debtors received sale proceeds of approximately $33.3 million. The remaining sales proceeds of approximately $2.0 million are currently being held in an escrow account for up to nine months pursuant to the terms of an escrow agreement dated as of March 25, 2002.

     With respect to non-cash assets, MedicaLogic/Medscape holds promissory notes (the "Notes") for shares of restricted stock of MedicaLogic/Medscape purchased by certain individuals, most of whom are former employees of the Debtors, (the "Restricted Stock Holders") which have a face amount of approximately $10 million of principal. The Notes are generally recourse to the issuers, are not secured, accrue interest at 6% per year, and are payable in full up to 10 years from the date issued. A majority of the Notes are currently in default, and the Debtors have filed an action in the Bankruptcy Court seeking to enforce the Notes according to their terms.

     Certain of the Restricted Stock Holders filed proofs of claim against the Debtors for claims relating to their respective Notes, and at least some of these claimants have denied that they have obligations under such Notes. On November 6, 2002, MedicaLogic/Medscape commenced an adversary proceeding in the Chapter 11 Cases against substantially all of the Restricted Stock Holders on account of their obligations under the Notes seeking both declaratory relief and damages (the "Note Litigation").(1) The Debtors are still in the process of trying to market the promissory notes.

     Equity Investments: Prior to the merger between MedicaLogic, Inc. and Medscape, Inc., and pursuant to a Preferred Share Purchase Agreement dated June 10, 1999 between Medscape, Inc. and Softwatch Ltd. (an Israeli company), Medscape, Inc. purchased 1,040,170 shares of Series A Convertible Preferred Stock at a purchase price of $2.8841 per share ($2,999,954 in the aggregate). In February 2000, Softwatch issued shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock. In May of 2000, Softwatch issued shares of Series D Convertible Preferred Stock. Medscape did not participate as a buyer in any of these series. Between the Series A closing and the Series B and Series C closing, Softwatch effected a 3 for 1 stock split with the result that the Debtors' total number of shares of Series A Convertible Preferred Stock increased to 3,120,510 and its conversion price decreased to $.9614. The Debtors own 7.82% fully diluted (assuming exercise of all options) and 9.59% of outstanding shares. In December of 1999, as a result of a spin-off from Softwatch, the Debtors received 1,040,170 shares of Series A Preferred Stock of Dietwatch, Inc. The Debtors currently own 3.51% in

(1) As of the date hereof, the Debtors have not yet commenced an action against Frank J. Spina on account of his Note, but expect to do so in the near future.

     Dietwatch, Inc. However, the current value of the Debtors' investment in Softwatch and Dietwatch is unclear as both entities are privately held and there is no readily determinable market price. The Debtors are exploring the possibility of a sale of these equity interests, but there are no assurances that the Debtors will realize any value from such equity interests.

     Claims Against Third Parties: MedicaLogic/Medscape, Inc. previously entered into a Strategic Alliance, Services and Development Agreement, dated June 6, 2000 with Lifechart.com, Inc. ("Lifechart"). Lifechart has filed an Assignment for the Benefit of Creditors under California law ("ABC"). Lifechart owes
MedicaLogic/Medscape, Inc. $1,075,000 under the parties' agreement and MedicaLogic/Medscape, Inc. has filed a claim for this amount in the ABC, but there are no assurances that the Debtors will realize any value from such claim.

     2. Claims Resolution

     As of the date hereof, the Debtors scheduled approximately $1.2 million in undisputed, non-contingent, and liquidated claims in their Schedules of Assets and Liabilities filed with the Court, and have received in excess of two hundred fifty (250) proofs of claim which assert, in the aggregate, approximately $221 million in claims against the Debtors, in addition to a number of claims filed in unliquidated amounts. The Debtors have filed objections to substantially all of the filed claims that were not scheduled as undisputed, non-contingent and liquidated. Set forth below is a summary of the claims received by the Debtors to date, along with the Debtors' preliminary views of the claims.

     Although the Debtors' remaining employees have been working diligently on the claims resolution process, they have not yet completed their review and evaluation of the claims. In addition, the Debtors are continuing to work to resolve various claims through the settlement process and analyze the claims in order to ascertain objections to be made to the claims. Therefore, the amounts listed herein are estimates for informational purposes only, and will likely change as the claims resolution process moves forward. These estimates assume that claims filed in unliquidated amounts will not be allowed in any material amounts. In addition, please note that these estimates do not take into account the availability of any of the Assets of the Debtors described above for distribution to creditors.

     Secured  Claims:  The  Debtors  have  Scheduled  approximately  $850,000 in undisputed, non-contingent, and liquidated Secured Claims. In addition, approximately $112,000 in alleged Secured Claims have been filed against the Debtors. Almost all of the filed Secured Claims have been asserted by Taxing Authorities for, among other things, the alleged failure of the Debtors to pay franchise, ad valorem, and sales and use taxes. The Debtors dispute substantially all of the filed Secured Claims and have filed objections to substantially all of these claims, however, at this time, the Debtors cannot predict with certainty the amount of such claims that will become Allowed Claims.

     Administrative and Priority Tax Claims: In addition to the Secured Claims set forth above, various Taxing Authorities have asserted approximately $140,000 in Administrative Tax Claims and approximately $1.5 million in Priority Tax Claims against the Debtors. These claims are based primarily on the Debtors' alleged failure to pay franchise, corporate, and sales and use taxes. The Debtors dispute substantially all of the Administrative and Priority Tax Claims and have filed objections to substantially all of these claims, however, at this time, the Debtors cannot predict with certainty the amount of such claims that will become Allowed Claims.

         Other Priority Claims: Approximately $120,000 in alleged Other Priority Claims have been filed against the Debtors. Most of these claims have been asserted by former customers of the Debtors. The Debtors dispute substantially all of the Other Priority Claims and have filed objections to substantially all of these claims, however, at this time, the Debtors cannot predict with certainty the amount of such claims that will become Allowed Claims.

     General Administrative Claims: Approximately $309,000 in alleged General Administrative Claims have been filed against the Debtors. These claims have been filed by former customers of the Debtors and insurance companies with whom the Debtors had prepetition policies. The Debtors dispute substantially all of the General Administrative Claims and have filed objections to substantially all of these claims, however, at this time, the Debtors cannot predict with certainty the amount of such claims that will become Allowed Claims.

     Unsecured Claims: The Debtors have Scheduled approximately $340,000 in undisputed, non-contingent, and liquidated Unsecured Claims. In addition, approximately $219 million in Unsecured Claims have been filed against the Debtors. As of the date hereof, approximately $59 million of the filed Unsecured Claims have been withdrawn as a result of settlements and negotiations with the Debtors. With respect to the remaining filed Unsecured Claims, the Debtors dispute substantially all of them and have filed objections to substantially all of these claims on several non-substantive and substantive bases. However, at this time, the Debtors cannot predict with certainty the amount of such claims that will become Allowed Claims.

     Securities Litigation Claims: Unsecured Claims in the amount of approximately $96.6 million were filed by plaintiffs to that certain securities litigation currently entitled In re MedicaLogic, Inc. Initial Public Offering Securities Litigation which is pending in the United States District Court for the Southern District of New York. A more detailed description of the securities litigation is set forth in the Form 10-K, which is available at www.sec.gov, the official website for the SEC. The Debtors filed an objection to the Securities Litigation Claims on numerous grounds. The Debtors also believe that any such claims that become Allowed Claims should be subordinated under section 510(b) of the Bankruptcy Code to the claims of general unsecured creditors and preferred equity interests and should have the same priority as common stockholder claims. However, if the Securities Litigation Claims are not subordinated under section 510(b) of the Bankruptcy Code, such claims could significantly reduce recoveries to unsecured creditors.

     Restricted Stock Holder Claims: As mentioned above, MedicaLogic/Medscape commenced the Note Litigation against the Restricted Stock Holders in an effort to recover amounts due and owing under the Notes. Approximately $62 million in Unsecured Claims have been filed against the Debtors by Restricted Stock Holders on account of their respective Notes. The Debtors filed an objection to approximately $50 million of the Restricted Stock Holder Claims as asserted against the wrong Debtor entity and/or are duplicative of claims asserted against other Debtors. With respect to the remaining Restricted Stock Holder Claims, the Debtors plan to file objections to the these claims. The Debtors also believe that any such claims that become Allowed Claims should be subordinated under section 510(b) of the Bankruptcy Code to the claims of general unsecured creditors and should have the same priority as common stockholder claims. However, if the Restricted Stock Holder Claims are not subordinated under section 510(b) of the Bankruptcy Code, such claims could significantly reduce recoveries to creditors.

         Chapter 11 Administrative Costs: In addition to prepetition liabilities, the Debtors are responsible for paying the expenses of administering their Chapter 11 Cases. Such administrative expenses include, but are not limited to, fees and expenses of the Debtors' and the Equity Committee's professionals, and other expenses incurred by the Debtors during the Chapter 11 Cases that are not paid in the ordinary course of business. The Debtors estimate that they will incur administrative expenses of approximately $1,000,000 per month through the Effective Date, although the Debtors cannot predict with certainty at this time the amount of expenses they will actually incur.

     Wind-down and Trust Expenses: Pursuant to the Plan, Wind-down and Trust Expense Reserves will be funded to provide for the payment of expenses related to the dissolution of the Debtors and expenses of the Trust. Specifically, the Debtors will incur costs necessary to wind-down their affairs, including salaries and retention bonuses for Key Employees, the storage of records, and the dissolution of the corporate Debtor entities pursuant to applicable law, to the extent not paid on the Effective Date. With respect to expenses of the Trust, the Debtors will set aside sufficient reserves to pay costs, fees, expenses, debts, charges, liabilities and obligations with respect to the Debtors to the extent not paid prior to the Effective Date, and the Trust, including, without limitation, (i) all costs and expenses, including those of professionals retained by the Trustee, incurred or reasonably expected to be incurred, in connection with any litigation, (ii) Trustee's compensation pursuant to the Trust Agreement, (iii) all costs and expenses incurred in connection with indemnifying the Trustee pursuant to the Trust Agreement and any amounts necessary to pay postpetition officers' and directors' liabilities and indemnification claims that arose postpetition, (iv) all fees and expenses, including those of professionals and other agents and employees retained by the Trustee incurred in connection with the performance of the Trustee's duties and obligations, including without limitation, fees incurred in connection with holding, collecting upon, liquidating or otherwise disposing of the Trust Property, secretarial and office expenses, all applicable taxes and all expenses of effectuating Distributions under the Plan, (v) all fees and expenses, including those of professionals and other agents and employees retained by the Trustee incurred in connection with the winding up of the Trust, the rendering of accountings and the storage and disposition of books, records and files pursuant to the Trust Agreement, and (vi) all reasonable, documented expenses of the Trust Committee appointed pursuant to the Trust Agreement, including professional fees.

     Debtors' Belief Regarding Distributions: The Debtors believe that if they are successful in obtaining one or more orders from the Bankruptcy Court prior to the Effective Date to subordinate the Securities Litigation Claims and the Restricted Stock Holder Claims, that there will be sufficient funds to pay in full all Allowed Secured Claims, Allowed Other Priority Claims, Allowed Unsecured Claims and to pay a substantial recovery to the Preferred Equity Interests on or shortly after the Effective Date. However, obtaining such an order will depend on certain elements not within the control of the Debtors, including the schedule of the Bankruptcy Court, and there is no assurance that the Debtors will be successful in obtaining such an order prior to the Effective Date.

     C. Classification and Treatment of Claims and Interests Under the Plan

     The following tables briefly summarize the classification and treatment of Claims and Interests under the Plan. The Bankruptcy Code sets forth a "priority structure" pursuant to which claims are ranked and distributions made according to such rank. In general, the Bankruptcy Code's priority structure provides that secured claims are satisfied by the collateral securing such claims or proceeds of such collateral. Unsecured claims are paid from the general funds of the estate and are divided into the following priority categories: (i) expenses of administering the estate, (ii) business expenses in the gap period in involuntary cases, (iii) wages and salaries, (iv) employee benefits, (v) grain producers and fishermen (claims against processor or storehouse), (vi) deposits for consumer goods or services, (vii) alimony, maintenance or child support,
(viii) various taxes, and (ix) claims arising out of federal depository insurance. The foregoing "priority" unsecured claims must be paid before general unsecured claims are entitled to any share in the estate.

     In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8), respectively, of the Bankruptcy Code have not been classified under the Plan. Where the Plan specifies that postpetition interest shall be paid with respect to any Claim, such interest shall be calculated as simple interest at the federal judgment rate.

--------------------------------------------------------------------------------
                  Administrative Claims and Priority Tax Claims
--------------------------------------------------------------------------------

     Administrative Claims

     Each holder of an Allowed Administrative Claim against any Debtor (other than a Claim described in Section 2.2 of the Plan) shall receive in full satisfaction of such Claim (a) payment in Cash in an amount equal to the unpaid portion of such Allowed Administrative Claim on the tenth Business Day following the later of (i) the Effective Date, or (ii) the date on which such Administrative Claim becomes an Allowed Administrative Claim (or as soon thereafter as practicable), or (b) such other treatment as to which the relevant Debtor and such Claim holder shall have agreed upon in writing, provided, however, that an Administrative Claim representing an undisputed liability incurred after the Petition Date in the ordinary course of business, may be paid at the option of the Debtors or the Trustee when such Claim becomes due. Administrative Claims of the United States Trustee for fees pursuant to 28 U.S.C.ss. 1930(a)(6) shall be paid in Cash in accordance with the applicable schedule for payment of such fees.

     Unless otherwise provided in an Order regarding the payment of professional fees, any Person seeking an award by the Bankruptcy Court of an Allowed Administrative Claim on account of Professional Fees or services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code, shall file a final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date no later than sixty (60) days after the Effective Date (except to the extent that such Person is an Ordinary Course Professional, in which case the procedures set forth in the Ordinary Course Professional Order shall be followed). Objections to final applications for payment of Professional Fees must be filed no later than ninety (90) days after the Effective Date. To the extent that such an award is granted by the Bankruptcy Court or Allowed by the Ordinary Course Professional Order, the requesting Person shall receive: (a) payment on the tenth Business Day following the entry of the Order approving the Allowed Administrative Claim (or as soon thereafter as practicable) of Cash in an amount equal to the amount Allowed by the Bankruptcy Court or Ordinary Course Professional Order, (b) payment on such other terms as may be mutually agreed upon by the holder of the Allowed Administrative Claim and the applicable Debtor or (c) payment in accordance with the terms of any relevant administrative procedures order entered by the Bankruptcy Court.

     Priority Tax Claims

     Each holder of an Allowed Priority Tax Claim against any Debtor shall receive, at the sole option of the relevant Debtor: (a) payment in Cash in an amount equal to such Allowed Priority Tax Claim on the tenth Business Day following the later of (i) the Effective Date, or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim (or as soon thereafter as practicable); provided that the Debtors have Cash in an amount sufficient to pay all Allowed Priority Tax Claims as provided herein, and the Priority Claims Reserve contains an amount in Cash equal to the sum of all Disputed Priority Tax Claims, (b) cash payments over a period not exceeding six years after the assessment of the tax on which such Claim is based or the duration of the Trust), totaling the principal amount of such Claim plus simple interest accruing from the Effective Date, calculated at the effective interest rate for 90-day securities obligations issued by the United States Treasury on the Effective Date, or, if no such securities were issued on the Effective Date, on the date of issuance immediately preceding the Effective Date; or (c) such other treatment agreed to by the relevant Debtor and the holder of such Claim.

--------------------------------------------------------------------------------

                                    MSCP Plan
--------------------------------------------------------------------------------


     (a) Class MSCP-1.

     (Secured Claims against MSCP)

     Each holder of an Allowed Class MSCP-1 Claim shall receive at the sole option of MSCP on the tenth Business Day following the later of (i) the Effective Date or (ii) the date on which such Claim becomes an Allowed Secured Claim, provided that the Debtors have Cash in an amount sufficient to pay all Allowed Secured Claims as provided herein and the Secured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Secured Claims: (a) the collateral securing such Claim; (b) payment of Cash in an amount equal to the unpaid portion of such Allowed Secured Claim plus postpetition interest calculated pursuant to Section 5.7 of the Plan, in which case the Lien arising from such Allowed Secured Claim shall be released upon payment; or (c) such other treatment agreed upon in writing by the holder of such Allowed Secured Claim and MSCP.


     (b) Class MSCP-2.

     (Other Priority Claims against MSCP)



     Each holder of an Allowed Class MSCP-2 Claim shall receive (i) payment in Cash in an amount equal to such Allowed Class MSCP-2 Claim on the tenth Business Day following the later of (a) the Effective Date, or (b) the date on which such Claim becomes an Allowed Other Priority Claim (or as soon thereafter as practicable) provided that the Debtors have Cash in an amount sufficient to pay all Allowed Other Priority Claims as provided herein and the Priority Claims Reserve contains an amount in Cash equal to the sum of all Disputed Priority Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Other Priority Claim and MSCP.


     (c) Class MSCP-3.

     (Unsecured Claims, other than Convenience Claims against MSCP)

     Each holder of an Allowed Class MSCP-3 Claim shall receive (i) payment in Cash in an amount equal to the unpaid portion of such Allowed Class MSCP-3 Claim plus postpetition interest calculated pursuant to Section 5.7 of the Plan, on the tenth Business Day following the later of (a) the Effective Date or (b) the date on which such Claim becomes an Allowed Unsecured Claim (or as soon thereafter as practicable); provided that the Debtors have

     Cash in an amount sufficient to pay all Allowed Unsecured Claims as provided herein and the Unsecured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Unsecured Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Unsecured Claim and MSCP.

     (d) Class MSCP-4.

     (Convenience Claims against MSCP)

     Each holder of an Allowed Class MSCP-4 Claim shall receive payment in Cash in an amount equal to the unpaid portion of such Allowed Class MSCP-4 Claim without postpetition interest, not to exceed $5,000, on the tenth Business Day following the Effective Date (or as soon thereafter as practicable).

     (e) Class MSCP-5.

     (Equity Interests in MSCP)

     All Equity Interests in MSCP shall be deemed canceled as of the Effective Date. MSCP's current Equity Interest holder will receive no Distribution on account of its Equity Interests.

--------------------------------------------------------------------------------
                            MedicaLogic/Medscape Plan
--------------------------------------------------------------------------------


     (a) Class MedicaLogic/Medscape-1.

     (Secured Claims against MedicaLogic/Medscape)

     Each holder of an Allowed Class MedicaLogic/Medscape-1 Claim shall receive at the sole option of MedicaLogic/Medscape on the tenth Business Day following the later of (i) the Effective Date, or (ii) the date on which such Claim becomes an Allowed Secured Claim (or as soon thereafter as practicable) provided that the Debtors have Cash in an amount sufficient to pay all Allowed Secured Claims as provided herein and the Secured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Secured Claims: (i) the collateral securing such Claim; (ii) payment of Cash in an amount equal to the unpaid portion of such Allowed Secured Claim plus postpetition interest calculated pursuant to Section 5.7 of the Plan, in which case the Lien arising from such Allowed Secured Claim shall be released upon payment; or (iii) such other treatment agreed upon in writing by the holder of such Allowed Secured Claim and MedicaLogic/Medscape.

     (b) Class MedicaLogic/Medscape-2.

     (Other Priority Claims against MedicaLogic/Medscape-2)

     Each holder of an Allowed Class  MedicaLogic/Medscape-2 Claim shall receive
(i) payment in Cash in an amount equal to the unpaid portion of such Allowed Class Claim on the tenth Business Day MedicaLogic/Medscape) following the later of (a) the Effective Date, or (b) the date on which such Claim becomes an Allowed Other Priority Claim (or as soon thereafter as practicable) provided that the Debtors have Cash in an amount sufficient to pay all Allowed Other Priority Claims as provided herein and the Priority Claims Reserve contains an amount in Cash equal to the sum of all Disputed Priority Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Other Priority Claim and MedicaLogic/Medscape.


     (c) Class MedicaLogic/Medscape-3

     (Unsecured Claims, other than Convenience Claims MedicaLogic/Medscape-3)

     Each holder of an Allowed Class  MedicaLogic/Medscape-3 Claim shall receive
(i) payment in Cash in an amount equal to the unpaid portion of such Allowed Class Claim plus postpetition interest against MedicaLogic/Medscape) calculated pursuant to Section 5.7 of the Plan, on the tenth Business Day following the later of (a) the Effective Date or (b) the date on which such Claim becomes an Allowed Unsecured Claim (or as soon thereafter as practicable); provided that the Debtors have Cash in an amount sufficient to pay all Allowed Unsecured Claims as provided herein and the Unsecured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Unsecured Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Unsecured Claim and MedicaLogic/Medscape.

     (d) Class MedicaLogic/Medscape-4.

     (Convenience Claims against MedicaLogic/Medscape)

     Each holder of an Allowed Class MedicaLogic/Medscape-4 Claim shall receive payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic/Medscape-4 Claim without postpetition interest, not to exceed $5,000, on the tenth Business Day following the Effective Date (or as soon thereafter as practicable).

     (e) Class MedicaLogic/Medscape-5.

     (Preferred Equity Interests in MedicaLogic/Medscape)

     Each holder of Allowed Class MedicaLogic/Medscape-5 Preferred Equity Interests shall receive a Preferred Equity Distribution in Cash in an amount equal to such holder's Preferred Equity Redemption Price in accordance with
Article VII of
the Plan. As a precondition to any Distribution to holders of Preferred Equity Interests, such holders shall surrender to the Trustee any note, instrument, document, certificate, agreement, certificated security or other item evidencing such Preferred Equity Interest.

(f) Class MedicaLogic/Medscape-6.

     (Equity Interests in MedicaLogic/Medscape other than Preferred Equity Interests and Equity Securities ss. 510(b) Claims)

     Each holder of Allowed Class MedicaLogic/Medscape-6 Equity Interests shall receive, a Pro Rata Share of Surplus Trust Property in accordance with the priority provided for in Article VII of the Plan. Equity Interests in Class MedicaLogic/Medscape-6 shall be canceled on the Effective Date.

     (g) Class MedicaLogic/Medscape-7.

     (Equity Securities ss. 510(b) Claims against MedicaLogic/Medscape)

     Each holder of an Allowed Class MedicaLogic/Medscape-7 Claim, if any, shall receive a Distribution having a value equal to such holder's Pro Rata Share of the Surplus Trust Property as if such person held Equity Interests in accordance with the Subordination Formula.

--------------------------------------------------------------------------------
                          MedicaLogic Enterprises Plan
--------------------------------------------------------------------------------

     (a) Class MedicaLogic Enterprises-1.

     (Secured Claims against MedicaLogic Enterprises)

     Each holder of an Allowed Class MedicaLogic Enterprises-1 Claim shall receive at the sole option of MedicaLogic Enterprise on the tenth Business Day following the later of (i) the Effective Date, or (ii) the date on which such Claim becomes an Allowed Secured Claim (or as soon thereafter as practicable) provided that the Debtors have Cash in an amount sufficient to pay all Allowed Secured Claims as provided herein and the Secured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Secured Claims, (i) the collateral securing such Claim; (ii) payment of Cash in an amount equal to the unpaid portion of such Allowed Secured Claim plus postpetition interest calculated pursuant to Section 5.7 of the Plan, in which case the Lien arising from such Allowed Secured Claim shall be released upon payment; or (iii) such other treatment agreed upon in writing by the holder of such Allowed Secured Claim and MedicaLogic Enterprises.

     (b) Class MedicaLogic Enterprises-2.

     (Other Priority Claims against MedicaLogic Enterprises)

     Each holder of an Allowed Class MedicaLogic Enterprises-2 Claim shall receive (i) payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic Enterprises-2

Claim on the tenth Business Day following the later of (a) the Effective Date, or (b) the date on which such Claim becomes an Allowed Other Priority Claim (or as soon thereafter as practicable) provided that the Debtors have Cash in an amount sufficient to pay all Allowed Other Priority Claims as provided herein and the Priority Claims Reserve contains an amount in Cash equal to the sum of all Disputed Priority Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Other Priority Claim and MedicaLogic Enterprises.

(c)  Class MedicaLogic Enterprises-3.

     (Unsecured Claims, other than Convenience Claims against MedicaLogic Enterprises)


     Each holder of an Allowed Class MedicaLogic Enterprises-3 Claim shall receive (i) payment in Cash in an amount equal to the unpaid portion of such AllowedClass MedicaLogic Enterprises-3 Claim plus postpetition interest calculated pursuant to Section 5.7 of the Plan, on the tenth Business Day following the later of (a) the Effective Date or (b) the date on which such Claim becomes an Allowed Unsecured Claim (or as soon thereafter as practicable); provided that the Debtors have Cash in an amount sufficient to pay all Allowed Unsecured Claims as provided herein and the Unsecured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Unsecured Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Unsecured Claim and MedicaLogic Enterprises.

     (d) Class MedicaLogic Enterprises-4.

     (Convenience Claims against MedicaLogic MedicaLogic Enterprises

     Each holder of an Allowed Class MedicaLogic Enterprises-4 Claim shall receive payment in Cash in an amount equal to the unpaid portion of such Allowed Class -4 Claim, withoutpostpetition Enterprises) interest, not to exceed $5,000, on the tenth Business Day following the Effective Date (or as soon thereafter as practicable).

     (e) Class MedicaLogic Enterprises-5.

     (Equity Interests in MedicaLogic Enterprises)

     All Equity Interests in MedicaLogic Enterprises shall be canceled as of the Effective Date. MedicaLogic Enterprise's current Equity Interest holder will receive no Distribution on account of its Equity Interests.

--------------------------------------------------------------------------------

                          MedicaLogic Pennsylvania Plan
--------------------------------------------------------------------------------

(a)    Class MedicaLogic Pennsylvania-1.

(Secured Claims against MedicaLogic Pennsylvania)

     Each holder of an Allowed Class MedicaLogic Pennsylvania-1 Claim shall receive at the sole option of MedicaLogic Pennsylvania on the tenth Business Day following the later of (i) the Effective Date, or (ii) the date on which such Claim becomes an Allowed Secured Claim (or as soon thereafter as practicable) provided that the Debtors have Cash in an amount sufficient to pay all Allowed Secured Claims as provided herein and the Secured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Secured Claims: (i) the collateral securing such Claim; (ii) payment of Cash in an amount equal to the unpaid portion of such Allowed Secured Claim plus postpetition interest calculated pursuant to Section 5.7 of the Plan, in which case the Lien arising from such Allowed Secured Claim shall be released upon payment; or (iii) such other treatment agreed upon in writing by the holder of such Allowed Secured Claim and MedicaLogic Pennsylvania.

     (b) Class MedicaLogic Pennsylvania-2.

     (Other   Priority   Claims   against    MedicaLogic    Class    MedicaLogic
Pennsylvania-2)


     Each holder of an Allowed Class MedicaLogic Pennsylvania-2 Claim shall receive (i) payment in Cash in an amount equal to the unpaid portion of such Allowed Claim on the tenth Pennsylvania) Business Day following the later of the
(a) the Effective Date, or (b) the date on which such Claim becomes an Allowed Other Priority Claim (or as soon thereafter as practicable) provided that the Debtors have Cash in an amount sufficient to pay all Allowed Other Priority Claims as provided herein and the Priority Claims Reserve contains an amount in Cash equal to the sum of all Disputed Priority Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Other Priority Claim and MedicaLogic Pennsylvania.


     (c) Class MedicaLogic Pennsylvania -3.

     (Unsecured   Claims,   other  than  Convenience  Claims  Class  MedicaLogic
Pennsylvania-3)

     Each holder of an Allowed Class MedicaLogic Pennsylvania-3 Claim shall receive (i) payment in Cash in an amount equal to the unpaid portion of such Allowed Claim plus postpetition against MedicaLogic Pennsylvania) interest calculated pursuant to Section 5.7 of the Plan, on the tenth Business Day following the later of (a) the Effective Date or (b) the date on which such Claim becomes an Allowed

     Unsecured Claim (or as soon thereafter as practicable); provided that the Debtors have Cash in an amount sufficient to pay all Allowed Unsecured Claims as provided herein and the Unsecured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Unsecured Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Unsecured Claim and MedicaLogic Pennsylvania.

     (d) Class MedicaLogic Pennsylvania -4.

     (Convenience Claims against MedicaLogic Pennsylvania)

     Each holder of an Allowed Class MedicaLogic Pennsylvania-4 Claim shall receive payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic Pennsylvania-4 Claim, without postpetition interest, not to exceed $5,000, on the tenth Business Day following the Effective Date (or as soon thereafter as practicable).

     (e) Class MedicaLogicPennsylvania -5.

     (Membership Interests in MedicaLogic Pennsylvania)

     All Membership Interests in MedicaLogic Pennsylvania shall be canceled as of the Effective Date. MedicaLogic Pennsylvania's current Membership Interest holder will receive no Distribution on account of its Membership Interests.


--------------------------------------------------------------------------------
                          MedicaLogic Texas, Inc. Plan
--------------------------------------------------------------------------------

     (a) Class MedicaLogic Texas, Inc.-1.

     (Secured Claims against MedicaLogic Texas, Inc.)

     Each holder of an Allowed Class MedicaLogic Texas, Inc.-1 Claim shall receive at the sole option of MedicaLogic Texas, Inc. on the tenth Business Day following the later of (i) the Effective Date, or (ii) the date on which such Claim becomes an Allowed Secured Claim (or as soon thereafter as practicable), provided that the Debtors have Cash in an amount sufficient to pay all Allowed Secured Claims as provided herein and the Secured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Secured Claims: (i) the collateral securing such Claim; (ii) payment of Cash in an amount equal to the unpaid portion of such Allowed Secured Claim plus postpetition interest calculated pursuant to Section 5.7 of the Plan, in which case the Lien arising from such Allowed Secured Claim shall be released upon payment; or (iii) such other treatment agreed upon in writing by the holder of such Allowed Secured Claim and MedicaLogic Texas, Inc.


     (b) Class MedicaLogic Texas, Inc.-2.

     (Other Priority Claims against MedicaLogic Texas, Inc.)


     Each holder of an Allowed Class MedicaLogic Texas, Inc.-2 Claim shall receive (i) payment in

     Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic Texas, Inc.-2 Claim on the tenth Business Day following the later of
(a) the Effective Date, or (b) the date on which such Claim becomes an Allowed Other Priority Claim (or as soon thereafter as practicable) provided that the Debtors have Cash in an amount sufficient to pay all Allowed Other Priority Claims as provided herein and the Priority Claims Reserve contains an amount in Cash equal to the sum of all Disputed Priority Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Other Priority Claim and MedicaLogic Texas, Inc.


     (c) Class MedicaLogic Texas, Inc.-3.

     (Unsecured Claims, other than Convenience Claims against MedicaLogic Texas, Inc.)

     Each holder of an Allowed Class MedicaLogic Texas, Inc.-3 Claim shall receive (i) payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic Texas, Inc.-3 Claim plus postpetition interest calculated pursuant to Section 5.7 of the Plan, on the tenth Business Day following the later of (a) the Effective Date or (b) the date on which such Claim becomes an Allowed Unsecured Claim (or as soon thereafter as practicable); provided that the Debtors have Cash in an amount sufficient to pay all Allowed Unsecured Claims as provided herein and the Unsecured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Unsecured Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Unsecured Claim and MedicaLogic Texas, Inc.

     (d) Class MedicaLogic Texas, Inc.-4.

     (Convenience Claims against MedicaLogic Texas, Inc.)


     Each holder of an Allowed Class MedicaLogic Texas, Inc.-4 Claim shall receive payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic Texas, Inc.-4 Claim, without postpetition interest, not to exceed $5,000, on the tenth Business Day following the Effective Date (or as soon thereafter as practicable).

(e) Class MedicaLogic Texas,Inc.-5.

     (Equity  Interests  in  MedicaLogic  Texas,  Inc.)

     All Equity Interests in MedicaLogic Texas, Inc. shall be canceled as of the Effective Date. MedicaLogic Texas, Inc.'s current Equity Interest holders will receive no Distribution on account of their Equity Interests.

--------------------------------------------------------------------------------

                           MedicaLogic Texas, LP Plan
--------------------------------------------------------------------------------


(a) Class MedicaLogic Texas, LP-1.

(Secured Claims against MedicaLogic Texas, LP)

     Each holder of an Allowed Class MedicaLogic Texas, LP-1 Claim shall receive at the sole option of MedicaLogic Texas, LP on the tenth Business Day following the later of (i) the Effective Date, or (ii) the date on which such Claim becomes an Allowed Secured Claim (or as soon thereafter as practicable), provided that the Debtors have Cash in an amount sufficient to pay all Allowed Secured Claims as provided herein and the Secured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Secured Claims: (i) the collateral securing such Claim; (ii) payment of Cash in an amount equal to the unpaid portion of such Allowed Secured Claim plus postpetition interest calculated pursuant to Section 5.7 of the Plan, in which case the Lien arising from such Allowed Secured Claim shall be released upon payment; or (iii) such other treatment agreed upon in writing by the holder of such Allowed Secured Claim and MedicaLogic Texas, LP.

     (b) Class MedicaLogic Texas, LP-2.

     (Other Priority Claims against MedicaLogic MedicaLogic Texas, LP-2

     Each holder of an Allowed Class MedicaLogic Texas, LP-2 Claim shall receive
(i) payment in Cash in an amount equal to the unpaid portion of such Allowed Class Claim on the tenth Business Day Texas, LP) following the later of (a) the Effective Date, or (b) the date on which such Claim becomes an Allowed Other Priority Claim (or as soon thereafter as practicable) provided that the Debtors have Cash in an amount sufficient to pay all Allowed Other Priority Claims as provided herein and the Priority Claims Reserve contains an amount in Cash equal to the sum of all Disputed Priority Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Other Priority Claim and MedicaLogic Texas, LP.

     (c) Class MedicaLogic Texas, LP-3.

     (Unsecured Claims, other than Convenience Claims MedicaLogic Texas, LP)

     Each holder of an Allowed Class MedicaLogic Texas, LP-3 Claim shall receive
(i) payment in Cash in an amount equal to the unpaid portion of such Allowed Class-3 Claim plus postpetition interest against MedicaLogic Texas, LP)
calculated pursuant to Section 5.7 of the Plan, on the tenth Business Day following the later of (a) the Effective Date or (b) the date on which such Claim becomes an Allowed Unsecured Claim (or as soon thereafter as practicable); provided that the Debtors have Cash in an amount sufficient to pay all Allowed Unsecured Claims as provided herein and the Unsecured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Unsecured Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Unsecured Claim and MedicaLogic Texas, LP.

     (d) Class MedicaLogic Texas, LP-4.

     (Convenience Claims against MedicaLogic Texas, LP)

     Each holder of an Allowed Class MedicaLogic Texas, LP-4 Claim shall receive payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic -4 Claim, without postpetition interest, not to Texas, LP) exceed $5,000, on the tenth Business Day following the Effective Date (or as soon thereafter as practicable).

     (e) Class MedicaLogic Texas, LP-5.

     (Partnership Interests in MedicaLogic Texas, LP)

     All Partnership Interests in MedicaLogic Texas, LP shall be canceled as of the Effective Date. MedicaLogic Texas, LP's current Partnership Interest holders will receive no Distribution on account of their Partnership Interests.


                                       IV.

                        BACKGROUND CONCERNING THE DEBTORS

     A. General Background

     The Debtors consist of a parent company, MedicaLogic/Medscape, its first tier subsidiaries, MedicaLogic Enterprises and MedicaLogic Pennsylvania, along with three of its direct and indirect subsidiaries, MSCP, MedicaLogic Texas, Inc., and MedicaLogic Texas, L.P. For your ease of reference, a Chart of Corporate Structure of the Debtors is annexed hereto as Exhibit D. For general background regarding the Debtors, Creditors and Equity Interest holders should read the Form 10-K, which is available at www.sec.gov, the official website for the U.S. Securities and Exchange Commission (the "SEC"). The Form 10-K contains information concerning the Debtors, their assets, their business segments and sales of their business segments as well as audited consolidated financial statements for the year ended December 31, 2001 and certain other financial information.

     B. Supplemental or Updated Information

     1. Legal Proceedings

     Prior to the commencement of the Chapter 11 Cases, the Debtors were parties to certain legal proceedings as more fully described in the Form 10-K, which is available at www.sec.gov, the official website for the SEC. Creditors and Interest holders are referred to Item 3, "Legal Proceedings," of the Form 10-K for information regarding those legal proceedings. In addition, a former employee of the Debtors, Omar Amirana, commenced an action on August 14, 2001, in the Superior Court of the State of California, San Francisco County entitled Amirana v. MedicaLogic, Inc., et al., No. 323777. Mr. Amirana alleges that a promissory note he signed in favor of the Debtors in order to receive a bonus pursuant to his stock bonus agreement is unenforceable. In this regard, he seeks rescission of the promissory note and general, compensatory, special, and punitive damages in an undetermined amount. The Debtors have named Mr. Amirana as a defendant in the Note Litigation.

     2. Taxation

     For a discussion of the federal tax attributes of the Debtors and the federal tax consequences of the Plan, see Section X of this Disclosure Statement ("CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN").

     3. Equity Ownership

     Common Stock. MedicaLogic/Medscape is the ultimate parent company of the other Debtors. The common stock of MedicaLogic/Medscape trades on the over-the-counter bulletin board electronic quotation system under the symbol "MDLIQ." MedicaLogic/Medscape no longer meets the listing requirements of the Nasdaq National Market System ("NASDAQ") and was delisted from NASDAQ effective February 15, 2002. Creditors and Equity Interest holders are referred to Item 5, "Market for Registrant's Common Equity and Related Stockholder Matters" of the Form 10-K for information regarding historic sales prices on the MedicaLogic/Medscape common stock. MedicaLogic/Medscape never declared or paid any cash dividends on its common stock. As of October 31, 2002, MedicaLogic/Medscape had 52,051,855 shares of common stock outstanding not including any shares issued on account of not yet exercised warrants.

     Convertible Redeemable Preferred Stock. MedicaLogic/Medscape issued approximately 5.9 million shares of Series 1 convertible redeemable preferred stock pursuant to a financing round that closed on January 4, 2001. The preferred stock carries a cumulative annual dividend of $0.27 per share, is convertible into common stock on a share for share basis at the option of the investors or automatically if certain conditions are met, is redeemable under certain circumstances, is entitled to appoint a director to MedicaLogic/Medscape's board of directors, and contains approval rights over certain corporate actions. As of October 31, 2002, MedicaLogic/Medscape had 5,500,000 shares of preferred stock outstanding. In addition, as of October 31, 2002, no dividends had been declared or paid.

     Upon liquidation of MedicaLogic/Medscape, the preferred shareholders receive preference in liquidation over the common shareholders. The liquidation value for each outstanding share is $3 per share, adjusted for any accrued and unpaid stock dividends. The preferred stock is subject to mandatory redemption features under (i) a change in control or (ii) a trigger event. In the occurrence of either event, each preferred shareholder has the right to require MedicaLogic/Medscape to purchase all or a portion of such preferred stock, for which funds are legally available for redemption. The per share redemption price for each series of preferred stock is equal to its per share liquidation value, adjusted for any accrued and unpaid stock dividends. As more fully discussed below, on March 19, 2002, the Bankruptcy Court approved the sale of substantially all of the assets of the Debtors' remaining DHR business segment to GE Medical Systems Information Technologies, Inc. (the "DHR Sale"). The DHR Sale closed on March 25, 2002. This transaction qualified as a change in control under the redemption provisions of the preferred stock agreements.

     Preferred Stock Warrants: In January 2001, MedicaLogic/Medscape issued approximately 5.9 million shares of Series 1 convertible redeemable preferred stock and granted warrants with an exercise price of $0.01 for the purchase of approximately 4.5 million shares of the MedicaLogic/Medscape's common stock. The warrants are exercisable at the option of the holder for a period of five years. As of October 31, 2002, approximately 3.4 million of these warrants remain outstanding.

     Common Stock Warrants: As a result of the merger between Medscape, Inc. and MedicaLogic, Inc. in May 2000, outstanding warrants to purchase shares of Medscape, Inc. common stock were converted to warrants to purchase 0.323 shares of MedicaLogic/Medscape common stock. At March 31, 2002, warrants to purchase 436,747 shares of MedicaLogic/Medscape's common stock were exercisable at $30.96 per share and warrants to purchase 436,747 shares of MedicaLogic/Medscape's common stock were exercisable at $10.84 per share. These warrants expire in 2006. In addition, upon the closing of the Series 1 preferred stock financing round described above, MedicaLogic/Medscape issued additional warrants to the agent for the financing with an exercise price of $2.40 for 300,000 shares of MedicaLogic/Medscape's common stock. The warrants are exercisable at the option of the holder for a period of five years. All of these warrants are outstanding at June 30, 2002.

     Creditors and Interest holders are referred to Item 12, "Security Ownership of Certain Beneficial Owners and Management," of the Form 10-K for information regarding the ownership of common stock and Series 1 Preferred stock as of April 11, 2001 by MedicaLogic/Medscape's directors, certain executive officers and directors and executive officers as a group, and each person known to own beneficially more than 5% of the outstanding shares of common stock and Series 1 Preferred Stock based on SEC filings made by those persons or groups.

         4.       Management

     As of the Petition Date, MedicaLogic/Medscape, the ultimate parent company of the other Debtors, was managed by the following seven members of its Board of
Directors: Mark K. Leavitt; David C. Moffenbeier; Thomas A. Croskey; Bruce M. Fried; C. Martin Harris; Neal Moszkowski and Arthur N. Leibowitz. On March 27, 2002, the Board of Directors amended MedicaLogic/Medscape's Bylaws to authorize no fewer than two and no more than three directors, effective upon the receipt of the resignations of five directors. In April 2002, Thomas A. Croskey, C. Martin Harris, Arthur N. Leibowitz, David C. Moffenbeier, and Mark K. Leavitt resigned as MedicaLogic/Medscape directors. Mark E. Boulding, MedicaLogic/Medscape's General Counsel and Vice President of Government and Regulatory Affairs, also resigned from that position after the DHR Sale. Creditors and Interest holders are referred to Item 10, "Directors And Executive Officers Of The Registrant," of the Form 10-K for biographical and other information on the Debtors' former directors.

     MedicaLogic/Medscape is currently managed by Adele Kittredge Murray, its current President and Chief Executive Officer, along with the following two remaining directors of MedicaLogic/Medscape, Bruce M. Fried and Neal Moszkowski. Ms. Murray became MedicaLogic/Medscape's Chief Executive Officer and President on March 27, 2002, after the Debtors sold substantially all the assets of their DHR business pursuant to the DHR Sale. Ms. Murray also served as the Associate General Counsel of MedicaLogic/Medscape from May 2000, until she became Chief Executive Officer on March 27, 2002. From August 1999 to May 2000, she served as the Associate General Counsel of Medscape, Inc., which merged with MedicaLogic, Inc. in May 2000. Prior to joining Medscape, Inc. in August of 1999, Ms. Murray served as an attorney for Olsten Corporation from September 1996 to August 1999.

     In addition to Ms. Murray, MedicaLogic/Medscape's other officers are Darren Worthy, who is the current Chief Financial Officer and Mark E. Boulding, who is the current Secretary. Mr. Worthy was appointed Chief Financial Officer on August 7, 2002, but served as Corporate Controller of MedicaLogic/Medscape from February 2000. Prior to joining MedicaLogic/Medscape, Inc. in February 2000, Mr. Worthy served as an auditor with PricewaterhouseCoopers, LLP where he served from January 1994 to February 2000. Mr. Boulding became the General Counsel and Executive Vice President of Government and Regulatory Affairs when Medscape, Inc. merged with MedicaLogic, Inc. in May 2000. Prior to the merger, Mr. Boulding served as the General Counsel and Vice President of Regulatory Affairs of Medscape, Inc. from June 1999 to May 2000. Mr. Boulding is currently the Senior Vice President, Business Development and Legal of PTC Therapeutics, Inc., a privately-held biotechnology company.

     Bruce M. Fried has been a director of the Debtors since 1998, and Neal Moszkowski has been a director of the Debtors since May 1999. Since 1998, Mr. Fried has been a partner and chair of the health law group at Shaw Pittman, an international law firm based in Washington, D.C. From 1995 to 1998, Mr. Fried served as the Health Care Financing Administration's director of the Center for Health Plans and Providers. From 1994 to 1995, Mr. Fried was Vice President of Federal Affairs at FHP International Corporation, then one of the nation's largest managed care organizations. Since 1998, Mr. Moszkowski has served as a partner of Soros Private Funds Management, LLC. From 1993 to 1998, Mr. Moszkowski was an executive director in the principal investment area of Goldman Sachs International and a vice president of Goldman Sachs & Co.

     5. Related Party Transactions

     Creditors  and  Interest   holders  are  referred  to  Item  13,   "Certain
Relationships and Related Transactions," of the Form 10-K for information regarding the Debtors' transactions with related parties.

                                       V.

                          THE DEBTORS' CHAPTER 11 CASES

     A. Events Preceding the Filing of the Chapter 11 Cases

     Creditors and Interest holders are referred to Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operation," of the Form 10-K for a discussion of events and factors preceding the filing of the Chapter 11 Cases.

     B. The Commencement of the Chapter 11 Cases

     The Debtors each filed a voluntary petition commencing the Chapter 11 Cases on January 24, 2002 (the "Petition Date") to maximize the value of their Assets for the benefit of their Creditors and Interest holders. The Debtors sought and were granted certain relief from the Bankruptcy Court necessary to maximize the value of their remaining DHR business segment and to effectuate the sale of that business segment to the highest and best bidder.

     First, due to the interrelationships among the Debtors, and to avoid duplication resulting from separate handling of their Chapter 11 Cases, the Bankruptcy Court ordered the joint administration of the Debtors' Chapter 11 Cases. Joint administration allowed the Chapter 11 Cases to be administered as a single case, but did not affect the substantive rights of the Debtors, their Creditors or their Interest holders. The assets and liabilities of the Debtors will remain separate and distinct from the assets and liabilities of the other Debtors, unless otherwise ordered by the Bankruptcy Court.

     Second, the Bankruptcy Court entered orders authorizing (i) the Debtors' continued use of their existing bank accounts, cash management systems and business forms; (ii) the waiver of the Debtors' investment and deposit requirements under section 345 of the Bankruptcy Code; (iii) the Debtors' payment of certain claims of critical trade vendors; (iv) the Debtors' payment of certain prepetition employee wages, salary and other compensation; and (v) Debtors' payment of prepetition sales and use tax obligations owing to federal, state and local governmental entities.

     On the Petition Date, the Debtors also filed a motion seeking the entry of an order approving sale procedures in connection with the sale of their DHR business, scheduling the auction for the sale, scheduling a further hearing to approve the sale, approving the form of publication notice of such auction and sale procedures and approving the form of cure notice (the "Sale Procedures Motion"). Contemporaneously therewith, the Debtors filed a motion seeking approval of the sale of the DHR business free and clear of liens, claims, interests and encumbrances under sections 105, 363 and 365 of the Bankruptcy Code, to GE Medical Systems Information Technologies, Inc. ("GEMS"), subject to higher and better offers. By order dated February 20, 2002, the Bankruptcy Court approved the Sale Procedures Motion (the "Sale Procedures Order"). Pursuant to the Sale Procedures Order, a public auction was held for the sale of the DHR business on March 18, 2002. GEMS was the winning bidder in the auction. At a hearing held on March 19, 2002, the Bankruptcy Court issued an order approving the sale of the DHR business to GEMS for approximately $35.3 million. The DHR Sale closed on March 25, 2002.

     Finally, the Debtors were authorized to retain the following professionals to represent their interests in the Chapter 11 Cases: (i) Gibson, Dunn & Crutcher LLP, 200 Park Avenue New York, NY 10166, the Debtors' Restructuring
Counsel; (ii) The Bayard Firm, 222 Delaware Avenue, Wilmington, DE 19801, the Debtors' Co-Restructuring Counsel; (iii) KPMG LLP, 1211 South West Fifth Avenue, Suite 2000, Portland, OR 97204, the Debtors' Financial Advisors and Independent Auditors; (iv) American Appraisal Associates, Inc., 701 5th Ave - 36th Floor, Seattle, WA 98104, the Debtors' Appraisers; and (v) The Altman Group, Inc., 60 East 42nd Street, Suite 405, New York, New York 10165, the Debtors' Claims, Solicitation and Balloting Agent.

     C. Significant Parties in Interest

     1. Equity Committee

     On March 14, 2002, the United States Trustee appointed an official committee of equity security holders (the "Equity Committee") to represent the interests of holders of the Debtors' Equity Interests. The Equity Committee is currently composed of: (i) W. Dalton Tomlin, Baylor College of Medicine; (ii) Dave Swenson, Coleman Swenson Hoffman IV, L.P.; (iii) Mitchell Kopin, Cranshire Capital, L.P.; and (iv) John H. Dayani, Sr. The Equity Committee has engaged the following professionals to represent its interests in the Chapter 11 Cases: (i) Salans, 620 Fifth Avenue, New York, New York 10020, as the Equity Committee's general bankruptcy counsel; and (ii) Connolly Bove Lodge & Hutz LLP, 1220 Market Street, Wilmington, DE 19801, as the Equity Committee's co- bankruptcy counsel.

     D. Events During Chapter 11 Cases

     In addition to the relief granted by the Bankruptcy Court described above, the Debtors sought and were granted the following relief during the Chapter 11 Cases. The Bankruptcy Court entered orders authorizing: (i) the Debtors' retention and compensation of certain professionals utilized in the ordinary course of the Debtors' businesses, within certain specified limits in place of the normal restriction imposed by the Bankruptcy Code; and (ii) the Debtors' assumption of certain employment agreements and the implementation of a pre-DHR Sale employee retention, incentive and severance program to ensure the Debtors' continued business operations and to assist in the successful transition of the DHR business to GEMS (the "Retention/Incentive/Severance Program").

     Under the Retention/Incentive/Severance Program, approved by the Bankruptcy Court on March 19, 2002, the Debtors' made the following payments to their existing Key Employees: (i) $380,000 to Senior Executives; (ii) $109,000 to Senior Management; (iii) $43,410 to Professional and Managerial Employees; and
(iv) $185,257 to the Director of Sales Development. Pursuant to the approved program, the Debtors also paid their Associate General Counsel, who is now the Debtors' President, a total of approximately $175,000 and will pay her an additional $125,000 upon occurrence of certain events including approval of this Disclosure Statement and Confirmation of the Plan. The Debtors' Senior Management, Professional and Managerial Employees, and Office and Clerical Employees did not receive any specific retention payments, but were eligible for severance payments under the Debtors' prepetition severance and flexible time off policies.

     After the DHR Sale, the Bankruptcy Court also entered an order authorizing the Debtors' implementation of a post-DHR Sale key employee retention and severance plan covering three Key Employees to ensure the performance of necessary administrative tasks in connection with the Chapter 11 Cases, as well as the performance of other wind-down operations of the Debtors including the completion of final reporting requirements, final tax returns and the proposal and consummation of a plan of liquidation (the "Post Sale Key Employee Retention Plan"). The Post Sale Key Employee Retention Plan provides for the following payments: (i) $81,000 to the Chief Financial Officer; (ii) $40,000 to the Corporate Controller; and (iii) $55,000 to the Assistant Corporate Controller.

         In connection with the DHR Sale, the Debtors assumed and assigned most of their executory contracts and one of their nonresidential real property leases to GEMS. Pursuant to a stipulation between the Debtors, GEMS and Evergreen Corporate Center LLC, the Debtors
     assumed a real property lease of their premises located in Hillsboro, Oregon, and assigned the lease to GEMS. With respect to three of the other five real property leases that the Debtors did not assume and assign to GEMS, the Debtors received authority from the Bankruptcy Court to enter into the following agreements to resolve underlying landlord claims for the benefit of their estates: (i) a settlement agreement between the Debtors and MB Hamptons LLC, concerning their lease of the premises located in New York, New York; (ii) a settlement agreement between the Debtors and Highwoods/Tennessee Holdings, L.P. for their lease of the premises located in Brentwood, Tennessee; and (iii) a settlement agreement between the Debtors and Duke Realty Limited Partnership with respect to their lease of the premises located in Nashville, Tennessee. The Bankruptcy Court approved the Debtors' rejection of two nonresidential real property leases for their premises located in Houston, Texas.

     E. General, Administrative and Governmental Bar Dates

     By order dated May 16, 2002, the Bankruptcy Court established the following bar dates in the Chapter 11 Cases: (i) a General Bar Date of July 19, 2002, as the last date for filing proofs of Claim, other than with respect to Administrative Claims or claims filed by governmental units (as such term is defined in section 101(27) of the Bankruptcy Code); (ii) an Administrative Bar Date of July 23, 2002, as the last date for filing requests for payment of Administrative Claims; and (iii) a Governmental Bar Date of July 23, 2002, as the last date for filing proofs of Claim by governmental units (as such term is defined in section 101(27) of the Bankruptcy Code), other than with respect to Administrative Claims.

                                       VI.

                     DESCRIPTION OF THE PLAN OF LIQUIDATION

     A. Overview

     The Plan is a liquidating chapter 11 plan. The purpose of the Plan is to distribute the proceeds to the Creditors and Interest Holders of each Debtor of the Debtors' assets that were sold prior to the Effective Date. For a brief description of certain material provisions of the Plan, see Section III of this Disclosure Statement ("OVERVIEW OF THE PLAN"). The description in Section III of this Disclosure Statement is qualified in its entirety by the Plan, and the provisions of the Plan are controlling in the event of any inconsistency between them.

     B. Classification and Treatment of Claims and Interests

     The Plan consists of six separate plans of reorganization, one for each Debtor entity, which are as follows: MSCP; MedicaLogic/Medscape; MedicaLogic Enterprises; MedicaLogic Pennsylvania; MedicaLogic Texas, Inc.; and MedicaLogic Texas, LP. Specific information regarding the treatment of Claims against and Interests in each Debtor is set forth in Section III of this Disclosure Statement ("OVERVIEW OF THE PLAN").

     C. Implementation and Other Provisions of the Plan

     1. Assumption or Rejection of Executory Contracts and Unexpired Leases

         The Bankruptcy Code authorizes the Debtors, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases. The Debtors may assume or reject those contracts or leases during the Chapter 11 Cases or pursuant to the Plan. As more fully described in Section V of this Disclosure Statement ("THE DEBTORS' CHAPTER 11 CASES"), pursuant to the DHR Sale, the Debtors assumed and assigned most of their executory contracts to GEMS and disposed of all of their nonresidential real property leases through the assumption and assignment to GEMS or the settlement or rejection of those agreements as approved by the Bankruptcy Court.

     With respect to the Debtors' remaining executory contracts that they have not either rejected or assumed and assigned to third parties, the Plan constitutes and incorporates a motion by the Debtors to reject, as of the Effective Date, all prepetition executory contracts and unexpired leases to which any of such Debtors are parties, except for an executory contract or unexpired lease that (a) has been specifically assumed and assigned or rejected pursuant to a Final Order of the Bankruptcy Court or (b) is the subject of a separate motion filed pursuant to section 365 of the Bankruptcy Code by the Debtors prior to the Confirmation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejection of all executory contracts and unexpired leases and such rejection shall be deemed effective as of the Effective Date.

     Common Stock Purchase Warrants. Regardless of whether any of the Debtors' common equity securities options and/or warrants are or may be executory contracts, all options and warrants may be exercised pursuant to the terms of such option or warrant until the Effective Date. Any option or warrant not exercised prior to the Effective Date shall be rejected and canceled pursuant to section 1123(a)(5)(F) of the Bankruptcy Code. As of the Effective Date, the total number of MedicaLogic/Medscape issued and outstanding shares of common stock shall be increased to reflect the exercise of any and all such options and warrants prior to the Effective Date.

     If the rejection by the Debtor, pursuant to this Plan, of any executory contract, unexpired lease, common equity option, warrant, or right of conversion pursuant to Section 9.1 of the Plan gives rise to a Claim by the non-Debtor party or parties to such contract, lease, option, warrant or right, such Claim shall be forever barred and shall not be enforceable against the Debtors or the Trust or its properties unless a proof of Claim is filed with the Bankruptcy Court and served upon counsel to the Debtors and counsel to the Trust within thirty (30) days after the entry of the Confirmation Order. Any rejection Claim shall be deemed a Disputed Claim unless Allowed by Final Order.

     Bar Date for Filing Other Administrative Claims. Pursuant to the Confirmation Order, the Debtors will seek authority to set a Bar Date for Filing Other Administrative Claims. This bar date will apply to holders of an Administrative Claim incurred after April 26, 2002 and through the Effective Date, (other than (i) an Administrative Claim representing a liability incurred in the ordinary course of business, or (ii) a Claim described in Section 2.2 of the Plan). Such holders will be required to file with the Bankruptcy Court and serve on the Trustee a request for payment of such Claim no later than sixty
(60) days after the Effective Date. Such request for payment shall include, at a minimum, the name, address and phone number of the holder of the Claim, the date on which the Claim arose, and a detailed explanation of the basis of the Claim, with all pertinent documents attached. The failure to file timely the request for payment as required under Section 2.3 of the Plan will result in the Claim being forever barred and discharged. An Administrative Claim, with respect to which a request for payment has been properly filed pursuant to Section 2.3 of the Plan, shall become an Allowed Administrative Claim, unless an objection thereto has been filed.

     2. Plan Distribution Entitlement; Dispute Provisions

     Distribution as provided in the Plan is available only for Allowed Claims and Allowed Interests. Disputed Claims or Disputed Interests that become Allowed after the Effective Date shall receive the Distributions in accordance with the terms of the Plan. No Distribution of payment shall be made on account of a Disputed Claim or Disputed Interest unless and until such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest. Unless otherwise ordered by the Bankruptcy Court, after the Effective Date, the Trust shall have the exclusive right to make and file objections to and settle, compromise or otherwise resolve Claims and Interests. After the Effective Date, the Trustee may settle or compromise any Disputed Claim or Disputed Interest without approval of the Bankruptcy Court.

     The Debtors, or the Trustee, may request that the Bankruptcy Court estimate any Disputed Claim or Disputed Interest, subject to estimation under section 502(c) of the Bankruptcy Code and for which the Debtors may be liable under the Plan, including any Disputed Claim for taxes regardless of whether any party in interest previously objected to such Claim or Interest.

     In the event that the Bankruptcy Court estimates any contingent or unliquidated Disputed Claim or Disputed Interest, such estimated amount will constitute (at the Debtors' option, to be exercised at the commencement of the estimation proceeding) either the Allowed amount of such Claim or Interest or a maximum limitation on the Allowed amount of such Claim or Interest, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the Allowed amount of such Claim or Interest, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate allowance of such Claim or Interest.

     3. Trust Property Distribution and Reserve Procedures

     Distributions to holders of Allowed Claims and Allowed Interests shall be made by the Trustee or agent, as the case may be, (a) if a proof of Claim is filed in respect of a particular Claim, to the holder of each Allowed Claim at the address of such holder set forth in the relevant proof of Claim, as such address may have been updated pursuant to Bankruptcy Rule 2002(g), (b) if no proof of Claim is filed in respect of a particular Claim, to the holder of each Allowed Claim at the address of such holder set forth in the relevant Debtor's Schedules, as such address may have been updated pursuant to Bankruptcy Rule 2002(g), or (c) to the holder of each Allowed Interest at the address of such holder as listed in the Interest ledger maintained by or on behalf of the applicable Debtor as of the December 20, 2002, Voting Record Date. The Plan provides that all distributions of Trust Property from the Trust are to be made according to the following procedure:

     Payment of Retention Bonuses and Wind-down Reserve. On the Effective Date, notwithstanding the timing of the payments of the bonuses set forth in the Key Employee Retention Orders, the Debtors shall pay from Cash on hand all unpaid bonus payments to Key Employees who were employed by the Debtors as of the day prior to the Effective Date. On the Effective Date, the Trust shall establish the Wind-down Reserve in accordance with the Wind-down Budget.

     Trust Expense Reserve. On the Effective Date, the Trust shall deposit funds in the Trust Expense Reserve for the payment of Trust Expenses. The Trust Expense Reserve, as of the Effective Date, shall be in an amount set forth in the Plan Supplement. The Trustee may, at any time, transfer any balance remaining in the Trust Expense Reserve after the payment of all Trustee Expenses, Allowed Claims and Preferred Equity Interests, and reserves have been established for payment in full of all Disputed Claims and payment as provided by Section 5.2(e) of the Plan for all Disputed Preferred Equity Interests as if such Disputed Claims and Disputed Preferred Equity Interests had been Allowed, into the Equity Fund.

     Increase of Trust Expense Reserve. To the extent the Trustee in his or her discretion determines that the amount of funds in the Trust Expense Reserve is at any time or may become insufficient, the Trustee, after providing three (3) Business Days' written notice to the Trust Committee, may from time to time transfer to the Trust Expense Reserve out of the undistributed Equity Fund, such amount or amounts as the Trustee in his or her discretion and judgment may reasonably determine to be necessary or advisable to satisfy all current and anticipated obligations of the Trust. In no event shall the Trustee be required to use his or her personal funds or assets for such purposes. The Bankruptcy Court shall determine any dispute between the Trustee and the Trust Committee over any proposed increase in the Trust Expense Reserve.

     Distributions and Reserve for Secured Claims.

     (a) On the Effective Date, the Trustee shall set aside and deposit sufficient funds into segregated accounts solely for the benefit of holders of Claims in Class MSCP-1, Class MedicaLogic/Medscape-1, Class MedicaLogic Enterprises-1, Class MedicaLogic Pennsylvania-1, Class MedicaLogic Texas, Inc.-1 and Class MedicaLogic Texas, LP-1 an amount of Cash sufficient to (i) pay holders of Allowed Claims in Class MSCP-1, Class MedicaLogic/Medscape-1, Class MedicaLogic Enterprises-1, Class MedicaLogic Pennsylvania-1, Class MedicaLogic Texas, Inc.-1 and Class MedicaLogic Texas, LP-1, in accordance with Article V of the Plan, and (ii) to pay holders of Disputed Claims in Class MSCP-1, Class MedicaLogic/Medscape-1, Class MedicaLogic Enterprises-1, Class MedicaLogic Pennsylvania-1, Class MedicaLogic Texas, Inc.-1 and Class MedicaLogic Texas, LP-1 as if such Claims were Allowed. Within the Secured Claims Reserve, the Trustee shall establish sub-accounts for each holder of a Secured Claim, that is Disputed. Any prepetition Liens shall attach solely to the Secured Claims Reserve sub-account established by the Trustee for such Claim. Upon Distribution of any collateral securing an Allowed Secured Claim, such holder's Lien or other security interest in the relevant collateral shall be deemed released.

     (b) From the Secured Claims Reserve, provided that the Secured Claims Reserve is fully funded, the Trustee shall, in accordance with Article V of the Plan, (i) if and to the extent unpaid, make Distributions to the holders of Allowed Claims in Class MSCP-1, Class MedicaLogic/Medscape-1, Class MedicaLogic Enterprises-1, Class MedicaLogic Pennsylvania-1, Class MedicaLogic Texas, Inc.-1 and Class MedicaLogic Texas, LP-1 and (ii) make Distributions to the holders of Disputed Claims in Class MSCP-1, Class MedicaLogic/Medscape-1, Class MedicaLogic Enterprises-1, Class MedicaLogic Pennsylvania-1, Class MedicaLogic Texas, Inc.-1 and Class MedicaLogic Texas, LP-1 to the extent they become Allowed Claims.

     (c) After all Claims in Class MSCP-1, Class MedicaLogic/Medscape-1, Class MedicaLogic Enterprises-1, Class MedicaLogic Pennsylvania-1, Class MedicaLogic Texas, Inc.-1 and Class MedicaLogic Texas, LP-1 have been either paid in full or Disallowed, any remaining funds and accumulated interest from the Secured Claims Reserve shall be deposited into the Priority Claims Reserve.

     Distributions and Reserve for Priority Claims.

     a) On the Effective Date, the Trust shall set aside and deposit into segregated funds solely for the benefit of holders of Administrative Claims, Priority Tax Claims, and holders of Claims in Class MSCP-2, Class MedicaLogic/Medscape-2, Class MedicaLogic Enterprises-2, Class MedicaLogic Pennsylvania-2, Class MedicaLogic Texas, Inc.-2 and Class MedicaLogic Texas, LP-2, an amount of Cash sufficient (i) if, and to the extent that Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Other Priority Claims have not been paid, to pay holders of Allowed Administrative Claims, Allowed Priority Tax Claims, and holders of Allowed Claims in Class MSCP-2, Class MedicaLogic/Medscape-2, Class MedicaLogic Enterprises-2, Class MedicaLogic Pennsylvania-2, Class MedicaLogic Texas, Inc.-2 and Class MedicaLogic Texas, LP-2 and (ii) pay holders of Disputed Administrative Claims, Disputed Priority Tax Claims and Disputed Claims in Class MSCP-2, Class MedicaLogic/Medscape-2, Class MedicaLogic Enterprises-2, Class MedicaLogic Pennsylvania-2, Class MedicaLogic Texas, Inc.-2 and Class MedicaLogic Texas, LP-2 as if such Claims had been Allowed.

     (b) From the Priority Claims Reserve, the Trustee shall (i) make Distributions to the holders of Allowed Administrative Claims within ten Business Days of the Effective Date; (ii) provided that the Secured Claims Reserve and the Priority Claims Reserve are each fully funded, (ii) if, and to the extent unpaid, make Distributions to the holders of Allowed Priority Tax Claims, and holders of Allowed Claims in Class MSCP-2, Class MedicaLogic/Medscape-2, Class MedicaLogic Enterprises-2, Class MedicaLogic Pennsylvania-2, Class MedicaLogic Texas, Inc.-2 and Class MedicaLogic Texas, LP-2, in accordance with Article V of the Plan, and (iii) make Distributions to the holders of Disputed Administrative Claims, Disputed Priority Tax Claims, and holders of Disputed Claims in Class MSCP-2, Class MedicaLogic/Medscape-2, Class MedicaLogic Enterprises-2, Class MedicaLogic Pennsylvania-2, Class MedicaLogic Texas, Inc.-2 and Class MedicaLogic Texas, LP-2, to the extent they become Allowed Claims.

     (c) After all Administrative Claims, Priority Tax Claims, and Claims in Class MSCP-2, Class MedicaLogic/Medscape-2, Class MedicaLogic Enterprises-2, Class MedicaLogic Pennsylvania-2, Class MedicaLogic Texas, Inc.-2 and Class MedicaLogic Texas, LP-2, have been either paid in full or Disallowed, any remaining funds and accumulated interest from the Priority Claims Reserve shall be deposited into the Unsecured Claims Reserve.

     Distributions and Reserve for Unsecured Claims.

         (a) On the Effective Date, the Trust shall set aside and deposit into segregated accounts solely for the benefit of holders of Claims in Class MSCP-3, Class MSCP-4, Class MedicaLogic/Medscape-3, Class MedicaLogic/Medscape-4, Class MedicaLogic Enterprises-3, Class MedicaLogic Enterprises-4, Class MedicaLogic Pennsylvania-3, Class MedicaLogic Pennsylvania-4, Class MedicaLogic Texas, Inc.-3, Class MedicaLogic Texas, Inc.-4, Class MedicaLogic Texas, LP-3, and Class MedicaLogic Texas, LP-4, an amount of Cash sufficient (i) if, and to the extent that Allowed Unsecured Claims have not been paid, to pay holders of Allowed Claims in Class MSCP-3, Class MSCP-4, Class MedicaLogic/Medscape-3, Class MedicaLogic/Medscape-4, Class MedicaLogic Enterprises-3, Class MedicaLogic Enterprises-4, Class MedicaLogic Pennsylvania-3, Class MedicaLogic Pennsylvania-4, Class MedicaLogic Texas, Inc.-3, Class MedicaLogic Texas, Inc.-4, Class MedicaLogic Texas, LP-3, and Class MedicaLogic Texas, LP-4 and (ii) to pay holders of Disputed Claims in Class MSCP-3, Class MSCP-4, Class MedicaLogic/Medscape-3, Class MedicaLogic/Medscape-4, Class MedicaLogic Enterprises-3, Class MedicaLogic Enterprises-4, Class MedicaLogic Pennsylvania-3, Class MedicaLogic Pennsylvania-4, Class MedicaLogic Texas, Inc.-3, Class MedicaLogic Texas, Inc.-4, Class MedicaLogic Texas, LP-3, and Class MedicaLogic Texas, LP-4 as if such Claims had been Allowed.

     (b) From the Unsecured Claims Reserve, provided that the Wind-down Reserve, Trust Expense Reserve, Secured Claims Reserve and Priority Claims Reserve are each fully funded, the Trust shall (i) if, and to the extent unpaid, make Distributions to holders of Allowed Convenience Claims within ten Business Days of the Effective Date (or as soon as practicable thereafter), (ii) if, and to the extent unpaid, make Distributions to holders of Allowed Unsecured Claims in accordance with Article V of the Plan, (iii) to make Distributions to holders of Disputed Unsecured Claims to the extent they become Allowed Unsecured Claims.

     (c) After all Claims in Class MSCP-3, Class MSCP-4, Class MedicaLogic/Medscape-3, Class MedicaLogic/Medscape-4, Class MedicaLogic
Enterprises-3, Class MedicaLogic Enterprises-4, Class MedicaLogic Pennsylvania-3, Class MedicaLogic Pennsylvania-4, Class MedicaLogic Texas, Inc.-3, Class MedicaLogic Texas, Inc.-4, Class MedicaLogic Texas, LP-3, and Class MedicaLogic Texas, LP-4 have been either paid in full or Disallowed, any remaining funds and accumulated interest from the Unsecured Claims Reserve shall be deposited into the Equity Fund.

     The Equity Fund.

     (a) On the Effective Date, all Trust Property other than amounts segregated to fund the Wind-down Reserve, Trust Expense Reserve, Secured Claims Reserve, Priority Claims Reserve, and Unsecured Claims Reserve, shall be deposited into the Equity Fund.

     (b) Provided that the Wind-down Reserve, Trust Expense Reserve, Secured Claims Reserve, Priority Claims Reserve, and Unsecured Claims Reserve are each fully funded, (i) the Trustee shall make distributions of Trust Property from the Equity Fund as follows: first, to pay the holders of Class MedicaLogic/Medscape-5 Preferred Equity Interests until each such Preferred Equity Interest shall have been paid the Preferred Equity Redemption Price, and second, to pay to each of the holders of Allowed Class MedicaLogic/Medscape-6 Equity Interests a Pro Rata Share of the Surplus Trust Property, and (ii) the Trustee shall concurrently with any distribution to holders of Allowed Class MedicaLogic/Medscape-6 Equity Interests, make distributions of Surplus Trust Property from the Equity Fund to each holder of an Allowed Class MedicaLogic/Medscape-7 Equity Securities ss. 510(b) Claim in accordance with the Subordination Formula, provided, however, that until all Disputed Class MedicaLogic/Medscape-7 Equity Securities ss. 510(b) Claims have been Allowed or Disallowed by Final Order, the Trustee shall not make distributions to holders of Class MedicaLogic/Medscape-6 Equity Interests or Class MedicaLogic/Medscape-7 Equity Securities ss. 510(b) Claims.

     (c) The Trustee shall make the distributions provided for in subsection (b) above, provided that (i) holders of Allowed Unsecured Claims have been paid in full or Disallowed, and (ii) the funds in the Unsecured Claims Reserve equal 100 percent of the amounts necessary to pay Disputed Unsecured Claims, as follows: first, a Preferred Equity Distribution to holders of Allowed Class MedicaLogic/Medscape-5 Preferred Equity Interests and, second, a distribution of any Surplus Trust Property to the holders of (i) Allowed Class MedicaLogic/Medscape-6 Equity Interests in proportion to the respective Allowed Equity Interest held by each such holder, and (ii) Allowed Class MedicaLogic/Medscape-7 Equity Securities ss. 510(b) Claims a Pro Rata Share of the Surplus Trust Property in accordance with the Subordination Formula.

     Increases of Funds. The Trustee shall deposit into the reserve accounts in the following order any amounts that become payable to or received by the Trust after the Effective Date, including but not limited to, escrowed funds relating to certain sales of the Debtors' business segments and any proceeds from the sale of or settlement or other recovery in respect of the Promissory Notes: first, the Trust Expense Reserve; second, the Secured Claims Reserve; third, the Priority Claims Reserve; fourth, the Unsecured Claims Reserve, and fifth, the Equity Fund.

     4. Retention of Causes of Action

     The Debtors do not release or abandon any claims, rights or causes of action held by them or their estates, including "avoidance actions," and may seek to assert such claims, rights and causes of action, against any persons at any time, subject to any applicable statutes of limitation. The Bankruptcy Code gives a debtor the power to set aside or avoid certain transactions entered into by the debtor prior to the filing of the petition ("avoidance actions"), including "preferential transfers" and "fraudulent transfers." As of the date hereof, the Debtors do not believe there will be any recovery on account of avoidance actions under sections 547 or 548 of the Bankruptcy Code. A voidable "preferential transfer" is a transfer of a debtor's property to or for the benefit of a creditor on account of a debt owed by the debtor before the transfer was made, if the transfer was made while the debtor was insolvent and made within 90 days before the filing of petition in bankruptcy. Because the Debtors were solvent at the Petition Date, the Debtors do not believe that any preference actions could be sustained under section 547 of the Bankruptcy Code. In addition, pursuant to section 548 of the Bankruptcy Code, a debtor-in-possession has the power to avoid certain transfers made by a debtor within one year prior to the filing of the petition, with the actual or constructive intent to defraud creditors or to delay or hinder their collection efforts ("fraudulent transfers"). The Debtors have examined their books and records for the one year period prior to the Petition Date and, based on that examination, believe that there is no basis for the commencement of any fraudulent transfer actions under section 548 of the Bankruptcy Code. Nevertheless, the Debtors do not believe that it is in the best interests of their estates to abandon these possible causes of action. Pursuant to section 1123(b)(3) of the Bankruptcy Code, the Debtors will transfer to the Trust any and all claims, causes of action and rights of the Debtors or the Estates as of the Effective Date, including, without limitation, the right to seek the subordination of claims under section 510 of the Bankruptcy Code. After the Effective Date, the Trust, as successors in interest to the Debtors and their Chapter 11 estates, will have the exclusive right to pursue, prosecute and /or settle any and all causes of action.

     5. Effect of Confirmation of Plan

     Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall be binding upon and inure to the benefit of the Debtors, any holder of a Claim or Interest in the Debtors and their respective successors and assigns, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

     On the Effective Date, the Trust shall be established pursuant to the Trust Agreement for the purposes of assuming all of the liabilities of the Debtors and the Estates, and liquidating and distributing the Trust Property for the benefit of the Trust Beneficiaries, in accordance with the provisions of the Plan and the Trust Agreement as promptly and efficiently as is practicable. Title to the Assets shall automatically vest in the Trust and shall thereupon become Trust Property, free and clear of all Claims and Interests, except as specifically provided in the Plan. The Trust shall be deemed the successors to the Debtors and substituted as a party to all pending contested matters, adversary proceedings, claims, administrative proceedings and lawsuits, both within and outside the Bankruptcy Court, involving the Assets or matters relating to the Trust. The Trustee shall be authorized and empowered to preserve, protect and maximize the value of the Trust Property, sell or otherwise liquidate the Trust Property as promptly and efficiently as is practicable, and distribute all income and proceeds from the Trust Property in accordance with the terms of the Plan and the Trust Agreement.

     Except with respect to Equity Securities ss. 510(b) Claims in Class MedicaLogic/Medscape 7, as of the Effective Date, in exchange for their receipt of distributions and other treatment contemplated under the Plan, each holder of a Claim or Interest releases, unconditionally and forever, any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever against the Debtors.

     Notwithstanding any other provision of the Plan, neither the Debtors, the Equity Committee, the Trust, the Trustee nor any of their respective members, directors, officers, agents, representatives, professionals, financial advisors, attorneys, accountants or employees shall have any liability to any holder of a Claim or Interest or any other entity for any act, event or omission taken or to be taken in good faith in connection with, or arising out of, the Chapter 11 Cases, or in connection with the formulation, negotiation, confirmation or consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan.

     Except as otherwise specifically provided in the Plan or the Confirmation Order and except as may be necessary to enforce or remedy a breach of the Plan and/or the Trust Agreement, or as may be necessary to assert any entity's rights in the proceeds of insurance issued on behalf of the Debtors, to the extent available, as of the Effective Date, all entities that have held, currently hold, or may hold Claims or other debts or liabilities against the Debtors, or an Interest or other right of an equity security holder in any or all of the Debtors, are, with respect to any such Claim or Interest, permanently enjoined from and after the Confirmation Date from taking any of the following actions:
(i) commencing or continuing in any manner any action or other proceeding against the Debtors, the Trust or the Trust Property, (ii) enforcing, levying, attaching, collecting or otherwise recovering in any manner any judgment, award, decree or order against the Debtors, the Trust, or the Trust Property; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Trust or the Trust Property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debtor, liability or obligation due to the Debtors or the Trust or the Trust Property, and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

     6. The Trust; Implementing Documents and Transactions; No Transfer Taxes

     As mentioned above, the Plan contemplates the implementation of a liquidating Trust as the vehicle from which distributions to holders of Allowed Claims and Allowed Interests will be made. On the Effective Date, the Trust shall be established as a grantor trust pursuant to the Trust Agreement for the purposes of acquiring title to the Trust Property, assuming all of the liabilities of the Debtors and the Estates, and liquidating and distributing the Trust Property for the benefit of the Trust Beneficiaries. The Trust Property will be distributed in accordance with the provisions of the Plan and the Trust Agreement as promptly and efficiently as is practicable. Upon the Effective Date, title to the Assets shall automatically vest in the Trust and shall thereupon become Trust Property, free and clear of all Claims and Interests, except as specifically provided in the Plan. The Trust shall be deemed the successor to the Debtors and the Chapter 11 estates and automatically substituted as a party to all pending contested matters, adversary proceedings, claims, administrative proceedings and lawsuits, both within and outside the Bankruptcy Court, involving the Assets or matters relating to the Trust, including the resolution of Disputed Claims.

     At least five (5) days prior to the Confirmation Hearing, or if the Confirmation Hearing is adjourned, then at least five (5) days prior to the adjourned date, the Debtors shall file with the Bankruptcy Court the Plan Supplement which shall contain Exhibits, Schedules, and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Such documents shall include (i) a schedule of the amounts to be deposited in (a) the Trust Expense Reserve, (b) the Secured Claims Reserve, (c) the Priority Claims Reserve, (d) the Unsecured Claims Reserve, and
(e) the Wind-down Budget, and (ii) the proposed form of Trust Agreement. Upon the filing of the Plan Supplement with the Court, (i) the Debtors will serve copies of the Plan Supplement to the Office of the United States Trustee and counsel to the Equity Committee and (ii) the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtors' counsel. A copy of the Plan Supplement will also be available at the Debtors' website at www.mscpholdings.com, and at www.deb.uscourts.gov, the official website for the Bankruptcy Court.

     The Debtors and the Trustee shall be authorized to execute, deliver, file or record such documents, contracts, instruments, releases, and other agreements and take such other actions as may be necessary to effectuate and further evidence the terms and conditions of the Plan and Trust Agreement.

     Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

     7. Corporate Governance Matters

     On the Effective Date, the positions of officers and directors of the Debtors will be eliminated, and therefore, the persons then acting as directors and officers of the Debtors will be terminated.

     8. Amendment of Plan; Severability; Revocation

     Alterations, amendments or modifications of the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, if the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before the Effective Date, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122, 1123, and 1125 of the Bankruptcy Code, and the Bankruptcy Court after notice and hearing confirms the Plan as altered, amended or modified.

     A holder of a Claim or Interest that has accepted the Plan is deemed to have accepted the Plan as altered, amended or modified if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Interest of the holder. Otherwise the Debtors may alter, amend or modify the treatment of claims and Interests provided for under the Plan only if the holders of Claims or Interests affected thereby agree or consent to any such alteration, amendment or modification.

     In  the  event  that  the  Bankruptcy  Court   determines,   prior  to  the
Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, the Debtors may, at their option, (a) treat such provision as invalid, void or unenforceable, in which case such provision will not limit or affect the enforceability and operative effect of any other provision of the Plan, or (b) alter, amend, revoke, or withdraw the Plan.

     The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan will be null and void. In such event, nothing contained in the Plan will constitute a waiver or release of any claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

     9. Retention of Jurisdiction

     The Plan provides for the Bankruptcy Court to retain broad, exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan.

     10. Dissolution of Equity Committee

     On the Effective Date, the Equity Committee shall dissolve and the members shall be released and discharged from all rights and duties arising from or related to the Chapter 11 Cases. The professionals retained by the Equity Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed and served after the Effective Date pursuant to
Section 2.2 of the Plan.

     11. Dissolution of Debtors

     Upon the Dissolution Date, each of the Debtors shall be deemed dissolved. The dissolution shall be approved by the Bankruptcy Court as part of this Plan and the Confirmation Order, without further action of the Bankruptcy Court. Notwithstanding the determination of the Dissolution Date by the Debtors, the Debtors shall take all steps necessary to ensure that the Chapter 11 Cases are properly closed and all past due fees pursuant to 28 U.S.C. ss. 1930(a)(6) are paid.

     D. Conditions to Confirmation and Effective Date of the Plan

     1. Conditions to Confirmation

     (a) Order Approving Disclosure Statement. It shall be a condition precedent to Confirmation that the Bankruptcy Court shall have issued an order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code.

     (b) Designation of Reserves. No later than five (5) days prior to the Confirmation Hearing, the Debtors shall have filed with the Bankruptcy Court in the Plan Supplement and served upon (i) the Debtors' twenty largest unsecured creditors; (ii) members of the Equity Committee and its counsel and (iii) the Debtors' taxing authorities, a schedule of the amounts the Debtors shall deposit into the (i) Trust Expense Reserve, (ii) Wind-down Reserve, (iii) Secured Claims Reserve, (iv) Priority Claims Reserve, and (v) Unsecured Claims Reserve.

     (c) Trust Agreement. No later than five (5) days prior to the Confirmation Hearing, the Debtors shall have filed with the Bankruptcy Court the form of proposed Trust Agreement as part of the Plan Supplement.

     2. Conditions to the Effective Date

     The following are conditions precedent to, or must occur simultaneously with, the Effective Date of the Plan.

     (a) Confirmation Order. A Confirmation Order must have been entered by the Bankruptcy Court and have become a Final Order.

     (b) No Revocation. No request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code must be pending as of the Effective Date or, if such a request has been made, then such request must have been denied by a Final Order.

     (c) Completion of Tax Returns. The Debtors shall have filed all federal and state income tax returns with due dates taking into account any extensions on or before the Effective Date and shall have provided to KPMG LLP, the Debtors' tax advisors, current financial information through the last month ending thirty
(30) days or more prior to the Effective Date.

     (d) Trust Agreement. The Trustee shall have executed the Trust Agreement and assumed all responsibilities under the Plan.

     (e) Other. All actions, other documents and agreements necessary to implement the Plan must be executed and delivered on the Effective Date.

     The Debtors may waive any condition or any portion of any condition set forth in Article X of the Plan, at any time without notice and without leave of or order of the Bankruptcy Court, provided, however, with respect to any condition that materially adversely affects the rights of Equity Interest holders, the Debtors shall notify counsel to the Equity Committee prior to waiving such condition.

                                      VII.

                                VOTING PROCEDURES

     A. Parties Entitled to Vote on the Plan

         Pursuant to section 1126 of the Bankruptcy Code, each class of "impaired" Claims or Interests that is not deemed to reject the Plan is entitled to vote on acceptance or rejection of the Plan. A class is impaired unless that class will have its legal, equitable and contractual rights left unaltered by the reorganization. A list of classes entitled to vote on the Plan is set forth in Section II (B) of this Disclosure Statement ("VOTING ON THE PLAN").

     Notwithstanding the foregoing, only holders of Allowed Claims or Allowed Interests in the Voting Classes are entitled to vote on the Plan. A Claim or Interest as to which a dispute exists is not Allowed, and is thus not entitled to vote unless and until either (i) the dispute is determined, resolved or adjudicated in the Bankruptcy Court or another court of competent jurisdiction by final order or pursuant to agreement with the Debtors, or (ii) the Bankruptcy Court deems the disputed Claim or Interest to be an Allowed Claim or Allowed Interest on a provisional basis, for purposes of voting on the Plan. Therefore, although there is a ballot enclosed with this Disclosure Statement, the votes cast by the holders of Claims or Interests that are disputed as of the Voting Deadline will not be counted unless the Bankruptcy Court provisionally allows those Claims or Interests for purposes of voting on the Plan. If your Claim or Interest is disputed, it is your obligation to obtain an order provisionally allowing your Claim or Interest for purposes of voting.

     Holders of Interests in the voting classes may vote on the Plan only if they are holders as of the Voting Record Date. The "Voting Record Date" is December 20, 2002.

     B. Ballot

     A ballot to be used for voting to accept or reject the Plan, together with a return envelope, is enclosed with copies of this Disclosure Statement.

     After carefully reviewing this Disclosure Statement and the Plan, Creditors and Interest holders entitled to vote should indicate their acceptance or rejection of the Plan by completing the enclosed ballot. All ballots should be returned to the voting agent at the address set forth below. If you believe you hold a Claim that is entitled to vote and do not receive a ballot, or if your ballot has been damaged or lost, or if you have any questions regarding the procedures for voting on the Plan, please contact the voting agent as follows:

                             The Altman Group, Inc.
                         60 East 42nd Street, Suite 405
                            New York, New York 10165
                                 (212) 681-9600

     C. General Procedures and Deadlines for Casting Votes

     The following information is qualified in all respects by the instructions that will accompany your ballot. Please review those instructions carefully before completing your ballot.

     All Creditors and Interest holders entitled to vote may cast their votes by completing, dating and signing the ballot that accompanies this Disclosure Statement, and by returning the ballot once it has been completed, dated and signed in the enclosed envelope. To be counted, your vote must be received by the voting agent at the following address, prior to the voting deadline of 4:00 p.m. Eastern Standard Time on February 24, 2003.

                             The Altman Group, Inc.
                         60 East 42nd Street, Suite 405
                            New York, New York 10165
                                 (212) 681-9600

To be counted, all ballots must be completed and signed, and must be returned in time to be actually received by the Debtors at the above address by 4:00 p.m. Eastern Standard Time, on February 24, 2003. Since mail delays may occur, it is important that your ballot be mailed or delivered well in advance of the specified date.

     Any ballot received after 4:00 p.m. Eastern Standard Time, on February 24, 2003, will not be counted or otherwise included in any calculations to determine whether the Plan has been accepted or rejected.

     If the holder of an Allowed Unsecured Claim in an amount greater than $5,000 makes an election to reduce the Allowed amount of such Claim to an amount equal to or less than $5,000, such Claim shall be treated as a Convenience Claim for such purposes. Such election shall be made on the Ballot, which must be completed and received by the voting agent by the voting deadline. A holder of an Allowed Unsecured Claim who makes this election shall be deemed to have accepted the Plan by such election and such election shall be irrevocable.

     If a ballot is signed and returned without casting a vote or providing other instruction as to acceptance or rejection of the Plan, the signed ballot will not be counted as a vote either to accept or reject the Plan. The Debtors, in their discretion, may request that the voting agent attempt to contact voters to cure any defects in the ballots.

     When a ballot is returned indicating acceptance or rejection of the Plan, but such ballot is unsigned, the ballot will not be counted or otherwise included in any calculations to determine whether the Plan has been accepted or rejected.

     Any voter that has delivered a valid ballot may withdraw its vote by delivering a written notice of withdrawal to the voting agent prior to the Voting Deadline. To be valid, the notice of withdrawal must (a) be signed by the party who signed the ballot to be revoked, and (b) be received by the voting agent prior to the Voting Deadline. The Debtors may contest the validity of any withdrawals.

     Any holder that has delivered a valid ballot may change its vote by delivering to the voting agent a properly completed replacement ballot so as to be received prior to the Voting Deadline. In the case where more than one timely, properly completed ballot is received, only the ballot that bears the latest date will be counted.

     D. Special Procedures Applicable to Voting of Equity Interests

     1) IF YOU ARE THE BENEFICIAL OWNER OF SHARES AS OF DECEMBER 20, 2002, (THE "VOTING RECORD DATE"):

                  If the Shares are registered in your own name: Please complete the information requested on the ballot; sign, date, and indicate your vote on the ballot; and return the ballot in the enclosed envelope so that it is actually received by the voting agent prior to the Voting Deadline.

     If the Shares are registered in "street name" and held in the name of a broker or other nominee:

     If your ballot has already been signed (or "prevalidated") by your nominee (your broker, bank, other nominee or their agent): Please complete the information requested on the ballot, indicate your vote on the ballot, and return your completed ballot directly to the voting agent, in accordance with the instructions for the ballot, so that it is actually received by the voting agent before the Voting Deadline; or

     If your ballot has NOT been signed (or "prevalidated") by your nominee (your broker, bank, other nominee, or their agent): Please complete the information requested on the ballot; sign, date and indicate your vote on the ballot; and return the ballot to your nominee in sufficient time for your nominee to then forward your vote to the voting agent so that it is actually received by the voting agent prior to the Voting Deadline.

     2) IF YOU ARE THE NOMINEE FOR A BENEFICIAL OWNER OF THE SHARES AS OF DECEMBER 20, 2002 (THE VOTING RECORD DATE): Please forward a copy of the Disclosure Statement Summary and the appropriate ballot to each beneficial owner, AND:

     All ballots that you have signed (or "prevalidated") should be completed by the beneficial owners and returned by the beneficial owners directly to the voting agent so that the voting agent receives such ballots prior to the Voting Deadline.

     All ballots that you have NOT signed (or "prevalidated") should be completed by the beneficial owners and returned by the beneficial owners directly to you in accordance with the instructions for the ballot. You must summarize the votes of the respective beneficial holders on the master ballot, in accordance with the instructions for the master ballot, and then return the master ballot to the voting agent so that it is actually received by the voting agent before the Voting Deadline.

     3) IF YOU ARE A SECURITIES CLEARING AGENCY: Please arrange for your respective participants to vote by executing an omnibus proxy in their favor.

                                      VIII.

                            CONFIRMATION OF THE PLAN

     The Bankruptcy Court has scheduled a hearing to consider confirmation of the Plan to commence on March 3, 2003, at 9:30 a.m. Eastern Standard Time. That hearing will be held at the United States Bankruptcy Court for the District of Delaware, at in Courtroom 2 at 824 Market Street, 6th Floor, Wilmington, Delaware 19801, before the Honorable Peter J. Walsh.

     Parties in interest have the right to object to confirmation of the Plan. Any objections to confirmation of the Plan must be in writing and filed with the Bankruptcy Court by no later than February 24, 2003, at 4:00 p.m. Eastern Standard Time. In addition, copies of such objections must be received no later than February 24, 2003, at 4:00 p.m. Eastern Standard Time by the following persons:

                                            Neil B. Glassman
Conor D. Reilly                             Steven M. Yoder
Janet Weiss                                 Eric M. Sutty
Lois F. Dix                                 THE BAYARD FIRM
GIBSON, DUNN & CRUTCHER LLP                 222 Delaware Avenue
200 Park Avenue                             Wilmington, Delaware 19801
New York, NY  10166                         (302) 655-5000
(212) 351-4000                              (302) 658-6395 fax
(212) 351-4035 fax                          Co-Counsel for the Debtors
Co-Counsel for the Debtors


Claude D. Montgomery                        Jeffrey Wisler
Lee P. Whidden                              Michelle McMahon
SALANS                                      CONNOLLY BOVE LODGE & HUTZ LLP
Rockefeller Center, 620 Fifth Avenue        1220 Market Street
New York, New York  10020                   Wilmington, Delaware 19801
(212) 632-5500                              (302) 658-9141
(212) 307-3375 fax                          (302 658-5614 (fax)
Co-Counsel for the Equity Committee         Co-Counsel to the Equity Committee

     Rule 9014 of the Federal Rules of Bankruptcy Procedure governs objections to confirmation of the Plan. Unless an objection to confirmation is timely filed and served, it may not be considered by the Bankruptcy Court.

     At the confirmation hearing, the Bankruptcy Court will consider whether the Plan satisfies the various requirements of the Bankruptcy Code, including whether (i) the Plan has classified Allowed Claims and Allowed Interests in a permissible manner, (ii) the contents of the Plan comply with the technical requirements of the Bankruptcy Code, (iii) the Debtors have proposed the Plan in good faith, and (iv) the Debtors' disclosures concerning the Plan have been adequate and have included information concerning all payments made or promised in connection with the Plan and the Chapter 11 Cases, as well as the identity, affiliations and compensation to be paid to all officers, directors and other insiders. The Debtors believe that the Plan satisfies all of the requisites for confirmation and will present such evidence and argument as may be necessary or appropriate at or prior to the hearing on confirmation.

     As further described herein, the Bankruptcy Code also requires that the Plan be accepted by requisite votes of creditors and stockholders (except to the extent provided in section 1129(b) of the Bankruptcy Code), that the Plan be feasible, and that confirmation be in the "best interests" of all creditors and stockholders. To confirm the Plan, the Bankruptcy Court must find that all of these conditions are met. Thus, even if the creditors and stockholders of the Debtors accept the Plan by the requisite votes, the Bankruptcy Court must make independent findings respecting the Plan's feasibility and whether it is in the best interests of the Debtors' Creditors and Interest holders before it may confirm the Plan.

A.       Classification of Claims and Interests

     The Bankruptcy Code requires that each claim and interest in a class be "substantially similar" to the other claims and interests in such class. The Debtors believe that the Claims and Interests in each class under the Plan are substantially similar and that the classification proposed in the Plan is appropriate under the Bankruptcy Code.

     B. Best Interests of Unsecured Creditors

     The Bankruptcy Code provides that a chapter 11 plan will not be confirmed unless the Bankruptcy Court finds that the plan is in the "best interests" of all classes of claims or equity interests which are impaired. The "best interests" test will be satisfied by a finding of the Bankruptcy Court that either (i) all holders of impaired claims or equity interests have accepted the plan, or (ii) the plan will provide such a holder that has not accepted the plan with a recovery of at least equal in value to the recovery such holder would receive if the debtor were liquidated under chapter 7 of the Bankruptcy Code. The "best interests" test requires that with respect to each holder of an Allowed Claim or Allowed Interest, either such holder has voted to accept the Plan or such holder will receive or retain property of a value that is not less than the amount such holder would receive or retain in a liquidation under chapter 7 of the Bankruptcy Code.

     Exhibit C attached hereto is a Liquidation Analysis that evaluates the likely returns to creditors in chapter 7 cases of the Debtors. To determine what the holders in each Class of Allowed Claims or Allowed Interests would receive if the Debtors were to be liquidated, the Courts must determine the dollar amount that would be generated from the liquidation of the Debtors' Assets in the context of chapter 7 liquidation cases. The cash amount that would be available for satisfaction of the Allowed Claims and Allowed Interests of the Debtors would consist of the proceeds resulting from the disposition of the assets of the Debtors (primarily proceeds from the sale of the Transcription Services, Internet Portals, and Digital Health Records business lines), augmented by any Cash held by the Debtors at the time of the commencement of the chapter 7 case. The Debtors' available Cash would be reduced by the costs and expenses of the liquidation and by any additional Administrative Claims and Priority Claims that would result from the use of a chapter 7 proceeding for the purposes of liquidation. See Liquidation Analysis.

     The Debtors believe that the distributions that would be made in chapter 7 cases would be less than the distributions contemplated by the Plan. The Debtors therefore believe that the Plan is in the best interests of all holders of Claims and Interests.

     C. Feasibility

     The Bankruptcy Code provides that a chapter 11 plan may be confirmed only if the Bankruptcy Court finds that such plan is feasible. A feasible plan is one which will not lead to a need for further reorganization or liquidation of the debtor. Because the Plan provides for the liquidation of the Debtors, the Bankruptcy Court will find that the Plan is feasible only after the Bankruptcy Court determines that the Debtors will have sufficient funds in their reserves to meet their post-confirmation obligations to pay for the costs of the continuing administration of their estates and satisfaction of Claims. Here, the Debtors will make appropriate reserves for the wind-down of the Debtors and the expenses of the Trust. No class of Claims or Interests will receive any distributions, unless and until all Allowed Claims or Interests in such class that is prior in right to distribution have been paid in full and a reserve has been established in the full amount of all Disputed Claims or Interests, as applicable. The Debtors believe that the Plan complies with the financial feasibility standard for confirmation under the Bankruptcy Code.

     D. Acceptance

         As a condition to confirmation, the Bankruptcy Code requires that each impaired class of claims or equity interests accept a plan, with the exceptions described in the following section. The Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by holders of two-thirds in dollar amount and a majority in number of the claims of that class, but for that purpose counts only the votes of those creditors who actually vote to accept or to reject the plan. The Bankruptcy Code defines acceptance of a plan by a class of equity interests as acceptance by two-thirds of the number of shares, but for this purpose counts only those shares that actually vote. Holders of claims or equity interests who fail to vote are not counted as either accepting or rejecting the plan.

     Classes of claims and equity interests that are not "impaired" under a plan are deemed to have accepted the plan and therefore are not permitted to vote on the plan. Classes of claims and equity interests that receive no distributions under a plan are deemed to have rejected the plan. The Debtors are soliciting acceptances of the Plan only from those persons who hold Claims or Interests that are impaired under the Plan and who are to receive distributions or retain property on account of their Allowed Claims or Allowed Interests.

     A class of claims or equity interests is "impaired" if the legal, equitable, or contractual rights attaching to the claims or equity interests of that class are modified in any manner other than those specifically permitted under the Bankruptcy Code. A list of impaired Classes is set forth in Section
II. (B) of this Disclosure Statement ("VOTING ON THE PLAN").

     Section 1129(b) of the Bankruptcy Code sets forth the requirements for confirming a plan where one or more impaired classes have not voted to accept the plan. If a plan is not accepted by an impaired class, including nonacceptance by means of deemed rejection, the plan may still be confirmed, provided that the plan has been accepted by at least one impaired class of claims, the Plan does not discriminate unfairly, and is "fair and equitable" with respect to each class of claims or interests that is impaired under the plan but has not accepted the plan by the requisite amounts.

     The requirement for a plan not to discriminate unfairly means there must be a legitimate business reasons for any differences in treatment among classes of creditors and interest holders at the same priority.

     The "fair and equitable" standard requires that if a class of unsecured claims rejects a plan, the plan may still be confirmed so long as the plan provides that (i) each holder of a claim included in the rejecting class receives or retains on account of the claim, property that has a value, as of the effective date, equal to the allowed amount of the claim, or (ii) the holder of any claim or interest that is junior to the claims of that class will not receive or retain any property on account of the junior claim or interest. If a class of equity interests rejects a plan, the plan may still be confirmed under the fair and equitable standard so long as the plan provides that (i) each holder of an equity interest included in the rejecting class receives or retains, on account of that equity interest, property that has a value, as of the effective date, equal to the greatest allowed amount of any fixed liquidation preference to which the holder is entitled, any fixed redemption price to which the holder is entitled, or the value of that equity interest, or
(ii) the holder of any equity interest that is junior to the interests of that class will not receive or retain any property on account of that junior interest.

     The "fair and equitable" standard requires that with respect to any class of secured claims that has not voted to accept the plan, the plan provides that
(i) the lien securing the claims of each member of the class is preserved and the plan provides for deferred cash payments with a present value equal to the lesser of the allowed amount of their claims or the value of the collateral securing their claims, (ii) the collateral securing the claim be sold free of the lien with the lien attaching to the proceeds and with the lien on the proceeds being treated under one of the two other standards described in this paragraph, or (iii) the claim receives treatment that is the "indubitable equivalent" of the claim.

     If one or more classes of impaired Claims or Interests rejects the Plan in these Chapter 11 Cases, the Bankruptcy Court will determine at the Confirmation Hearing whether the Plan is fair and equitable with respect to, and does not discriminate against, any rejecting impaired class. The Debtors reserve the right (a) to request the Bankruptcy Court to confirm the Plan under section 1129(b) of the Bankruptcy Code, (b) to reallocate distribution of assets to Claims and Interests if necessary to comply with section 1129(b), and (c) to amend the Plan to the extent necessary to comply with section 1129(b).

     The Debtors expect that at least one impaired Class will accept the Plan for each Debtor. The Equity Interests in the public company, MedicaLogic/Medscape, will receive a distribution under the MedicaLogic/Medscape Plan. The Equity Interests, Membership Interests and Partnership Interests of the following wholly-owned subsidiaries will not receive or retain any property:
MSCP; MedicaLogic Enterprises; MedicaLogic Pennsylvania; MedicaLogic Texas, Inc.; and MedicaLogic Texas, LP. Because the Equity Interests, Membership Interests and Partnership Interests of such Debtors will be deemed to reject the Plan, the Debtors will seek confirmation of the Plan pursuant to the cramdown provisions of section 1129(b) of the Bankruptcy Code with respect to those Debtors. The Debtors believe that the Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code.

     E. Risk Factors

     With any Chapter 11 plan, certain factors create a risk that anticipated results will not be achieved. However, these factors cannot always be anticipated. Some events may develop in ways that are unforeseen, and some or all of the assumptions, which have been used in this Disclosure Statement and the Plan, may not be realized exactly as assumed. The risk of such contingencies is reduced in these Chapter 11 Cases because the success of the Plan does not depend upon projected future revenues of the Debtors.

     Substantially all of the Assets have been liquidated and reduced to cash. The Debtors will distribute this cash to the Trust which will make distributions to holders of Allowed Claims and Allowed Interests as provided in the Plan. Nevertheless, the timing and amount of distributions to the various classes of the Trusts may be affected by the following factors:

     1 The Plan is subject to approval by the Voting Classes. Class MSCP-5 (Equity Interests), Class MedicaLogic Enterprises-5 (Equity Interests), Class MedicaLogic Pennsylvania-5 (Membership Interests), Class MedicaLogic Texas, Inc.-5 (Equity Interests), and the Class MedicaLogic Texas, LP-5 (Partnership Interests) are all deemed to have rejected the Plan. No assurance can be given that the Plan will be accepted by the Voting Classes or confirmed by the Court. Failure of the Voting Classes to vote in favor of the Plan or non-confirmation of the Plan by the Court could lead to delay and additional administrative expenses.

     2 The estimated return on Allowed Claims and Allowed Interests set forth in this Disclosure Statement are only estimates. Any increase in estimated Allowed Claims or Allowed Interests will reduce the corresponding actual percentage return on Allowed Unsecured Claims and Equity Interests. As discussed earlier, distributions to Unsecured Claims and Equity Interests will be significantly reduced if the Securities Litigation Claims or the Restricted Stock Holder Claims were to become Allowed in any material amounts and determined not subject to subordination under section 510(b) of the Bankruptcy Code. Absent subordination of such Claims, there can be no assurances that there will be distributions to Preferred or common Equity Interests.

     3 Distributions to the holders of Disputed Claims or Disputed Interests may occur over a longer period of time than anticipated because of litigation over the validity and amount of such Claims.

     4 Prior to the commencement of the Chapter 11 Cases, the Debtors were parties to certain legal proceedings as more fully described herein and in the Form 10-K, which is available at www.sec.gov, the official website for the SEC. Creditors and Interest holders are referred to Item 3, "Legal Proceedings," of the Form 10-K for information regarding those legal proceedings. The filing of the Chapter 11 Cases operated as an automatic stay of all litigation against the Debtors. The Debtors, however, cannot predict the outcome of those litigation matters or the extent to which the costs of defense and any settlement or award will be covered by its insurance policies. An adverse determination on one or more of these matters could result in a material adverse effect on distributions to holders of Allowed Claims or Allowed Interests.

     The foregoing risks are inherent in any liquidation, including that by a chapter 7 trustee.

                                       IX.

                            ALTERNATIVES TO THE PLAN

     The Debtors believe that the Plan provides the Debtors' Creditors and Interest holders with the earliest and greatest possible value that can be realized on their respective Allowed Claims and Allowed Interests. The alternatives to confirmation of the Plan, if the Plan is not accepted, are (i) the submission of an alternative plan or plans of liquidation by another party in interest, or (ii) the conversion of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, and subsequent liquidation of the Debtors.

     With respect to alternative plans of liquidation, the Debtors believe that no other plan would result in distribution of greater value to Creditors and Interest Holders than that contemplated under the Plan. Any alternative plan would delay confirmation thereby increasing costs from those incurred under this Plan. In addition, the Debtors believe that the aggregate dollar amount available for distribution to Creditors and Interest Holders would be reduced if the Chapter 11 Cases were converted to cases under chapter 7 and the Debtors' Assets were distributed by one or more chapter 7 trustees. The increased costs of liquidation in a chapter 7 case would include the compensation of a chapter 7 trustee, as well as that of counsel and other professionals employed by such a trustee, applicable taxes, and litigation costs would reduce such distributions. Moreover, substantial time would elapse before Creditors or Interest holders would receive any distribution because the trustee or trustees would need to become familiar with the Debtors' books and records and the tax and other issues affecting such distributions. The trustee would need to devote time to the administration of the chapter 7 cases.

     For the reasons described above, the Debtors believe that confirmation of the Plan is preferable to any alternative because the Plan maximizes the distributions to all classes of Creditors and Interest holders, and because any alternative to confirmation will result in reduced recoveries and substantial delays in the distribution of any recoveries available under such an alternative.

         For the reasons set forth in the attached Exhibit E, the Equity Committee also supports this proposed Plan and urges holders of Allowed Equity Interests to vote in favor of the Plan and to support its confirmation.

                                       X.

               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     A. Generally

     The following discussion is a summary of the significant United States federal income tax consequences of the transactions described herein and in the Plan to the Debtors and to holders of Allowed Claims, holders of Allowed Interests in Class MedicaLogic/Medscape-5 (Preferred Equity Interests) and Class MedicaLogic/Medscape-6 (Equity Interests), and holders of Claims in Class
MedicaLogic/Medscape-7 (Equity Securities ss. 510(b) Claims). For purposes of the discussion in this Section X, unless the context otherwise requires, (i) the term "Equity Interests" refers to Equity Interests in Class MedicaLogic/Medscape-6, and (ii) the term "Trust" refers to the Trust other than the portion of each of the Secured Claims Reserve, the Priority Claims Reserve, and the Unsecured Claims Reserve that relates to Disputed Claims (such portions are referred to collectively herein as the "Disputed Claims Reserve"). This discussion is for informational purposes only and is based on the Internal
Revenue Code, its legislative history, existing and proposed Treasury regulations, judicial decisions, and administrative rulings and practice, all as of the date of this Disclosure Statement, and all of which are subject to change, possibly with retroactive effect.

     This summary does not discuss all aspects of federal income taxation that may be relevant to a particular holder in light of its individual circumstances or to certain types of holders subject to special treatment under the federal income tax laws, such as tax-exempt organizations, insurance companies, financial institutions, dealers in securities, partnerships and other pass-through entities, holders that hold their Claims or Equity Interests as part of a hedge, straddle, conversion, or other risk-reduction arrangement, and holders whose functional currency is not the U.S. dollar; nor does it address any foreign, state, local, or other tax consequences of the consummation of the Plan. Further, this discussion assumes (i) that holders hold their Claims and Equity Interests, and will hold their beneficial interests in the Trust, as capital assets for federal income tax purposes, and (ii) that all Equity Securities ss. 510(b) Claims in Class MedicaLogic/Medscape-7 will be Disputed Claims on the Effective Date.

     Except as otherwise noted, this discussion is limited to original holders of Claims and Interests. Also, this discussion applies only to holders that are United States persons. A "United States person" means (1) a citizen or resident of the United States (as defined for federal income tax purposes), (2) a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, (4) a trust that is subject to the supervision of a court within the United States and the control of one or more United States persons, or (5) certain electing trusts that were in existence and treated as domestic trusts on August 20, 1996.

     The tax consequences described herein are uncertain. The Debtors will not seek a ruling from the IRS or an opinion of counsel with respect to any of the matters discussed herein and there can be no assurance that the IRS will not challenge one or more of the conclusions set forth below. Each holder of a Claim or Interest is urged to consult its own tax advisor as to the specific tax consequences of the consummation of the Plan, including the applicability and effect of federal, state, local, and non-U.S. tax laws and applicable tax return reporting requirements.

     B. Creation of the Trust and the Disputed Claims Reserve

     1. Receipt of Beneficial Interests in the Trust

     The federal income tax consequences of the Plan depend in part on whether the Equity Securities ss. 510(b) Claims are subordinated as of the Effective Date. If they are, holders of Allowed Claims will not, and holders of Allowed Preferred Equity Interests may not, receive interests in the Trust, but instead will receive cash for their Claim and for all or a part of their Interest (Holders of Allowed Equity Interests will receive interests in the Trust in any event). If the Equity Securities ss. 510(b) Claims are not so subordinated, holders of Allowed Claims and Allowed Interests will receive interests in the Trust. This disclosure discusses the federal income tax consequences of both alternatives.

     2. Characterization of the Trust, Beneficial Interests in the Trust, and the Disputed Claims Reserve

     Although the treatment of the Trust is not free from doubt, the Debtors believe that the Trust should be treated as a "grantor trust" for federal income tax purposes. Assuming that this characterization is correct, the Trust would not be a separate taxable entity. Instead, holders of Allowed Preferred Equity Interests that become Trust Beneficiaries (if any) and holders of Allowed Equity Interests would be treated as the grantors, or owners, of the Trust's assets for federal income tax purposes, subject to the discussion below in Part C.3.a.(2) of this Section X. Further, although not free from doubt, the Debtors believe that Allowed Claims (to the extent not paid in full upon the effectiveness of the Plan) will ultimately be paid in full, including post-Effective Date interest, so that the beneficial interests in the Trust received by holders of Allowed Claims (if any) will be treated as debt instruments of the Trust (referred to herein as the "Trust Notes"). Finally, although not free from doubt, the Debtors believe that the Disputed Claims Reserve will be segregated from the Trust for federal income tax purposes and treated as a separate taxable entity. See Part E of this Section X below for a fuller discussion of the consequences of the ownership of a beneficial interest in the Trust as well as a discussion of possible alternative characterizations of the Trust and the Disputed Claims Reserve.

     3. Transfer of Assets to the Trust

     The Debtors intend to take the position that the transfer on the Effective Date of assets to the Trust will be treated for federal income tax purposes as a transfer of such assets to the holders of Allowed Claims that become Trust Beneficiaries (if any), the holders of Allowed Preferred Equity Interests that become Trust Beneficiaries (if any), and the holders of Allowed Equity Interests, followed by the contribution of such assets by such holders to the Trust; and that, in exchange for such contribution, (i) holders of Allowed Claims, if they become Trust Beneficiaries, will be treated as receiving the Trust Notes and (ii) holders of Allowed Preferred Equity Interests, if they become Trust Beneficiaries, and holders of Allowed Equity Interests will be treated as receiving beneficial equity interests in the Trust. Accordingly, the Debtors intend to take the position that for federal income tax purposes, actions which occur on the Effective Date to establish the Trust and discharge Allowed Claims (to the extent not discharged by a cash distribution) will be treated as if each holder of an Allowed Claim against a Debtor surrendered its Claim to the Debtor in exchange for a pro rata share of the assets of the Trust. Likewise, the Debtors intend to take the position that for federal income tax purposes, actions which occur on the Effective Date to establish the Trust and cancel Allowed Preferred Equity Interests (to the extent not cancelled by a cash distribution) and Allowed Equity Interests will be treated as if
MedicaLogic/Medscape redeemed each such interest in exchange for a pro rata share of the assets of the Trust. Although not free from doubt, the Debtors intend to take the position that the establishment of the Disputed Claims Reserve will be treated as a direct transfer of the assets thereof to the Disputed Claims Reserve by the Debtors.

     The mechanics of the surrender of Allowed Claims and the issuance to holders of Allowed Claims of beneficial interests in the Trust treated as Trust Notes may be subject to characterization different from that described above. Accordingly, holders of Allowed Claims that become Trust Beneficiaries (if any) should consult their own tax advisors as to the possibility and effect of such alternative characterization, including with respect to the availability of the installment method of reporting any gain realized on the transaction occurring on the Effective Date. Except as otherwise indicated, the discussion that follows is based on the assumption that the transactions creating the Trust, the characterization of the Trust as a grantor trust, and the characterization of the Trust Notes (if any) as debt of the Trust, in each case as described above, will be respected for federal income tax purposes.

     C. Consequences to the Holders of Allowed Claims, Allowed Preferred Equity Interests, Allowed Equity Interests, and Disputed Claims

     1. Overview

     A holder of an Allowed Claim will be treated as receiving consideration in respect of its Allowed Claim on the Effective Date and should recognize gain or loss as discussed below in Part C.2 of this Section X. On the deemed redemption of Allowed Preferred Equity Interests and Allowed Equity Interests by MedicaLogic/Medscape and the receipt of beneficial interests in the Trust (and, in the case of holders of Allowed Preferred Equity Interests, possibly cash), each holder of an Allowed Preferred Equity Interest and each holder of an Allowed Equity Interest should recognize gain or (subject to the discussion below in Part C.3.d of this Section X) loss as discussed below in Part C.3 of this Section X. Further, when a Disputed Claim is wholly or partially disallowed and as a result cash in the Disputed Claims Reserve is released and credited to the Equity Fund, holders of Allowed Preferred Equity Interests and holders of Allowed Equity Interests who are Trust Beneficiaries at such time may recognize additional gain as discussed below in Part C.3.c of this Section X. Although not free from doubt, holders of Disputed Claims should not recognize gain or loss on the Effective Date but instead should recognize gain or loss when such Claims become Allowed as discussed below in Parts C.4 and C.5 of this Section X. In addition, each holder of a beneficial interest in the Trust other than a holder of a beneficial interest treated as a Trust Note will be required to report on its federal income tax return its allocable share of any income, gain, loss, deduction or credit recognized or incurred through the operation of the Trust as discussed below in Part E of this Section X.

     2. Holders of Allowed Claims

     a. Amount and Character of Gain or Loss

     On the deemed transfer of an Allowed Claim to a Debtor and the receipt of cash or a beneficial interest in the Trust, a holder should recognize gain or loss equal to the difference between (i) the amount of cash actually received or deemed received, which in either case should be equal to the amount of the Allowed Claim, and (ii) the adjusted tax basis of the Claim deemed to have been transferred by the holder to the Debtor in exchange therefor, except to the extent described immediately below with respect to accrued and unpaid interest.
Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the holder held its Allowed Claim for more than one year at the Effective Date. Holders of Allowed Claims may wish to consult their own tax advisors regarding the possibility that any such gain or loss would be ordinary gain or loss either by reason of the character of the Claim in the hands of the holder, the market discount rules (in the case of holders other than original holders), or otherwise.

     b. Potential Interest Income

         A holder of an Allowed Claim will recognize ordinary income to the extent that any consideration received or deemed received is allocable to accrued and unpaid interest on such Claim that has not previously been included in such holder's gross income for federal income tax purposes. In the event that the consideration allocable to interest on a Claim is less than the amount previously included in the holder's gross income, the holder generally recognizes a loss to the extent of the unpaid interest.

     c. Treatment of the Beneficial Interests in the Trust Received By Holders of Allowed Claims

     As described above, the Debtors believe that the beneficial interests in the Trust received by holders of Allowed Claims (if any) will be treated as debt instruments for federal income tax purposes. The consequences of owning beneficial interests in the Trust treated as Trust Notes are described below in Part D of this Section X. Alternatively, if the IRS were to determine that the beneficial interests in the Trust received by holders of Allowed Claims, or some of them, should not be treated as debt instruments of the Trust, then any such holder would be treated as receiving a form of preferred equity of the Trust, in the same manner as (although having priority over) the holders of Allowed Preferred Equity Interests. Among the consequences of such alternative treatment would be that (i) any loss realized by any such holder on the exchange of its Allowed Claim for a beneficial interest in the Trust could be deferred, as discussed in Part C.3.d of this Section X; and (ii) none of the consequences described below in Part D of this Section X (pertaining to the requirement to include amounts of original issue discount in income) would apply to any such holder.

     3. Holders of Allowed Preferred Equity Interests and Holders of Allowed Equity Interests

     a. Holders of Allowed Preferred Equity Interests

     (1) Amount and Character of Gain of Loss

         On the deemed redemption of Allowed Preferred Equity Interests by MedicaLogic/Medscape and the receipt of beneficial interests in the Trust and possibly cash, a holder will recognize gain or (subject to the discussion below in Part C.3.d of this Section X) loss equal to the difference between (i) the sum of (a) the amount of cash actually received, if any, and (b) the fair market value on the Effective Date of the Trust Property (probably including the fair market value of the Trust's residual interest in the assets held by the Disputed Claims Reserve and the full amount of the Trust Expense Reserve and the Wind-down Reserve), if any, allocable to such holder (as represented by its interest in the Trust) and (ii) the adjusted tax basis of the Preferred Equity Interest deemed to have been surrendered by the holder to MedicaLogic/Medscape in exchange therefor. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the holder held its Allowed Preferred Equity Interest for more than one year at the Effective Date. If the Trust were to be classified in a different manner, the transactions treated as occurring on the Effective Date also would differ. The Debtors expect that the value of the Trust's residual interest in the assets initially held by the Disputed Claims Reserve will constitute a substantial percentage of the value of such assets.

     (2) Treatment of the Beneficial Interests in the Trust Received By Holders of Allowed Preferred Equity Interests

     The Debtors believe that the beneficial interests in the Trust received by holders of Allowed Preferred Equity Interests (if any) will be treated as senior equity of the Trust, with the consequences described above. However, in light of the facts that the Debtors expect that Allowed Claims (if not paid in full upon the effectiveness of the Plan) will ultimately be paid in full (including post-Effective Date interest) and that it may not be necessary to issue any Trust Notes, it is possible that full payment of the Preferred Equity Redemption Price would be viewed as sufficiently certain as of the Effective Date, so that the IRS would take the position that any beneficial interests in the Trust received by holders of Allowed Preferred Equity Interests should be treated as debt instruments of the Trust. If this position were sustained, such holders would be treated in the same manner as holders of Allowed Claims that become Trust Beneficiaries, with the result that (i) the amount realized on the Effective Date by each such holder would be equal to the sum of (a) the amount of cash, if any, and (b) the "issue price" (as defined below) of the beneficial interest in the Trust received; (ii) no loss realized by any such holder on the exchange of its Allowed Preferred Equity Interest for a beneficial interest in the Trust would be deferred; and (iii) the consequences described below in Part D of this Section X (pertaining to the requirement to include amounts of original issue discount in income) would apply to each such holder.

     b. Holders of Allowed Equity Interests

     On the deemed redemption of Allowed Equity Interests by MedicaLogic/Medscape and the receipt of beneficial interests in the Trust, a holder should recognize gain or (subject to the discussion below in Part C.3.d of this Section X) loss to the extent of the difference between (i) the fair market value on the Effective Date of the Trust Property (probably including the fair market value of the Trust's residual interest in the assets held by the Disputed Claims Reserve and the full amount of the Trust Expense Reserve and the Wind-down Reserve) allocable to such holder (as represented by its interest in the Trust) and (ii) the adjusted tax basis of the Equity Interest deemed to have been surrendered by the holder to MedicaLogic/Medscape in exchange therefor. Such gain or loss would be capital gain or loss, and would be long-term capital gain or loss if the holder held its Allowed Equity Interest for more than one year at the Effective Time. If the Trust were to be classified in a different manner, the transactions treated as occurring on the Effective Date also would differ. The Debtors expect that the value of the Trust's residual interest in the assets initially held by the Disputed Claims Reserve will constitute a substantial percentage of the value of such assets.

     c. Amount Realized on the Exchange

     The fair market value of the assets transferred to the Trust will be agreed to by the Debtors and the Trustee, and the Trustee will inform the Trust Beneficiaries in writing as to such value, which must be used consistently by the Trustee and the Trust Beneficiaries for all purposes.

     As described above, the Debtors believe that holders of Allowed Preferred Equity Interests that become Trust Beneficiaries and holders of Allowed Equity Interests should have a reporting position that they are required to include in their amount realized only their allocable portion of the fair market value of the Trust's residual interest in the Disputed Claims Reserve and not the fair market value of all of the assets held or deemed to be held by the Disputed Claims Reserve. However, it is possible that the IRS could assert a contrary view on the ground that the Disputed Claims are contingent liabilities that cannot be used to reduce the holders' amount realized unless and until such Claims are Allowed or are required to be paid. If the IRS were successful in this regard, holders of Allowed Preferred Equity Interests that become Trust Beneficiaries and holders of Allowed Equity Interests would be required to include in their amount realized their respective pro rata shares of the sum of the amount of cash and the fair market value of the assets initially dedicated or credited to the Disputed Claims Reserve.

     If, consistent with the reporting position described above, a holder of an Allowed Preferred Equity Interest that becomes a Trust Beneficiary or a holder of an Allowed Equity Interest takes the position that only the value of the Trust's residual interest in the Disputed Claims Reserve is includible in its amount realized on the Effective Date, as and when Disputed Claims are wholly or partially disallowed and, as a result, cash in the Disputed Claims Reserve is released and credited to the Equity Fund, such holder will likely recognize gain equal to the amount of its allocable portion of the released cash to the extent the aggregate amount of released cash allocable to such holder exceeds the amount previously reported as the residual value in the Disputed Claims Reserve. On the other hand, any amounts from the Wind-down Reserve used to pay expenses of the Debtors likely will be treated as reducing the amount realized by a holder at the time paid.

     The Trustee will provide annual written statements to the Trust Beneficiaries indicating the amount of any cash released from the Disputed Claims Reserve by reason of any and all disallowances of Disputed Claims and the amount of any cash paid from the Wind-down Reserve to pay expenses during each calendar year.

     d. Possible Deferral of Loss Recognition

     It is possible that the recognition of loss, if any, realized by a holder of an Allowed Preferred Equity Interest that becomes a Trust Beneficiary or a holder of an Allowed Equity Interest will be deferred because the ultimate pro rata shares of the Trust Property will not be determinable on the Effective Date due to the existence of Disputed Claims. In general, a loss is treated as sustained in the taxable year for which there has been a closed and completed transaction, and no portion of a loss with respect to which there is a reasonable prospect of reimbursement may be deducted until it can be ascertained with reasonable certainty whether such reimbursement will be recovered. Although not free from doubt, the Debtors believe that a holder of an Allowed Preferred Equity Interest that becomes a Trust Beneficiary or a holder of an Allowed Equity Interest should have a reporting position that it will recognize gain or loss on the Effective Date to the extent described above. It is possible, however, that the IRS may assert either that (i) gain or loss recognized on the Effective Date by a holder of an Allowed Preferred Equity Interest or an Allowed Equity Interest must be computed including the cash and the fair market value of the assets initially dedicated to the Disputed Claims Reserve as well as the fair market value of such holder's beneficial interest in the Trust or (ii) the consideration to be received by each holder of an Allowed Preferred Equity Interest or an Allowed Equity Interest does not have an ascertainable fair market value on the Effective Date, and thus any loss realized by such holder should not be recognized until a later time, such as the date that the Trust makes its final Distribution to the holder.

     Holders of Allowed Preferred Equity Interests and holders of Allowed Equity Interests should consult with their own tax advisors regarding the possible deferral of the recognition of loss. Because a loss is allowed as a deduction only for the taxable year in which the loss is sustained, a holder who claims a loss in the incorrect taxable year risks denial of a deduction for such loss altogether.

     4. Holders of Disputed Claims

     Although not free from doubt, holders of Disputed Claims on the Effective Date should not recognize gain or loss as a result of the transactions occurring on the Effective Date. Instead, such holders should recognize gain or loss if and when such Claims become Allowed, to the extent of the difference between (i) the sum of (a) the amount of cash, if any, received and (b) the fair market value of the assets, if any, allocable to such holder (other than amounts deemed to have been used to discharge accrued interest on Claims) and (ii) the adjusted tax basis of the Claim deemed to have been exchanged. It is likely that a portion of any amounts received by such holder will be treated as imputed interest income, computed from the Effective Date, and taxed as ordinary income.

     5.   Holders   of   Equity   Securities   ss.   510(b)   Claims   in  Class
MedicaLogic/Medscape-7

     Holders of Equity Securities ss. 510(b) Claims in Class MedicaLogic/Medscape-7 will initially be treated as holders of Disputed Claims, and thus should not recognize gain or loss as a result of the transactions occurring on the Effective Date, as described above. If and when such a Claim is Allowed, the holder should recognize gain or loss to the extent of the difference between the fair market value of the Trust Property allocable to such holder and the adjusted tax basis of the Claim. Thereafter, such holder will be treated as the holder of a beneficial interest in the Trust in the same manner as a holder of an Allowed Equity Interest, as described herein.

     6. Basis and Holding Period of Property Received in Exchange for Claims, Preferred Equity Interests, or Equity Interests

     The initial tax basis of a beneficial interest in the Trust treated as debt of the Trust (i.e., a Trust Note) will be the issue price (as defined below) of such Trust Note. The initial tax basis of any other beneficial interest in the Trust received will be the amount that is included in the holder's amount realized on the exchange, which, as described above, should be the fair market value of the Trust Property (probably including the fair market value, if any, of the Trust's residual interest in the assets held by the Disputed Claims Reserve and the full amount of the Trust Expense Reserve and the Wind-down Reserve) allocable to such holder (as represented by its interest in the Trust) as of the date of the exchange. The tax basis of a holder's beneficial interest in the Trust will be increased by any amount treated as additional amount realized as a result of the release of cash from the Disputed Claims Reserve. The holding period for such property will begin on the day following the date of the exchange. The initial tax basis of any item of Trust Property will be the fair market value thereof on the date of the exchange.

     D. Consequences of the Ownership and Disposition of Trust Notes

     1. In General

         As discussed above, the Debtors believe that the beneficial interests in the Trust received by holders of Allowed Claims (if any) will be treated as debt instruments of the Trust for federal income tax purposes. The following paragraphs discuss the consequences of owning and disposing of any beneficial interests in the Trust that are so treated.

     2. Original Issue Discount and Issue Price

     A debt instrument is treated as issued with original issue discount ("OID") if its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. The "stated redemption price at maturity" of a debt instrument is the sum of all payments to be made on the debt instrument other than payments of qualified stated interest. The term "qualified stated interest" means, generally, stated interest that is unconditionally payable at least annually at a single fixed rate.

     As described above, the Debtors intend to take the position that each holder of an Allowed Claim that becomes a Trust Beneficiary will contribute its pro rata share of the assets of the Trust (expected to consist entirely of cash) to the Trust in exchange for a Trust Note. Accordingly, the Debtors believe that the Trust Notes will be treated as being issued for money. The "issue price" of a debt instrument issued for money is the amount paid for the instrument. Thus, the issue price of a Trust Note received by a holder of an Allowed Claim will be equal to the amount of the Allowed Claim surrendered by such holder, including any amount that is attributable to accrued interest on such Claim.

     Although interest will accrue on the Trust Notes at a fixed rate equal to the federal judgment rate, such interest will be payable only upon a final Distribution by the Trust to a holder of a Trust Note and thus will not constitute qualified stated interest. As a result, such interest will be included in the stated redemption price at maturity of the Trust Notes and the Trust Notes will be issued with OID.

     3. Inclusion of Original Issue Discount in Income

     An initial holder of a Trust Note must include OID in its gross income (as ordinary interest income) for federal income tax purposes as it accrues at a constant yield equal to the federal judgment rate in advance of the receipt of cash payments attributable to such income, regardless of such holder's regular method of accounting. In general, the amount of OID includible by a holder is the sum of the "daily portions" of OID with respect to its Trust Note for each day during the taxable year on which the holder held such Trust Note. This amount is referred to as "Accrued OID." The daily portion is determined by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. The amount of OID allocable to any accrual period is equal to the product of the Trust Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). The "adjusted issue price" of a Trust Note at the beginning of any accrual period is equal to its issue price, increased by the Accrued OID for each prior accrual period. OID allocable to the final accrual period is the difference between the amount payable at maturity of the Trust Note and the Trust Note's adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period.

     4. Disposition of a Trust Note

         Upon the sale, exchange, or retirement of a Trust Note, a holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, or retirement, other than amounts representing accrued and unpaid interest on such Trust Note, and such holder's adjusted tax basis in the Trust Note. A holder's adjusted tax basis in a Trust Note generally will be equal to such holder's initial tax basis in the Trust Note, increased by any OID included in the holder's income pursuant to the rules set forth above through the day preceding the date of disposition. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holder held the Trust Note sold, exchanged, or retired for more than one year.

     E. Taxation of the Operation of the Trust and the Disputed Claims Reserve

     Each holder of a beneficial interest in the Trust other than a holder of a Trust Note will be required to report on its federal income tax return its allocable share of any income, gain, loss, deduction or credit recognized or incurred by the Trust, including, but not limited to, interest income earned on bank accounts and other investments of the Trust and expenses of the Trust paid from the Trust Expense Reserve.

     If an item of Trust Property is sold or otherwise disposed of by the Trust in a transaction in which gain or loss is recognized for federal income tax purposes, each holder of a beneficial interest in the Trust other than a holder of a Trust Note will be required to report on its tax return gain or loss equal to the difference between (i) its pro rata share of the amount of cash and/or the fair market value of any property received in exchange for the Trust Property so sold or otherwise disposed of and (ii) its initial tax basis in its pro rata share of such Trust Property, as subsequently adjusted. The character and amount of any such gain or loss will be determined by reference to the character of the Trust Property sold or otherwise disposed of in the hands of each holder of a beneficial interest in the Trust and by reference to whether the transaction in which such Trust Property was disposed of constitutes a sale or exchange for federal income tax purposes.

     Each such holder's obligation to report its share of any trust income or gain upon a disposition of Trust Property is not dependent on the Trust distributing any cash or other proceeds of such disposition. Accordingly, a holder may incur a tax liability as a result of owning a beneficial interest in the Trust in advance of receipt of cash with respect thereto.

     The Disputed Claims Reserve should be treated for federal income tax purposes as a separate trust. As such, the Disputed Claims Reserve will be subject to federal income tax on its taxable income at special tax rates applicable to trusts. Currently the maximum marginal rate is 38.6% for taxable income in excess of $9,200. In general, in computing its taxable income, the Disputed Claims Reserve should be entitled to deductions for its expenses and for distributions made to beneficiaries up to the amount of "distributable net income" ("DNI"), as defined in the Internal Revenue Code.

     A holder of a beneficial interest in the Trust other than a holder of a Trust Note will be required to include in income the amount of any distributions received by the Trust from the Disputed Claims Reserve in a taxable year, up to the amount of its pro rata share of the Disputed Claims Reserve's DNI for that year. Such distribution will be characterized by reference to the character of items included in DNI (for example, capital gains, interest income). The treatment of distributions made by complex trusts, such as the Disputed Claims Reserve, in excess of DNI is unclear and therefore each holder of a Disputed Claim is urged to consult its own tax advisor as to the treatment of such distributions and the timing of recovery of tax basis in its interest.

         As a result of the foregoing rules, the application of which can be complicated and, in some respects, uncertain, the taxable income, if any, of the Disputed Claims Reserve should be subject to only one level of federal income taxation. It is possible, however, that all or a part of the Disputed Claims Reserve may be treated as a "Qualified Settlement Fund"
as defined in applicable Treasury regulations to the extent that any of the Disputed Claims meets all of the requirements set forth therein. For federal income tax purposes, a Qualified Settlement Fund is treated as a separate taxable corporate entity subject to tax on its modified gross income and is entitled to deductions for its administrative and incidental expenses. However, amounts distributed to claimants are not deductible. Recipients of a distribution from a Qualified Settlement Fund must treat the distribution as either taxable or excludible from income in the same manner as would have been the case if the payment had been received directly from the transferor.

     Further, on February 1, 1999, proposed Treasury regulations (the "Proposed Regulations") were promulgated which set forth rules relating to the tax treatment of certain escrow funds which constitute "Disputed Ownership Funds." In general, a Disputed Ownership Fund is an escrow account, trust, or fund that is not a Qualified Settlement Fund and is established to hold money or property subject to conflicting claims, is subject to continuing jurisdiction of a court, and the money or property of which cannot be paid or distributed to the claimants or transferor without approval of the court. For federal income tax purposes, a Disputed Ownership Fund generally is treated as the owner of the assets it holds. It is treated as a Qualified Settlement Fund, as described above, if all of the assets transferred to the fund by or on behalf of the transferors are passive assets, such as cash or cash equivalents, stock, or debt obligations; otherwise it is treated as a corporation. The Proposed Regulations are proposed to be effective for Disputed Ownership Funds established after the date the regulations are published as final in the Federal Register. With respect to a Disputed Ownership Fund established after August 16, 1986, but on or before the date of publication of final regulations in the Federal Register, the IRS will not challenge a reasonable, consistently applied method of taxation for income earned by the fund, transfers to the fund, and distributions made by the fund. At this time it is uncertain whether these Proposed Regulations will be finalized in their current form and, if so finalized, how they will be interpreted and applied, although it is possible that the Proposed Regulations will, as finalized, apply to the Disputed Claims Reserve. If the Proposed Regulations are finalized in their current form, the Debtors believe that the above-described method of taxation of the Disputed Claims Reserve would be considered reasonable.

     It is possible that the IRS could succeed in requiring a different characterization of either the Trust or the Disputed Claims Reserve, or both, or that the Proposed Regulations governing Disputed Ownership Funds will be finalized and be applicable to the Disputed Claims Reserve, which could result in a different and possibly greater tax liability to the Trust, the Disputed Claims Reserve, the holders of Allowed Preferred Equity Interests or Allowed Equity Interests, and/or the Debtors than that described herein.

     F. Reporting and Withholding

     1. In General

     The Trustee will withhold any amounts required by law to be withheld from payments to holders of beneficial interests in the Trust. In addition, a holder of a Claim, a Preferred Equity Interest, or an Equity Interest may be required to provide certain tax information to the Debtors and to the Trust and the Disputed Claims Reserve as a condition of receiving Distributions under the Plan.

     2. Information Reporting and Backup Withholding

     Information reporting requirements will generally apply to payments on the Effective Date, to amounts of OID that accrue on the Trust Notes, and to Distributions from the Trust or the Disputed Claims Reserve in respect of interest. Such amounts may be subject to backup withholding, which, under certain circumstances, the Internal Revenue Code imposes at a rate of 30% for amounts paid in 2002 and 2003, 29% for amounts paid in 2004 and 2005, and 28% for amounts paid thereafter, increasing to 31% in 2011. Backup withholding will not apply, however, to a holder who (1) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact, or (2) furnishes a correct taxpayer identification number and makes certain other required certifications as provided by the backup withholding rules. Generally, a holder will provide such certifications on IRS Form W-9 (Request for Taxpayer Identification Number and Certification). A holder who does not furnish the Trustee with his or her correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax and may be claimed as a credit against a holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

     3. Reporting In Respect of the Income of the Trust and the Disputed Claims Reserve

     The Trust will file IRS Form 1041 (U.S. Income Tax Return for Estates and Trusts), on which the items of income, deduction and credit attributed to each holder of a beneficial interest in the Trust (other than holders of a Trust
Note) will be reported on an attached separate schedule. Each such holder will receive a copy of such return and the schedule relating to it and will be required to report on its federal income tax return its allocable share of such items. The Trustee will be responsible for filing information returns on behalf of the Trust and distributing information statements to each holder of a beneficial interest in the Trust, setting forth each holder's respective allocable share of the items of income, gain, loss, deduction, and credit of the Trust. The Trust shall determine its income or loss based on the assumption that each holder of a beneficial interest in the Trust has a taxable year that is a calendar year and accordingly shall compute such holder's income or loss on a calendar year basis.

     The Trustee shall be responsible for filing the annual tax return on a calendar year basis for the Disputed Claims Reserve, and shall pay tax in accordance with such return.

     G. Consequences to the Debtors

     The Debtors believe that there will be no material federal income tax consequences to them as a result of the implementation of the Plan, the cancellation of their indebtedness with respect to Disputed Claims, or the transfer of assets to the Trust. As a result of the liquidation of the Debtors in connection with the formation of the Trust, the Debtors' previously reported net operating losses, to the extent not already limited for federal income tax purposes and not utilized in connection with such liquidation or previously, will no longer be available.

     As indicated above, the foregoing discussion is intended to be a summary only and is not a substitute for careful tax planning with a tax professional. The federal, state, local, and foreign tax consequences of the Plan are complex and, in many areas, uncertain. Accordingly, each holder of a Claim or an Interest is strongly urged to consult with its own tax advisor regarding such tax consequences.

                                       XI

                                   CONCLUSION

     This Disclosure Statement has been prepared and presented for the purpose of permitting all Creditors and Interest holders to make an informed judgment to accept or reject the Plan. Please read this Disclosure Statement and the Plan in full and consult with your counsel if you have questions.

     If the Plan is confirmed, its terms and conditions will be binding on all Creditors and Interest holders whether or not they accept the Plan and whether or not they receive distributions under the Plan. The Debtors believe that acceptance of the Plan by Creditors and Interest holders is in their best interest and that confirmation of the Plan will provide the best recovery for Creditors and Interest holders.

Dated:     December 20, 2002
           Wilmington, Delaware

                                      MSCP HOLDINGS, INC.
                                      By:  /s/ Adele Kittredge Murray
                                      Name:  Adele Kittredge Murray
                                      Title: President

                                      MEDICALOGIC/MEDSCAPE, INC.
                                      By:  /s/ Adele Kittredge Murray
                                      Name:  Adele Kittredge Murray
                                      Title: President

                                      MEDICALOGIC ENTERPRISES, INC.
                                      By:  /s/ Adele Kittredge Murray
                                      Name:  Adele Kittredge Murray
                                      Title: President

                                      MEDICALOGIC PENNSYLVANIA, L.L.C.
                                      By:  MEDICALOGIC/MEDSCAPE, INC.
                                      its sole member
                                      By:  /s/ Adele Kittredge Murray
                                      Name:  Adele Kittredge Murray
                                      Title:  President

                                      MEDICALOGIC OF TEXAS, INC.
                                      By:  /s/ Adele Kittredge Murray
                                      Name:  Adele Kittredge Murray
                                      Title: President

                                      MEDICALOGIC TEXAS, L.P.
                                      By:  MEDICALOGIC OF TEXAS, INC.
                                      its general partner
                                      By:  /s/ Adele Kittredge Murray
                                      Name:  Adele Kittredge Murray
                                      Title:  President

PRESENTED BY:

GIBSON, DUNN & CRUTCHER LLP
Conor D. Reilly
Janet Weiss
Lois F. Dix
200 Park Avenue
New York, NY  10166
(212) 351-4000
(212) 351-4035 fax

THE BAYARD FIRM
Neil B. Glassman (No. 2087)
Steven M. Yoder (No. 3885)
Eric M. Sutty (No. 4007)
222 Delaware Avenue
Wilmington, Delaware 19801
(302) 655-5000
(302) 658-6395 fax

Co-Counsel to the Debtors

                                    Exhibit A

                                    The Plan

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:
                                          :             Chapter 11
                                          :
MSCP HOLDINGS, INC.,                      :
MEDICALOGIC/MEDSCAPE, INC.,               :             Case Nos. 02-10253 (PJW)
MEDICALOGIC ENTERPRISES, INC.,            :             through 02-10258 (PJW)
MEDICALOGIC PENNSYLVANIA, L.L.C.,         :
MEDICALOGIC OF TEXAS, INC., AND           :             (Jointly Administered)
MEDICALOGIC TEXAS, L.P.,                  :
                                          :
                                          :
          Debtors.                        :
                                          :

             FIRST AMENDED JOINT PLAN OF LIQUIDATION OF THE DEBTORS
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE








Conor D. Reilly                             Neil B. Glassman (No. 2087)
Janet M. Weiss                              Steven M. Yoder (No. 3885)
Lois F. Dix                                 Eric M. Sutty (No. 4007)
GIBSON, DUNN & CRUTCHER LLP                 THE BAYARD FIRM
200 Park Avenue                             222 Delaware Avenue
New York, New York  10166                   Wilmington, Delaware 19801
(212) 351-4000 - Telephone                  (302) 655-5000 - Telephone
(212) 351-4035 - Facsimile                  (302) 658-6395 - Facsimile

                               Counsel for Debtors


Dated: December 20, 2002

                                TABLE OF CONTENTS


                                                                                                               Page

ARTICLE I DEFINED TERMS AND RULES OF INTERPRETATION..............................................................1

         A.Scope of Definitions..................................................................................1


         B.Definitions...........................................................................................2

                  1.1      Administrative Bar Date...............................................................2
                  1.2      Administrative Bar Date Orders........................................................2
                  1.3      Administrative Claim..................................................................2
                  1.4      Affiliate.............................................................................2
                  1.5      Allowed...............................................................................2
                  1.6      Allowed Claim.........................................................................3
                  1.7      Allowed Equity Interest...............................................................3
                  1.8      Assets................................................................................3
                  1.9      Ballot................................................................................3
                  1.10     Bankruptcy Code.......................................................................3
                  1.11     Bankruptcy Court......................................................................3
                  1.12     Bankruptcy Rules......................................................................4
                  1.13     Bar Date Order........................................................................4
                  1.14     Business Day..........................................................................4
                  1.15     Cash..................................................................................4
                  1.16     Chapter 11 Case.......................................................................4
                  1.17     Claim.................................................................................4
                  1.18     Class.................................................................................4
                  1.19     Confirmation..........................................................................4
                  1.20     Confirmation Date.....................................................................4
                  1.21     Confirmation Hearing..................................................................4
                  1.22     Confirmation Order....................................................................4
                  1.23     Convenience Claim.....................................................................4
                  1.24     Creditor..............................................................................4
                  1.25     Debtor(s).............................................................................5
                  1.26     Disallowed............................................................................5
                  1.27     Disclosure Statement..................................................................5
                  1.28     Disputed..............................................................................5
                  1.29     Dissolution Date......................................................................5
                  1.30     Distribution..........................................................................5
                  1.31     Distribution Address..................................................................5
                  1.32     Distribution Record Date..............................................................5
                  1.33     Effective Date........................................................................5
                  1.34     Equity Committee......................................................................5
                  1.35     Equity Fund...........................................................................5
                  1.36     Equity Interest.......................................................................6
                  1.37     Equity Securitiesss.510(b) Claims.....................................................6
                  1.38     Estate................................................................................6
                  1.39     Estimated Amount......................................................................6
                  1.40     Final Order...........................................................................6
                  1.41     General Bar Date......................................................................6
                  1.42     Governmental Bar Date.................................................................6
                  1.43     Governmental Unit.....................................................................6
                  1.44     Impaired..............................................................................6
                  1.45     Interest..............................................................................7
                  1.46     Internal Revenue Code.................................................................7
                  1.47     IRS...................................................................................7
                  1.48     Key Employees.........................................................................7
                  1.49     Key Employee Retention Orders.........................................................7
                  1.50     Lien..................................................................................7
                  1.51     Membership Interest...................................................................7
                  1.52     Objection.............................................................................7
                  1.53     Other Priority Claim..................................................................7
                  1.54     Ordinary Course Professional..........................................................7
                  1.55     Ordinary Course Professional Order....................................................7
                  1.56     Partnership Interest..................................................................7
                  1.57     Petition Date.........................................................................7
                  1.58     Plan..................................................................................8
                  1.59     Postpetition Interest.................................................................8
                  1.60     Preferred Equity Accrued Dividends....................................................8
                  1.61     Preferred Equity Distribution.........................................................8
                  1.62     Preferred Equity Interest.............................................................8
                  1.63     Preferred Equity Redemption Price.....................................................8
                  1.64     Priority Claims Reserve...............................................................8
                  1.65     Priority Tax Claim....................................................................8
                  1.66     Professionals.........................................................................8
                  1.67     Professional Fees.....................................................................8
                  1.68     Promissory Notes......................................................................8
                  1.69     Pro Rata Share........................................................................8
                  1.70     Schedules.............................................................................9
                  1.71     Secured Claim.........................................................................9
                  1.72     Secured Claims Reserve................................................................9
                  1.73     Securities Litigation.................................................................9
                  1.74     Solicitation Procedures Order.........................................................9
                  1.75     Subordination Formula.................................................................9
                  1.76     Surplus Trust Property................................................................9
                  1.77     Trust.................................................................................9
                  1.78     Trust Agreement......................................................................10
                  1.79     Trust Beneficiaries..................................................................10
                  1.80     Trust Committee......................................................................10
                  1.81     Trust Expenses.......................................................................10
                  1.82     Trust Expense Reserve................................................................10
                  1.83     Trustee..............................................................................10
                  1.84     Trust Property.......................................................................10
                  1.85     Trust Report.........................................................................10
                  1.86     Unclaimed Distribution...............................................................10
                  1.87     Unimpaired...........................................................................10
                  1.88     Unsecured Claim......................................................................11
                  1.89     Unsecured Claims Reserve.............................................................11
                  1.90     Voting Deadline......................................................................11
                  1.91     Voting Record Date...................................................................11
                  1.92     Wind-down Budget.....................................................................11
                  1.93     Wind-down Reserve....................................................................11

         C.Rules of Interpretation..............................................................................11

         D.Computation of Time..................................................................................11


ARTICLE II ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS........................................................12

                  2.1      Administrative Claims................................................................12
                  2.2      Professional Compensation and Expense Reimbursement Claims...........................12
                  2.3      Bar Date for Filing Other Administrative Claims......................................12
                  2.4      Priority Tax Claims..................................................................13

ARTICLE III CLASSIFICATION OF CLAIMS AND INTERESTS..............................................................13

                  3.1      Classification Generally.............................................................13
                  3.2      MSCP Plan............................................................................13
                  3.3      MedicaLogic/Medscape Plan............................................................14
                  3.4      MedicaLogic Enterprises Plan.........................................................14
                  3.5      MedicaLogic Pennsylvania Plan........................................................15
                  3.6      MedicaLogic Texas, Inc. Plan.........................................................15
                  3.7      MedicaLogic Texas, LP Plan...........................................................16

ARTICLE IV IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS
           AND INTERESTS........................................................................................16

                  4.1      Unimpaired Classes of Claims and Interests...........................................16
                  4.2      Impaired Classes of Claims and Interests.............................................17
                  4.3      Impairment Dispute...................................................................17

ARTICLE V TREATMENT OF CLAIMS AND INTERESTS.....................................................................18

                  5.1      MSCP Plan............................................................................18
                  5.2      MedicaLogic/Medscape Plan............................................................19
                  5.3      MedicaLogic Enterprises Plan.........................................................20
                  5.4      MedicaLogic Pennsylvania Plan........................................................21
                  5.5      MedicaLogic Texas, Inc. Plan.........................................................22
                  5.6      MedicaLogic Texas, LP Plan...........................................................23
                  5.7      Special Provisions Regarding Treatment of Certain Claims.............................24

ARTICLE VI PROVISIONS REGARDING VOTING AND
           CONFIRMATION REQUIREMENTS............................................................................24

                  6.1      Voting of Claims and Interests.......................................................24
                  6.2      Confirmability and Severability of Plan..............................................24
                  6.3      Nonconsensual Confirmation...........................................................25

ARTICLE VII MEANS FOR IMPLEMENTATION OF THE PLAN................................................................25

                  7.1      Vesting of Assets in the Trust.......................................................25
                  7.2      Directors and Officers...............................................................26
                  7.3      The Trust............................................................................26
                  7.4      Payment of Retention Bonuses and Wind-down Reserve...................................26
                  7.5      Trust Expense Reserve................................................................27
                  7.6      Increase of Trust Expense Reserve....................................................27
                  7.7      Distributions and Reserve for Secured Claims.........................................27
                  7.8      Distributions and Reserve for Priority Claims........................................28
                  7.9      Distributions and Reserve for Unsecured Claims.......................................29
                  7.10     The Equity Fund......................................................................29
                  7.11     Transfers............................................................................30
                  7.12     Increases of Funds...................................................................30
                  7.13     The Trustee..........................................................................30
                  7.14     The Trust Committee..................................................................31

ARTICLE VIII DISTRIBUTIONS......................................................................................32

                  8.1      Method of Making Distributions in Respect of Disputed Claims and Disputed Interests..32
                  8.2      Delivery of Distributions............................................................32
                  8.3      Unclaimed Distributions..............................................................33
                  8.4      De Minimis Distributions.............................................................33

ARTICLE IX EXECUTORY CONTRACTS AND UNEXPIRED LEASES.............................................................33

                  9.1      Executory Contracts and Unexpired Leases to be Rejected..............................33
                  9.2      Common Stock Purchase Warrants.......................................................33
                  9.3      Bar Date for Rejection Damage Claims.................................................34
                  9.4      Damages for Rejection................................................................34

ARTICLE X CONDITIONS TO CONFIRMATION AND EFFECTIVENESS..........................................................34

                  10.1     Conditions to Confirmation...........................................................34
                  10.2     Conditions to Effective Date.........................................................34
                  10.3     Waiver of Conditions.................................................................35

ARTICLE XI EFFECT OF PLAN CONFIRMATION..........................................................................35

                  11.1     Releases by Holders of Claims and Interests..........................................35
                  11.2     Injunction...........................................................................35
                  11.3     Limitation of Liability..............................................................35

ARTICLE XII ADMINISTRATIVE PROVISIONS...........................................................................36

                  12.1     Retention of Jurisdiction............................................................36
                  12.2     Amendment or Modification of Plan....................................................37
                  12.3     Severability.........................................................................38
                  12.4     Conflicts, Inconsistencies, and Ambiguities..........................................38
                  12.5     Successors and Assigns...............................................................38
                  12.6     Governing Law........................................................................38
                  12.7     Transactions on Business Days........................................................38
                  12.8     Effectuating Documents and Further Transactions......................................38
                  12.9     Time for Actions to Be Taken Under the Plan..........................................38
                  12.10    Headings 38
                  12.11    Notices  38

ARTICLE XIII MISCELLANEOUS PROVISIONS...........................................................................39

                  13.1     Plan Supplement......................................................................39
                  13.2     Binding Effect.......................................................................39
                  13.3     Dissolution of Equity Committee......................................................39
                  13.4     Revocation or Withdrawal of Plan.....................................................40
                  13.5     Exemption from Transfer Taxes........................................................40
                  13.6     Expedited Tax Determinations.........................................................40
                  13.7     Dissolution of Debtors...............................................................40


                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                               :             Chapter 11
                                     :
MSCP HOLDINGS, INC.,                 :
MEDICALOGIC/MEDSCAPE, INC.,          :             Case Nos. 02-10253 (PJW)
MEDICALOGIC ENTERPRISES, INC.,       :             through 02-10258 (PJW)
MEDICALOGIC PENNSYLVANIA, L.L.C.,    :
MEDICALOGIC OF TEXAS, INC., AND      :             (Jointly Administered)
MEDICALOGIC TEXAS, LP,               :
                                     :
                                     :
     Debtors.                        :
                                     :


             FIRST AMENDED JOINT PLAN OF LIQUIDATION OF THE DEBTORS
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE



     MSCP Holdings, Inc. ("MSCP"), MedicaLogic/Medscape, Inc. ("MedicaLogic/Medscape"), MedicaLogic Enterprises, Inc. ("MedicaLogic Enterprises"), MedicaLogic Pennsylvania, L.L.C. ("MedicaLogic Pennsylvania"), MedicaLogic of Texas, Inc. ("MedicaLogic Texas, Inc.") and MedicaLogic Texas, LP ("MedicaLogic Texas, LP"), (collectively, the "Debtors") propose the following First Amended Joint Plan of Liquidation (the "Plan") for the resolution of the Debtors' outstanding creditor claims and equity interests. Reference is made to the Debtors' First Amended Disclosure Statement Relating to First Amended Joint Plan of Liquidation, filed contemporaneously with the Plan (the "Disclosure Statement"), for a discussion of the Debtors' history, sale of the Debtors' business segments, and for a summary and analysis of the Plan and certain related matters. The Debtors are proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, 11 U.S.C. ss. 1129. All holders of claims against and equity interests in the Debtors are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.

                                   ARTICLE I

                    DEFINED TERMS AND RULES OF INTERPRETATION

     A. Scope of Definitions


     For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

     B. Definitions

     1.1 Administrative Bar Date means July 23, 2002, the date fixed by the Bankruptcy Court as the last date for filing requests for payment of Administrative Claims for all accrued and/or unpaid Claims that were incurred from and after the Petition Date through April 26, 2002, except for (i) Administrative Claims of Professionals retained pursuant to sections 327 and 328 of the Bankruptcy Code, (ii) Claims of the United States Trustee under 28 U.S.C. ss. 1930, (iii) Administrative Claims already filed with the Bankruptcy Court,
(iv) Administrative Claims already paid by the Debtors or allowed by the Bankruptcy Court, or (v) Administrative Claims of any of the Debtors that hold Administrative Claims against one or more of the other Debtors.

     1.2 Administrative Bar Date Orders mean (a) the order of the Bankruptcy Court entered May 16, 2002, and any amendments and supplements thereto, which established July 23, 2002 as the deadline for persons or entities to file Administrative Claim Requests against the Debtors for all accrued and/or unpaid Claims that were incurred from and after the Petition Date through April 26, 2002, except for (i) Administrative Claims of Professionals retained pursuant to sections 327 and 328 of the Bankruptcy Code, (ii) Claims of the United States Trustee under 28 U.S.C. ss. 1930, (iii) Administrative Claims already filed with the Bankruptcy Court, (iv) Administrative Claims already paid by the Debtors or allowed by the Bankruptcy Court, or (v) Administrative Claims of any of the Debtors that hold Administrative Claims against one or more of the other Debtors; or (b) the Confirmation Order, directing that holders of Administrative Claims incurred after April 26, 2002 and through the Effective Date, (other than
(i) Administrative Claims already paid in the ordinary course of business, (ii) Administrative Claims of Professionals retained pursuant to sections 327 and 328 of the Bankruptcy Code, and (iii) Claims of the United States Trustee under 28 U.S.C. ss. 1930, shall file with the Bankruptcy Court and serve on the Trustee a request for payment of such Claim no later than sixty (60) days after the Effective Date.

     1.3 Administrative Claim means a Claim for costs and expenses of administration allowed under sections 503(b), 507(a)(1) and 1114(e) of the Bankruptcy Code, including, without limitation, (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the respective Estates and operating the Debtors' remaining business segment; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under section 330(a) or 331 of the Bankruptcy Code; and (c) all fees or charges assessed against the Estates under section 1930 of chapter 123 of title 28 of the United States Code.

     1.4 Affiliate means an "affiliate," as defined in section 101(2) of the Bankruptcy Code.

     1.5 Allowed means an Allowed Claim or an Allowed Interest in a particular Class or specified category.

     1.6 Allowed Claim means:

     (a) a Claim against a Debtor, proof of which was filed on or before the applicable General Bar Date, the Administrative Bar Date or the Governmental Bar Date, as to which no Objection has been timely interposed,

     (b) a Claim against a Debtor, for which no proof of Claim or motion for allowance of Claim was filed on or before the applicable General Bar Date or the Governmental Bar Date, that has been or hereafter is listed by a Debtor in its Schedules (as such Schedules may be amended from time to time) as liquidated in amount and not disputed or contingent as to liability, and as to which no Objection has been timely interposed; or

     (c) any other Claim against a Debtor, to the extent that such Claim has been Allowed (i) by a Final Order (including any such order that is termed "Stipulation and Order"), or (ii) pursuant to the express terms of this Plan.

     1.7 Allowed Equity Interest means an Equity Interest that (a) was registered or listed as of the Distribution Record Date in a stock register that is maintained by or on behalf of a Debtor and (b) either (i) has not been the subject of any Objection or (ii) has been Allowed (A) by a Final Order (including any such order that is termed "Stipulation and Order") or (B) pursuant to the express terms of this Plan.

     1.8 Assets mean all of the right, title, and interest of the Debtors or in and to any and all assets and property wherever located and by whomever held, whether tangible, intangible, real, or personal, that constitute property of the Debtors' estates within the purview of section 541 of the Bankruptcy Code, including, without limitation (i) any and all Claims, causes of action and defenses whether arising by statute, or common law and whether arising under the laws of the United States or applicable state or local law, (ii) all of the Debtors' books, records and privileges (including, without limitation, the attorney/client privilege), (iii) the Promissory Notes, and (iv) any and all amounts that become payable to the Debtors from escrowed funds relating to the Debtors' sales of certain business segments.

     1.9 Ballot means the form or forms distributed by the Debtors to each holder of an impaired Claim or impaired Interest on which the holder is to indicate acceptance or rejection of this Plan.

     1.10 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases as filed on the Petition Date. No amendment to the Bankruptcy Code enacted after the Petition Date shall be applicable to these Chapter 11 Cases except to the extent that a statute expressly provides that the amendment shall have retroactive effect to cases pending on the Petition Date.

     1.11 Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware, or if such court ceases to exercise jurisdiction over any Chapter 11 Case or proceeding thereof, such court or adjunct thereof having jurisdiction over such case or proceeding in lieu of the United States Bankruptcy Court for the District of Delaware.

     1.12 Bankruptcy Rules mean, collectively, the Federal Rules of Bankruptcy Procedure, and the local rules and general orders of the Bankruptcy Court, as amended from time to time, as applicable to the Chapter 11 Cases as filed on the Petition Date. No amendment to the Bankruptcy Rules effected after the Petition Date shall be applicable to these Chapter 11 Cases except to the extent that a statute or rule expressly provides that the amendment shall have retroactive effect to cases pending on the Petition Date.

     1.13 Bar Date Order means the order of the Bankruptcy Court entered May 16, 2002, and any amendments and supplements thereto, that established July 19, 2002 as the General Bar Date, July 23, 2002 as the Administrative Bar Date and July 23, 2002 as the Governmental Bar Date.

     1.14 Business Day means any day other than a Saturday, Sunday or legal holiday, as such term is defined in Bankruptcy Rule 9006(a).

     1.15 Cash means legal tender of the United States of America and equivalents thereof including marketable securities, deposits, prepayments and short term investments.

     1.16 Chapter 11 Case means the case of any Debtor under chapter 11 of the Bankruptcy Code, currently being jointly administered in the Bankruptcy Court under Chapter 11 Case Nos. 02-10253 (PJW) through 02-10258 (PJW).

     1.17 Claim means a "claim" as defined in section 101(5) of the Bankruptcy Code against any Debtor.

     1.18 Class means a category of holders of Claims or Interests, as described in Article III of this Plan.

     1.19 Confirmation means entry of the Confirmation Order by the Bankruptcy Court.

     1.20 Confirmation Date means the date on which the Bankruptcy Court enters the Confirmation Order.

     1.21 Confirmation Hearing means the hearing held by the Bankruptcy Court to consider Confirmation, as such hearing may be adjourned or continued from time to time.

     1.22 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, and any amendments and supplements thereto.

     1.23 Convenience Claim means (a) an Allowed Unsecured Claim in an amount equal to or less than $5,000, or (b) an Allowed Unsecured Claim in an amount greater than $5,000 where the holder of such Claim has made an election to reduce the Allowed amount of such Claim to $5,000 or less pursuant to Section 5.7(b) hereof.

     1.24 Creditor means the holder of a Claim.

     1.25 Debtor(s) means, individually or collectively, MSCP Holdings, Inc., MedicaLogic/Medscape, Inc., MedicaLogic Enterprises, Inc., MedicaLogic Pennsylvania, L.L.C., MedicaLogic of Texas, Inc., and MedicaLogic Texas, LP, as debtors in possession in the Chapter 11 Cases.

     1.26 Disallowed means, with respect to any Claim or Interest, or any portion thereof, (i) any Claim or Interest that has been disallowed by Final Order, (ii) any Claim or Interest proof of which has been untimely filed and which has not become Allowed prior to the Confirmation Date, or (iii) any Claim that has been listed as disputed, contingent or unliquidated in the Schedules and as to which no proof of Claim has been timely filed.

     1.27 Disclosure Statement means the disclosure statement relating to the Plan, as approved by the Bankruptcy Court under section 1125 of the Bankruptcy Code.

     1.28 Disputed means, with respect to any Claim or Interest, that such Claim or Interest has not been Allowed or Disallowed or otherwise expunged by Final Order.

     1.29 Dissolution Date means the date of the winding up of the Debtors, as determined by the Debtors, and shall occur on or after the Effective Date.

     1.30 Distribution means the payment or distribution under the Plan or the Trust Agreement to the holders of Allowed Claims, Allowed Preferred Equity Interests or Allowed Equity Interests.

     1.31 Distribution Address means the address set forth in the relevant proof of claim. If no proof of claim is filed with respect to a particular Claim or Interest, the Distribution Address shall mean the address set forth in the Schedules or register maintained for registered securities.

     1.32 Distribution Record Date means the date and time on which the hearing to consider the Disclosure Statement is commenced.

     1.33 Effective Date means a date determined by the Debtors (in consultation with the Equity Committee) after which all the conditions specified in Section
10.2 have been satisfied or waived.

     1.34 Equity Committee means the official committee of equity security holders appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as the same may be constituted from time to time.

     1.35 Equity Fund means the Trust Account established by the Trustee pursuant to the Plan on the Effective Date, after funding of the (i) Wind-down Reserve, (ii) Trust Expense Reserve, (iii) Secured Claims Reserve, (iv) Priority Claims Reserve, and (v) Unsecured Claims Reserve, to hold all of the Trust Property for the distribution of Trust Property to holders of (i) Allowed Class MedicaLogic/Medscape-5 (Preferred Equity Interests), (ii) Allowed Class
MedicaLogic/Medscape-6 (Equity Interests) and (iii) Allowed Class MedicaLogic/Medscape-7 (Equity Securities ss. 510(b) Claims) in accordance with the priority provided for in Article VII of the Plan. The Equity Fund shall also include (i) any funds remaining in the (a) Wind-down Reserve, (b) Trust Expense Reserve, (c) Secured Claims Reserve, (d) Priority Claims Reserve, and (e) Unsecured Claims Reserve after payment of all the obligations for which the Reserves are established and (ii) all Unclaimed Distributions required to be deposited in the Equity Fund pursuant to Section 8.3 hereof.

     1.36 Equity Interest means the equity securities of any Debtor authorized, issued and outstanding prior to the Effective Date, and any option, warrant, or other agreement requiring the issuance of any such Equity Interest that has been exercised or converted into equity securities on or prior to the Effective Date, other than a Preferred Equity Interest.

     1.37 Equity Securities ss. 510(b) Claims means, collectively, (a) all Claims asserted in the Securities Litigation on account of or for the benefit of current or former holders of Equity Interests of any Debtor or predecessor thereof; (b) all Claims asserted by former employees of the Debtors in connection with their issuance of the Promissory Notes; (c) all other Claims within the scope of section 510(b) of the Bankruptcy Code asserted by, on account of, or for the benefit of current or former holders of Equity Interests of any Debtor or predecessor thereof, whether or not outstanding on the Petition Date, and (d) any other Claim within the scope of section 510(b) of the Bankruptcy Code for indemnification or contribution arising from or relating to Claims described in subparagraphs (a), (b) and (c) of this definition.

     1.38 Estate means, as to each Debtor, the estate created for that Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

     1.39 Estimated Amount means the estimated dollar value of a Disputed Claim pursuant to section 502(c) of the Bankruptcy Code.

     1.40 Final Order means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, administrative agency or other tribunal, as entered on the docket in any Chapter 11 Case or such other court, (a) which has not been reversed, stayed, modified or amended, and as to which the time to appeal, seek certiorari, or move for reargument or rehearing has expired, and no appeal, petition for certiorari, or motion for reargument or rehearing has been timely taken, or (b) as to which any appeal has been taken, any petition for certiorari or motion for reargument or rehearing has been filed, and such appeal, petition or motion has been conclusively withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari, reargument or rehearing was sought.

     1.41 General Bar Date means July 19, 2002, the date fixed by the Bankruptcy Court as the last date for filing proofs of Claim, other than with respect to Administrative Claims or claims filed by Governmental Units.

     1.42 Governmental Bar Date means July 23, 2002, the date fixed by the Bankruptcy Court as the last date for filing proofs of Claim by Governmental Units, other than with respect to Administrative Claims.

     1.43 Governmental Unit has the meaning set forth in section 101(27) of the Bankruptcy Code.

     1.44 Impaired means "impaired" as defined in section 1124 of the Bankruptcy Code.

     1.45 Interest means collectively, (i) Equity Interest, (ii) Preferred Equity Interest, (iii) Membership Interest and (iv) Partnership Interest.

     1.46 Internal Revenue Code means the Internal Revenue Code of 1986, as amended.

     1.47 IRS means the United States Internal Revenue Service.

     1.48 Key Employees mean the following employees of the Debtors: Adele Kittredge Murray, Darren Worthy, Sean Lyman and Kari Vu.

     1.49 Key Employee Retention Orders mean (a) the Order Authorizing (i) Assumption of Employment Agreements, (ii) Implementation of Employee, Retention, Incentive and Severance Program and (iii) Granting Certain Other Employee Related Relief entered March 19, 2002, pursuant to which the Debtors were authorized to, among other things, retain and compensate Adele Kittredge Murray, and (b) the Order Authorizing Implementation of Post Sale Key Employee Retention and Incentive Program entered May 14, 2002, pursuant to which the Debtors were authorized to, among other things, retain and compensate Darren Worthy, Sean Lyman and Kari Vu.

     1.50 Lien means any charge against or interest in property to secure payment of a debt or performance of an obligation.

     1.51 Membership Interest means a membership interest in MedicaLogic Pennsylvania.

     1.52 Objection means an objection to the allowance of a Claim or Equity Interest interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court.

     1.53 Other Priority Claim means any Claim to the extent such claim is entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim or Priority Tax Claim.

     1.54 Ordinary Course Professional means a professional retained by a Debtor pursuant to the Ordinary Course Professional Order.

     1.55 Ordinary Course Professional Order means the Order Pursuant to 11 U.S.C. ss.ss. 105 and 327 of the Bankruptcy Code Authorizing Employment of Professionals Utilized in the Ordinary Course of Business, dated April 16, 2002, and any amendments and supplements thereto and any notices filed pursuant thereto authorizing the Debtors to retain, employ and compensate certain professionals in the ordinary course of the Debtors' businesses.

     1.56 Partnership Interest means a general or limited partnership interest in MedicaLogic Texas, LP.

     1.57 Petition Date means January 24, 2002, the date on which the Debtors commenced the Chapter 11 Cases.

     1.58 Plan means this chapter 11 liquidating plan, as it may be altered, amended, supplemented or modified from time to time.

     1.59 Postpetition Interest means simple interest accrued from and after the Petition Date at the rate provided in Section 5.7 of the Plan.

     1.60 Preferred Equity Accrued Dividends mean with respect to a share of Preferred Equity Interest any accrued and unpaid dividends to which a Preferred Equity Interest is entitled as of the date on which the Distribution is made.

     1.61 Preferred Equity Distribution means a Distribution to a holder of an Allowed Class MedicaLogic/Medscape-5 Preferred Equity Interest equal to such holder's Preferred Equity Redemption Price.

     1.62 Preferred Equity Interest means a share of the Series I convertible redeemable preferred stock of MedicaLogic/Medscape authorized, issued and outstanding prior to the Petition Date.

     1.63 Preferred Equity Redemption Price means an amount equal to the per share liquidation value of a Preferred Equity Interest plus any Preferred Equity Accrued Dividends.

     1.64 Priority Claims Reserve means the Trust account established by the Trustee pursuant to the Plan to hold funds for payment in full by the Trust (i) to holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Claims in Class MSCP-2, Class MedicaLogic/Medscape-2, Class MedicaLogic Enterprises-2, Class MedicaLogic Pennsylvania-2, Class MedicaLogic Texas, Inc.-2 and Class MedicaLogic Texas, LP-2, and (ii) to holders of Disputed Claims in such classes to the extent they become Allowed Claims.

     1.65 Priority Tax Claim means a Claim of a Governmental Unit entitled to priority under section 507(a)(8) of the Bankruptcy Code against any Debtor.

     1.66 Professionals mean those persons (a) employed pursuant to an order of the Bankruptcy Court in accordance with sections 327 or 1103 of the Bankruptcy Code and to be compensated for services pursuant to sections 327, 328, 329, 330 or 331 of the Bankruptcy Code, for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(1) of the Bankruptcy Code or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

     1.67 Professional Fees mean the fees for professional services rendered, and expenses incurred in connection with such services, by Professionals as Allowed pursuant to a Final Order.

     1.68 Promissory Notes mean the promissory notes held by the Debtors issued by certain employees, vendors or independent contractors for the purchase of stock of MedicaLogic/Medscape.

     1.69 Pro Rata Share means the proportion that the amount of any Claim or Equity Interest in a particular Class bears to the aggregate amount of all Claims or Equity Interests in that Class, as of the date or determination, or, when used with respect to an Allowed Claim or Allowed Interest, the proportion that the amount of any Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of all Allowed Claims or Allowed Interests in that Class.

     1.70 Schedules mean the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors as required by section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments, supplements and modifications made from time to time in accordance with Bankruptcy Rule 1009.

     1.71 Secured Claim means any Claim that is (a) secured by a valid, perfected and enforceable Lien on or against property of a Debtor's Estate, of a value determined in accordance with section 506(a) of the Bankruptcy Code, or as may otherwise be agreed upon by the parties and approved by Final Order of the Bankruptcy Court or (b) subject to setoff under section 553 of the Bankruptcy Code, but only to the extent of the amount subject to setoff and only if a valid proof of secured claim reflecting the setoff right is filed on or before the General Bar Date.

     1.72 Secured Claims Reserve means the Trust account established by the Trustee pursuant to the Plan to hold funds for payment in full by the Trust (i) to holders of Allowed Claims in Class MSCP-1, Class MedicaLogic/Medscape-1, Class MedicaLogic Enterprises-1, Class MedicaLogic Pennsylvania-1, Class MedicaLogic Texas, Inc.-1 and Class MedicaLogic Texas, LP-1 and (ii) to holders of Disputed Claims in such Classes to the extent they become Allowed Claims.

     1.73 Securities Litigation means that certain securities class action lawsuit pending in the United States District Court for the Southern District of New York captioned In re MedicaLogic, Inc. Public Offering Securities Litigation, No. 01-CIV-7226 (SAS), and any proofs of Claim related to such lawsuit.

     1.74 Solicitation Procedures Order means an order of the Bankruptcy Court approving procedures relating to the solicitation and tabulation of votes with respect to the Plan and any amendments or supplements thereto.

     1.75 Subordination Formula means the number of shares of MedicaLogic/Medscape common stock deemed to be held as of the Distribution Record Date by a holder of an Allowed Equity Securities ss. 510(b) Claim, which number of shares shall be the quotient of the amount of the Allowed Equity Securities ss. 510(b) Claim divided by the share price as such is determined by the Bankruptcy Court in connection with the resolution of Equity Securities ss. 510(b) Claims that are Disputed Claims, provided, that the Bankruptcy Court allows such Equity Securities ss. 510(b) Disputed Claims in an amount greater than zero.

     1.76 Surplus Trust Property means any Trust Property that remains in the Equity Fund after payment in full of all Allowed Class MedicaLogic/Medscape-5 Preferred Equity Interests.

     1.77 Trust means the liquidating trust formed on the Effective Date in accordance with the provisions of Article VII of the Plan.

     1.78 Trust Agreement means the agreement, by and between the Debtors and the Trustee establishing and governing the Trust, to be executed on or before the Effective Date.

     1.79 Trust Beneficiaries mean the (i) holders of Allowed Claims, (ii) holders of Allowed Preferred Equity Interests, (iii) holders of Allowed Equity Interests and (iv) holders of Allowed Equity Securities ss. 510(b) Claims.

     1.80 Trust Committee means the committee appointed pursuant to the Trust Agreement to represent the interests of the Trust Beneficiaries following the Effective Date.

     1.81 Trust Expenses mean all reasonable costs, fees, expenses, debts, charges, liabilities and obligations with respect to the Debtors to the extent not paid prior to the Effective Date, and the Trust, including, without limitation, (i) all costs and expenses, including those of professionals retained by the Trustee, incurred or reasonably expected to be incurred, in connection with any litigation, (ii) the Trustee's compensation pursuant to the Trust Agreement, (iii) all costs and expenses incurred in connection with indemnifying  the  Trustee  pursuant  to the  Trust  Agreement  and any  amounts necessary to pay postpetition officers' and directors' liabilities and indemnification claims that arose postpetition, (iv) all fees and expenses, including those of professionals and other agents and employees retained by the Trustee incurred in connection with the performance of the Trustee's duties and obligations, including without limitation, fees incurred in connection with holding, collecting upon, liquidating or otherwise disposing of the Trust Property, secretarial and office expenses, all applicable taxes and all expenses of effectuating Distributions under the Plan, (v) all fees and expenses, including those of professionals and other agents and employees retained by the Trustee incurred in connection with the winding up of the Trust, the rendering of accountings and the storage and disposition of books, records and files pursuant to the Trust Agreement, and (vi) all reasonable, documented expenses of the Trust Committee appointed pursuant to the Trust Agreement, including professional fees.

     1.82 Trust Expense Reserve means the Trust account established and maintained by the Trustee pursuant to the Plan to hold funds to pay Trust Expenses.

     1.83 Trustee means the person or financial institution selected by the Debtors (after consultation with the Equity Committee) to be the trustee of the Trust for all purposes set forth in the Plan and the Trust Agreement.

     1.84 Trust Property means the Assets that vest in the Trust on the Effective Date, and all income earned thereon and all proceeds thereof.

     1.85 Trust Report means any report required to be distributed and/or filed by the Trustee pursuant to the Trust Agreement.

     1.86 Unclaimed Distribution means any Distribution under the Plan that is not deposited for collection or otherwise remains unclaimed for 180 days following the date on which such Distribution was made.

     1.87 Unimpaired means, with respect to a Claim or Interest, that the Claim or Interest is not Impaired under the Plan.

     1.88 Unsecured Claim means any Claim that is not a Secured Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim or Equity Securities ss. 510(b) Claim, but including any deficiency claims.

     1.89 Unsecured Claims Reserve means the Trust account established by the Trustee pursuant to the Plan to hold funds for payment in full by the Trust (ii) to holders of Allowed Claims in Class MSCP-3, Class MSCP-4, Class
MedicaLogic/Medscape-3,    Class   MedicaLogic/Medscape-4,   Class   MedicaLogic
Enterprises-3, Class MedicaLogic Enterprises-4, Class MedicaLogic Pennsylvania-3, Class MedicaLogic Pennsylvania-4, Class MedicaLogic Texas, Inc.-3, Class MedicaLogic Texas, Inc.-4 Class MedicaLogic Texas, LP-3 and Class MedicaLogic Texas, LP-4 and (iii) to holders of Disputed Claims in such Classes to the extent they become Allowed Claims.

     1.90 Voting Deadline means the deadline to vote to accept or reject the Plan which the Debtors are requesting to be set at February 24, 2003.

     1.91 Voting Record Date means the date and time on which the hearing to consider the Disclosure Statement is commenced.

     1.92 Wind-down Budget means a budget to be prepared by the Debtors estimating the funds necessary to dissolve the Debtors and wind-down their affairs, including the costs of salaries and retention bonuses to Key Employees to the extent not paid on the Effective Date.

     1.93 Wind-down Reserve means the Trust account established by the Trustee on the Effective Date in accordance with the terms of the Wind-down Budget to fund the winding up of the affairs of the Debtors.

     C. Rules of Interpretation


     For purposes of this Plan (1) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (2) any reference in the Plan to an existing exhibit or schedule to the Plan or document referenced therein means such exhibit, schedule or document as it may have been or may be amended, modified or supplemented; (3) unless otherwise specified, all references in the Plan to Schedules, Exhibits, Articles and Sections are references to Schedules, Exhibits, Articles and Sections of or to the Plan; (4) the words "herein," "hereof," "hereunder," "hereto" and other words of similar import refer to the Plan in its entirety rather than to a particular portion of the Plan; (5) whenever it appears appropriate from the context, each term stated in the singular or the plural includes singular and the plural; (6) whenever it appears appropriate from the context, each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter, and (7) unless otherwise expressly provided in the Plan, the rules of the construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.


     D. Computation of Time


     In computing time prescribed or allowed by the Plan, unless otherwise expressly provided in the Plan, Bankruptcy Rule 9006(a) applies.

                                   ARTICLE II

                  ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS


     The Claims treatments set forth below shall apply to the Plan for each of the Debtors.

     2.1 Administrative Claims. Each holder of an Allowed Administrative Claim against any Debtor (other than a Claim described in Section 2.2) shall receive in full satisfaction of such Claim (a) payment in Cash in an amount equal to the unpaid portion of such Allowed Administrative Claim on the tenth Business Day following the later of (i) the Effective Date, or (ii) the date on which such Administrative Claim becomes an Allowed Administrative Claim (or as soon thereafter as practicable), or (b) such other treatment as to which the relevant Debtor and such Claim holder shall have agreed upon in writing, provided, however, that an Administrative Claim representing an undisputed liability incurred after the Petition Date in the ordinary course of business, may be paid at the option of the Debtors or the Trustee when such Claim becomes due. Administrative Claims of the United States Trustee for fees pursuant to 28 U.S.C. ss. 1930(a)(6) shall be paid in Cash in accordance with the applicable schedule for payment of such fees.

     2.2 Professional Compensation and Expense Reimbursement Claims. Unless otherwise provided in an Order regarding the payment of professional fees, any Person seeking an award by the Bankruptcy Court of an Allowed Administrative Claim on account of Professional Fees or services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 238, 330, 331, 503(b) and 1103 of the Bankruptcy Code, shall file a final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date no later than sixty (60) days after the Effective Date (except to the extent that such Person is an Ordinary Course Professional, in which case the procedures set forth in the Ordinary Course Professional Order shall be followed). Objections to final applications for payment of Professional Fees must be filed no later than ninety
(90) days after the Effective Date. To the extent that such an award is granted by the Bankruptcy Court or Allowed by the Ordinary Course Professional Order, the requesting Person shall receive: (a) payment on the tenth Business Day following the entry of the Order approving the Allowed Administrative Claim (or as soon as practicable thereafter) of Cash in an amount equal to the amount Allowed by the Bankruptcy Court or Ordinary Course Professional Order, (b) payment on such other terms as may be mutually agreed upon by the holder of the Allowed Administrative Claim and the applicable Debtor or (c) payment in accordance with the terms of any relevant administrative procedures order entered by the Bankruptcy Court.

2.3 Bar Date for Filing Other Administrative Claims. The holder of an Administrative Claim incurred after April 26, 2002 and through the Effective Date, (other than (i) an Administrative Claim representing a liability incurred in the ordinary course of business, or (ii) a Claim described in Section 2.2), shall file with the Bankruptcy Court and serve on the Trustee a request for payment of such Claim no later than sixty (60) days after the Effective Date. Such request for payment shall include, at a minimum, the name, address and phone number of the holder of the Claim, the date on which the Claim arose, and a detailed explanation of the basis of the Claim, with all pertinent documents attached. The failure to file timely the request for payment as required under this Section 2.3 shall result in the Claim being forever barred and discharged. An Administrative Claim, with respect to which a request for payment has been properly filed pursuant to this Section 2.3, shall become an Allowed Administrative Claim, unless an objection thereto has been filed.

     2.4 Priority Tax Claims. Each holder of an Allowed Priority Tax Claim against any Debtor shall receive, at the sole option of the relevant Debtor: (a) payment in Cash in an amount equal to such Allowed Priority Tax Claim on the tenth Business Day following the later of (i) the Effective Date, or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim (or as soon thereafter as practicable); provided that the Debtors have Cash in an amount sufficient to pay all Allowed Priority Tax Claims as provided herein, and the Priority Claims Reserve contains an amount in Cash equal to the sum of all Disputed Priority Tax Claims; (b) cash payments over a period not exceeding six years after the assessment of the tax on which such Claim is based on the duration of the Trust), totaling the principal amount of such Claim plus simple interest accruing from the Effective Date, calculated at the effective interest rate for 90-day securities obligations issued by the United States Treasury on the Effective Date, or, if no such securities were issued on the Effective Date, on the date of issuance immediately preceding the Effective Date; or (c) such other treatment agreed to by the relevant Debtor and the holder of such Claim.

                                  ARTICLE III

                     CLASSIFICATION OF CLAIMS AND INTERESTS

     3.1 Classification Generally. Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in each of the Debtors. A Claim or Interest is placed in a particular Class for the purposes of voting on the Plan and of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8), respectively, of the Bankruptcy Code have not been classified and their treatment is set forth in Article II.

     3.2 MSCP Plan

     (a) Class MSCP-1. Class MSCP-1 consists of all Secured Claims against MSCP.


     (b) Class MSCP-2. Class MSCP-2 consists of all Other Priority Claims against MSCP.

     (c) Class MSCP-3. Class MSCP-3 consists of all Unsecured Claims, other than Convenience Claims against MSCP.

     (d) Class MSCP-4. Class MSCP-4 consists of all Convenience Claims against MSCP.

     (e) Class MSCP-5. Class MSCP-5 consists of all Equity Interests in MSCP.

     3.3 MedicaLogic/Medscape Plan


     (a) Class MedicaLogic/Medscape-1. Class MedicaLogic/Medscape-1 consists of all Secured Claims against MedicaLogic/Medscape.

     (b) Class MedicaLogic/Medscape-2. Class MedicaLogic/Medscape-2 consists of all Other Priority Claims against MedicaLogic/Medscape.

     (c) Class MedicaLogic/Medscape-3  Class MedicaLogic/Medscape-3  consists of
all    Unsecured    Claims,    other    than    Convenience    Claims    against
MedicaLogic/Medscape.

     (d) Class MedicaLogic/Medscape-4. Class MedicaLogic/Medscape-4 consists of all Convenience Claims against MedicaLogic/Medscape.

     (e) Class MedicaLogic/Medscape-5. Class MedicaLogic/Medscape-5 consists of all Preferred Equity Interests in MedicaLogic/Medscape.

     (f) Class MedicaLogic/Medscape-6. Class MedicaLogic/Medscape-6 consists of all Equity Interests in MedicaLogic/Medscape other than Preferred Equity Interests and Equity Securities ss. 510(b) Claims.

     (g) Class MedicaLogic/Medscape-7. Class MedicaLogic/Medscape 7 consists of all Equity Securities ss. 510(b) Claims against MedicaLogic/Medscape.

     3.4 MedicaLogic Enterprises Plan


     (a)  Class  MedicaLogic  Enterprises-1.   Class  MedicaLogic  Enterprises-1
consists of all Secured Claims against MedicaLogic Enterprises.

     (b)  Class  MedicaLogic  Enterprises-2.   Class  MedicaLogic  Enterprises-2
consists of all Other Priority Claims against MedicaLogic Enterprises.

     (c)  Class  MedicaLogic  Enterprises-3.   Class  MedicaLogic  Enterprises-3
consists of all Unsecured Claims, other than Convenience Claims against MedicaLogic Enterprises.

     (d)  Class  MedicaLogic  Enterprises-4.   Class  MedicaLogic  Enterprises-4
consists of all Convenience Claims against MedicaLogic Enterprises.

     (e)  Class  MedicaLogic  Enterprises-5.   Class  MedicaLogic  Enterprises-5
consists of all Equity  Interests in MedicaLogic  Enterprises.

     3.5 MedicaLogic Pennsylvania Plan


     (a) Class MedicaLogic Pennsylvania-1. Class MedicaLogic Pennsylvania-1 consists of all Secured Claims against MedicaLogic Pennsylvania.

     (b) Class MedicaLogic Pennsylvania-2. Class MedicaLogic Pennsylvania-2 consists of all Other Priority Claims against MedicaLogic Pennsylvania.

     (c) Class MedicaLogic Pennsylvania-3. Class MedicaLogic Pennsylvania-3 consists of all Unsecured Claims, other than Convenience Claims against MedicaLogic Pennsylvania.

     (d) Class MedicaLogic Pennsylvania-4. Class MedicaLogic Pennsylvania-4 consists of all Convenience Claims against MedicaLogic Pennsylvania.

     (e) Class  MedicaLogic  Pennsylvania-5.  Class  MedicaLogic  Pennsylvania-5
consists  of  all  Membership   Interests  in  MedicaLogic   Pennsylvania.

     3.6 MedicaLogic Texas, Inc. Plan


     (a) Class MedicaLogic Texas, Inc.-1. Class MedicaLogic Texas, Inc.-1 consists of all Secured Claims against MedicaLogic Texas, Inc.

     (b) Class MedicaLogic Texas, Inc.-2. Class MedicaLogic Texas, Inc.-2 consists of all Other Priority Claims against MedicaLogic Texas, Inc.

     (c) Class MedicaLogic Texas, Inc.-3. Class MedicaLogic Texas, Inc.-3 consists of all Unsecured Claims, other than Convenience Claims against MedicaLogic Texas, Inc..

     (d) Class MedicaLogic Texas, Inc.-4. Class MedicaLogic Texas, Inc.-4 consists of all Convenience Claims against MedicaLogic Texas, Inc..

     (e) Class MedicaLogic Texas, Inc.-5. Class MedicaLogic Texas, Inc.-5 consists of all Equity Interests in MedicaLogic Texas, Inc.

     3.7 MedicaLogic Texas, LP Plan


     (a) Class MedicaLogic Texas, LP-1. Class MedicaLogic Texas, LP-1 consists of all Secured Claims against MedicaLogic Texas, LP

     (b) Class MedicaLogic Texas, LP-2. Class MedicaLogic Texas, LP-2 consists of all Other Priority Claims against MedicaLogic Texas, LP

     (c) Class MedicaLogic Texas, LP-3. Class MedicaLogic Texas, LP-3 consists of all Unsecured Claims, other than Convenience Claims against MedicaLogic Texas, LP.

     (d) Class MedicaLogic Texas, LP-4. Class MedicaLogic Texas, LP-4 consists of all Convenience Claims against MedicaLogic Texas, LP.

     (e) Class MedicaLogic Texas, LP-5. Class MedicaLogic Texas, LP-5 consists of all Partnership Interests in MedicaLogic Texas, LP.

                                   ARTICLE IV

           IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND INTERESTS

     4.1 Unimpaired Classes of Claims and Interests. Classes described in the following Sections are not Impaired under the Plan.

MSCP:                                     MedicaLogic/Medscape:
Section 3.2(a) - Secured Claims           Section 3.3(a) - Secured Claims
Section 3.2(b) - Other Priority Claims    Section 3.3(b) - Other Priority Claims

MedicaLogic Enterprises:                  MedicaLogic Pennsylvania:
Section 3.4(a) - Secured Claims           Section 3.5(a) - Secured Claims
Section 3.4(b) - Other Priority Claims    Section 3.5(b) - Other Priority Claims

MedicaLogic Texas, Inc.:                  MedicaLogic Texas, LP:
Section 3.6(a) - Secured Claims           Section 3.7(a) - Secured Claims
Section 3.6(b) - Other Priority Claims    Section 3.7(b) - Other Priority Claims

     4.2 Impaired Classes of Claims and Interests. Classes described in the following Sections are Impaired under the Plan.

MSCP:                                     MedicaLogic/Medscape:
Section 3.2(c) - Unsecured Claims         Section 3.3(c) - Unsecured Claims
Section 3.2(d) - Convenience Claims       Section 3.3(d) - Convenience Claims
Section 3.2(e) - Equity Interests         Section 3.3(e) - Preferred Equity
                                                           Interests
                                          Section 3.3(f) - Equity Interests
                                          Section 3.3(g) - Equity Securities
                                                           ss. 510(b) Claims

MedicaLogic Enterprises:                  MedicaLogic Pennsylvania:
Section 3.4(c) - Unsecured Claims         Section 3.5(c) - Unsecured Claims
Section 3.4(d) - Convenience Claims       Section 3.5(d) - Convenience Claims
Section 3.4(e) - Equity Interests         Section 3.5(e) - Membership Interests

MedicaLogic Texas, Inc.:                  MedicaLogic Texas, LP:
Section 3.6(c) - Unsecured Claims         Section 3.7(c) - Unsecured Claims
Section 3.6(d) - Convenience Claims       Section 3.7(d) - Convenience Claims
Section 3.6(e) - Equity Interests         Section 3.7(e) - Partnership Interests

     4.3 Impairment Dispute. If a holder of a Claim or Interest files a timely objection with the Bankruptcy Court as to whether any Claim or Interest, or any Class of Claims or Interests, are impaired under this Plan, the Bankruptcy Court shall, after notice and a hearing, determine such objection.

                                   ARTICLE V

                        TREATMENT OF CLAIMS AND INTERESTS

     5.1 MSCP Plan

     (a) Class MSCP-1 (Secured Claims). Each holder of an Allowed Class MSCP-1 Claim shall receive at the sole option of MSCP on the tenth Business Day following the later of (i) the Effective Date or (ii) the date on which such Claim becomes an Allowed Secured Claim, provided that the Debtors have Cash in an amount sufficient to pay all Allowed Secured Claims as provided herein and the Secured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Secured Claims: (a) the collateral securing such Claim; (b) payment of Cash in an amount equal to the unpaid portion of such Allowed Secured Claim plus postpetition interest calculated pursuant to Section 5.7, in which case the Lien arising from such Allowed Secured Claim shall be released upon payment; or (c) such other treatment agreed upon in writing by the holder of such Allowed Secured Claim and MSCP.

     (b) Class MSCP-2 (Other Priority Claims). Each holder of an Allowed Class MSCP-2 Claim shall receive (i) payment in Cash in an amount equal to such Allowed Class MSCP-2 Claim on the tenth Business Day following the later of (a) the Effective Date, or (b) the date on which such Claim becomes an Allowed Other Priority Claim (or as soon thereafter as practicable) provided that the Debtors have Cash in an amount sufficient to pay all Allowed Other Priority Claims as provided herein and the Priority Claims Reserve contains an amount in Cash equal to the sum of all Disputed Priority Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Other Priority Claim and MSCP.

     (c) Class MSCP-3 (Unsecured Claims). Each holder of an Allowed Class MSCP-3 Claim shall receive (i) payment in Cash in an amount equal to the unpaid portion of such Allowed Class MSCP-3 Claim plus postpetition interest calculated pursuant to Section 5.7, on the tenth Business Day following the later of (a) the Effective Date or (b) the date on which such Claim becomes an Allowed Unsecured Claim (or as soon thereafter as practicable); provided that the Debtors have Cash in an amount sufficient to pay all Allowed Unsecured Claims as provided herein and the Unsecured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Unsecured Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Unsecured Claim and MSCP.

     (d) Class MSCP-4 (Convenience Claims). Each holder of an Allowed Class MSCP-4 Claim shall receive payment in Cash in an amount equal to the unpaid portion of such Allowed Class MSCP-4 Claim without postpetition interest, not to exceed $5,000, on the tenth Business Day following the Effective Date (or as soon thereafter as practicable).

     (e) Class MSCP-5 (Equity Interests). All Equity Interests in MSCP shall be deemed canceled as of the Effective Date. MSCP's current Equity Interest holder will receive no Distribution on account of its Equity Interests.

     5.2 MedicaLogic/Medscape Plan

     (a) Class MedicaLogic/Medscape-1 (Secured Claims). Each holder of an Allowed Class MedicaLogic/Medscape-1 Claim shall receive at the sole option of MedicaLogic/Medscape on the tenth Business Day following the later of (i) the Effective Date, or (ii) the date on which such Claim becomes an Allowed Secured Claim (or as soon thereafter as practicable) provided that the Debtors have Cash in an amount sufficient to pay all Allowed Secured Claims as provided herein and the Secured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Secured Claims: (i) the collateral securing such Claim; (ii) payment of Cash in an amount equal to the unpaid portion of such Allowed Secured Claim plus postpetition interest calculated pursuant to Section 5.7, in which case the Lien arising from such Allowed Secured Claim shall be released upon payment; or (iii) such other treatment agreed upon in writing by the holder of such Allowed Secured Claim and MedicaLogic/Medscape.

     (b) Class MedicaLogic/Medscape-2 (Other Priority Claims). Each holder of an Allowed Class MedicaLogic/Medscape-2 Claim shall receive (i) payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic/Medscape-2 Claim on the tenth Business Day following the later of
(a) the Effective Date, or (b) the date on which such Claim becomes an Allowed Other Priority Claim (or as soon as practicable thereafter) provided that the Debtors have Cash in an amount sufficient to pay all Allowed Other Priority Claims as provided herein and the Priority Claims Reserve contains an amount in Cash equal to the sum of all Disputed Priority Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Other Priority Claim and MedicaLogic/Medscape.

     (c) Class MedicaLogic/Medscape-3 (Unsecured Claims). Each holder of an Allowed Class MedicaLogic/Medscape-3 Claim shall receive (i) payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic/Medscape-3 Claim plus postpetition interest calculated pursuant to
Section 5.7, on the tenth Business Day following the later of (a) the Effective Date or (b) the date on which such Claim becomes an Allowed Unsecured Claim (or as soon thereafter as practicable); provided that the Debtors have Cash in an amount sufficient to pay all Allowed Unsecured Claims as provided herein and the Unsecured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Unsecured Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Unsecured Claim and MedicaLogic/Medscape.

     (d) Class MedicaLogic/Medscape-4 (Convenience Claims). Each holder of an Allowed Class MedicaLogic/Medscape-4 Claim shall receive payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic/Medscape-4 Claim without postpetition interest, not to exceed $5,000, on the tenth Business Day following the Effective Date (or as soon thereafter as practicable).

     (e) Class MedicaLogic/Medscape-5 (Preferred Equity Interests). Each holder of Allowed Class MedicaLogic/Medscape-5 Preferred Equity Interests shall receive a Preferred Equity Distribution in Cash in an amount equal to such holder's Preferred Equity Redemption Price in accordance with Article VII of the Plan. As a precondition to any Distribution to holders of Preferred Equity Interests, such holders shall surrender to the Trustee any note, instrument, document, certificate, agreement, certificated security or other item evidencing such Preferred Equity Interest.

     (f) Class MedicaLogic/Medscape-6 (Equity Interests). Each holder of Allowed Class MedicaLogic/Medscape-6 Equity Interests shall receive, a Pro Rata Share of Surplus Trust Property in accordance with the priority provided for in Article VII of the Plan. Equity Interests in Class MedicaLogic/Medscape-6 shall be canceled on the Effective Date.

     (g) Class MedicaLogic/Medscape-7 (Equity Securities ss. 510(b) Claims). Each holder of an Allowed Class MedicaLogic/Medscape-7 Claim, if any, shall receive a Distribution having a value equal to such holder's Pro Rata Share of the Surplus Trust Property as if such person held Equity Interests in accordance with the Subordination Formula.

     5.3 MedicaLogic Enterprises Plan

     (a) Class MedicaLogic Enterprises-1 (Secured Claims). Each holder of an Allowed Class MedicaLogic Enterprises-1 Claim shall receive at the sole option of MedicaLogic Enterprise on the tenth Business Day following the later of (i) the Effective Date, or (ii) the date on which such Claim becomes an Allowed Secured Claim (or as soon as practicable thereafter) provided that the Debtors have Cash in an amount sufficient to pay all Allowed Secured Claims as provided herein and the Secured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Secured Claims, (i) the collateral securing such Claim; (ii) payment of Cash in an amount equal to the unpaid portion of such Allowed Secured Claim plus postpetition interest calculated pursuant to Section 5.7, in which case the Lien arising from such Allowed Secured Claim shall be released upon payment; or (iii) such other treatment agreed upon in writing by the holder of such Allowed Secured Claim and MedicaLogic Enterprises.

     (b) Class MedicaLogic Enterprises-2 (Other Priority Claims). Each holder of an Allowed Class MedicaLogic Enterprises-2 Claim shall receive (i) payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic Enterprises-2 Claim on the tenth Business Day following the later of (a) the Effective Date, or (b) the date on which such Claim becomes an Allowed Other Priority Claim (or as soon as practicable thereafter) provided that the Debtors have Cash in an amount sufficient to pay all Allowed Other Priority Claims as provided herein and the Priority Claims Reserve contains an amount in Cash equal to the sum of all Disputed Priority Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Other Priority Claim and MedicaLogic Enterprises.

     (c) Class MedicaLogic Enterprises-3 (Unsecured Claims). Each holder of an Allowed Class MedicaLogic Enterprises-3 Claim shall receive (i) payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic Enterprises-3 Claim plus postpetition interest calculated pursuant to Section 5.7, on the tenth Business Day following the later of (a) the Effective Date or
(b) the date on which such Claim becomes an Allowed Unsecured Claim (or as soon thereafter as practicable); provided that the Debtors have Cash in an amount sufficient to pay all Allowed Unsecured Claims as provided herein and the Unsecured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Unsecured Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Unsecured Claim and MedicaLogic Enterprises.

     (d) Class MedicaLogic Enterprises-4 (Convenience Claims). Each holder of an Allowed Class MedicaLogic Enterprises-4 Claim shall receive payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic Enterprises-4 Claim, without postpetition interest, not to exceed $5,000, on the tenth Business Day following the Effective Date (or as soon thereafter as practicable).

     (e) Class MedicaLogic Enterprises-5 (Equity Interests). All Equity Interests in MedicaLogic Enterprises shall be canceled as of the Effective Date. MedicaLogic Enterprise's current Equity Interest holder will receive no Distribution on account of its Equity Interests.

     5.4 MedicaLogic Pennsylvania Plan

     (a) Class MedicaLogic Pennsylvania-1 (Secured Claims). Each holder of an Allowed Class MedicaLogic Pennsylvania-1 Claim shall receive at the sole option of MedicaLogic Pennsylvania on the tenth Business Day following the later of (i) the Effective Date, or (ii) the date on which such Claim becomes an Allowed Secured Claim (or as soon thereafter as practicable) provided that the Debtors have Cash in an amount sufficient to pay all Allowed Secured Claims as provided herein and the Secured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Secured Claims: (i) the collateral securing such Claim; (ii) payment of Cash in an amount equal to the unpaid portion of such Allowed Secured Claim plus postpetition interest calculated pursuant to Section 5.7, in which case the Lien arising from such Allowed Secured Claim shall be released upon payment; or (iii) such other treatment agreed upon in writing by the holder of such Allowed Secured Claim and MedicaLogic Pennsylvania.

     (b) Class MedicaLogic Pennsylvania-2 (Other Priority Claims). Each holder of an Allowed Class MedicaLogic Pennsylvania-2 Claim shall receive (i) payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic Pennsylvania-2 Claim on the tenth Business Day following the later of the (a) the Effective Date, or (b) the date on which such Claim becomes an Allowed Other Priority Claim (or as soon thereafter as practicable) provided that the Debtors have Cash in an amount sufficient to pay all Allowed Other Priority Claims as provided herein and the Priority Claims Reserve contains an amount in Cash equal to the sum of all Disputed Priority Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Other Priority Claim and MedicaLogic Pennsylvania.

     (c) Class MedicaLogic Pennsylvania-3 (Unsecured Claims). Each holder of an Allowed Class MedicaLogic Pennsylvania-3 Claim shall receive (i) payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic Pennsylvania-3 Claim plus postpetition interest calculated pursuant to Section 5.7, on the tenth Business Day following the later of (a) the Effective Date or
(b) the date on which such Claim becomes an Allowed Unsecured Claim (or as soon thereafter as practicable); provided that the Debtors have Cash in an amount sufficient to pay all Allowed Unsecured Claims as provided herein and the Unsecured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Unsecured Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Unsecured Claim and MedicaLogic Pennsylvania.

     (d) Class MedicaLogic Pennsylvania-4 (Convenience Claims). Each holder of an Allowed Class MedicaLogic Pennsylvania-4 Claim shall receive payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic Pennsylvania-4 Claim, without postpetition interest, not to exceed $5,000, on the tenth Business Day following the Effective Date (or as soon thereafter as practicable).

     (e) Class MedicaLogic Pennsylvania-5 (Membership Interests). All Membership Interests in MedicaLogic Pennsylvania shall be canceled as of the Effective Date. MedicaLogic Pennsylvania's current Membership Interest holder will receive no Distribution on account of its Membership Interests.

     5.5 MedicaLogic Texas, Inc. Plan

     (a) Class MedicaLogic Texas, Inc.-1 (Secured Claims). Each holder of an Allowed Class MedicaLogic Texas, Inc.-1 Claim shall receive at the sole option of MedicaLogic Texas, Inc. on the tenth Business Day following the later of (i) the Effective Date, or (ii) the date on which such Claim becomes an Allowed Secured Claim (or as soon thereafter as practicable), provided that the Debtors have Cash in an amount sufficient to pay all Allowed Secured Claims as provided herein and the Secured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Secured Claims: (i) the collateral securing such Claim; (ii) payment of Cash in an amount equal to the unpaid portion of such Allowed Secured Claim plus postpetition interest calculated pursuant to Section 5.7, in which case the Lien arising from such Allowed Secured Claim shall be released upon payment; or (iii) such other treatment agreed upon in writing by the holder of such Allowed Secured Claim and MedicaLogic Texas, Inc.

     (b) Class MedicaLogic Texas, Inc.-2 (Other Priority Claims). Each holder of an Allowed Class MedicaLogic Texas, Inc.-2 Claim shall receive (i) payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic Texas, Inc.-2 Claim on the tenth Business Day following the later of (a) the Effective Date, or (b) the date on which such Claim becomes an Allowed Other Priority Claim (or as soon thereafter as practicable) provided that the Debtors have Cash in an amount sufficient to pay all Allowed Other Priority Claims as provided herein and the Priority Claims Reserve contains an amount in Cash equal to the sum of all Disputed Priority Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Other Priority Claim and MedicaLogic Texas, Inc.

     (c) Class MedicaLogic Texas, Inc.-3 (Unsecured Claims). Each holder of an Allowed Class MedicaLogic Texas, Inc.-3 Claim shall receive (i) payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic Texas, Inc.-3 Claim plus postpetition interest calculated pursuant to Section 5.7, on the tenth Business Day following the later of (a) the Effective Date or
(b) the date on which such Claim becomes an Allowed Unsecured Claim (or as soon thereafter as practicable); provided that the Debtors have Cash in an amount sufficient to pay all Allowed Unsecured Claims as provided herein and the Unsecured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Unsecured Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Unsecured Claim and MedicaLogic Texas, Inc.

     (d) Class MedicaLogic Texas, Inc.-4 (Convenience Claims). Each holder of an Allowed Class MedicaLogic Texas, Inc.-4 Claim shall receive payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic Texas, Inc.-4 Claim, without postpetition interest, not to exceed $5,000, on the tenth Business Day following the Effective Date (or as soon thereafter as practicable).

     (e) Class MedicaLogic Texas, Inc.-5 (Equity Interests). All Equity Interests in MedicaLogic Texas, Inc. shall be canceled as of the Effective Date. MedicaLogic Texas, Inc.'s current Equity Interest holders will receive no Distribution on account of their Equity Interests.

     5.6 MedicaLogic Texas, LP Plan


     (a) Class MedicaLogic Texas, LP-1 (Secured Claims). Each holder of an Allowed Class MedicaLogic Texas, LP-1 Claim shall receive at the sole option of MedicaLogic Texas, LP on the tenth Business Day following the later of (i) the Effective Date, or (ii) the date on which such Claim becomes an Allowed Secured Claim (or as soon thereafter as practicable), provided that the Debtors have Cash in an amount sufficient to pay all Allowed Secured Claims as provided herein and the Secured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Secured Claims: (i) the collateral securing such Claim; (ii) payment of Cash in an amount equal to the unpaid portion of such Allowed Secured Claim plus postpetition interest calculated pursuant to Section 5.7, in which case the Lien arising from such Allowed Secured Claim shall be released upon payment; or (iii) such other treatment agreed upon in writing by the holder of such Allowed Secured Claim and MedicaLogic Texas, LP.


     (b) Class MedicaLogic Texas, LP-2 (Other Priority Claims). Each holder of an Allowed Class MedicaLogic Texas, LP-2 Claim shall receive (i) payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic
Texas, LP-2 Claim on the tenth Business Day following the later of (a) the Effective Date, or (b) the date on which such Claim becomes an Allowed Other Priority Claim (or as soon thereafter as practicable) provided that the Debtors have Cash in an amount sufficient to pay all Allowed Other Priority Claims as provided herein and the Priority Claims Reserve contains an amount in Cash equal to the sum of all Disputed Priority Claims, or (ii) such other treatment agreed upon in writing by the holder of such Allowed Other Priority Claim and MedicaLogic Texas, LP.


     (c) Class MedicaLogic Texas, LP-3 (Unsecured Claims). Each holder of an Allowed Class MedicaLogic Texas, LP-3 Claim shall receive (i) payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic Texas, LP-3 Claim plus postpetition interest calculated pursuant to Section 5.7, on the tenth Business Day following the later of (a) the Effective Date or (b) the date on which such Claim becomes an Allowed Unsecured Claim (or as soon thereafter as practicable); provided that the Debtors have Cash in an amount sufficient to pay all Allowed Unsecured Claims as provided herein and the Unsecured Claims Reserve contains an amount in Cash equal to the sum of all Disputed Unsecured Claims, or
(ii) such other treatment agreed upon in writing by the holder of such Allowed Unsecured Claim and MedicaLogic Texas, LP.


     (d) Class MedicaLogic Texas, LP-4 (Convenience Claims). Each holder of an Allowed Class MedicaLogic Texas, LP-4 Claim shall receive payment in Cash in an amount equal to the unpaid portion of such Allowed Class MedicaLogic Texas, LP-4 Claim, without postpetition interest, not to exceed $5,000, on the tenth Business Day following the Effective Date (or as soon thereafter as practicable).

         (e) Class MedicaLogic Texas, LP-5 (Partnership Interests). All Partnership Interests in MedicaLogic Texas, LP shall be canceled as of the
Effective Date. MedicaLogic Texas, LP's current Partnership Interest holders will receive no Distribution on account of their Partnership Interests.

     5.7 Special Provisions Regarding Treatment of Certain Claims


     (a) Accrual of Postpetition Interest. Where the Plan specifies that postpetition interest shall be paid with respect to any Claim, such interest shall be calculated as simple interest at the federal judgment rate.


     (b) Special Provisions Regarding Convenience Claims. If the holder of an Allowed Unsecured Claim in an amount greater than $5,000 makes an election to reduce the Allowed amount of such Claim to an amount equal to or less than $5,000, such Claim shall be treated as a Convenience Claim for such purposes. Such election shall be made on the Ballot, which shall be completed and returned by the Voting Deadline. A holder of an Allowed Unsecured Claim who shall make this election shall be deemed to have accepted the Plan by such election and such election shall be irrevocable.

                                   ARTICLE VI

                         PROVISIONS REGARDING VOTING AND
                            CONFIRMATION REQUIREMENTS

     6.1 Voting of Claims and Interests. No holder of an Allowed Claim or Allowed Interest in an unimpaired Class is entitled to vote to accept or reject the Plan in its capacity as a holder of such Claim or Interest. Each holder of an Allowed Claim or Allowed Interest in an Impaired Class that retains or receives property under the Plan shall be entitled to vote separately to accept or reject the Plan and indicate such vote on a duly executed and delivered Ballot as provided in the Solicitation Procedures Order as is entered by the Bankruptcy Court, or any other order or orders of the Bankruptcy Court. Each holder of an Allowed Claim or Allowed Interest in an Impaired Class that does not retain or receive any property under the Plan is deemed to have rejected the Plan. The designation of Classes as "Impaired" or "Unimpaired" is set forth in Sections 4.1 and 4.2.

     6.2 Confirmability and Severability of Plan. The confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately with respect to each Debtor. Therefore, notwithstanding the incorporation of the separate plans of liquidation for each Debtor in a single joint plan of liquidation for purposes of, among other things, economy and efficiency, Section 5.1 shall be deemed a separate plan of liquidation for MSCP, Section 5.2 shall be deemed a separate plan of liquidation for MedicaLogic/Medscape, Section 5.3 shall be deemed a separate plan of liquidation for MedicaLogic Enterprises, Section 5.4 shall be deemed a separate plan of liquidation for MedicaLogic Pennsylvania,
Section 5.5 shall be deemed a separate plan of liquidation for MedicaLogic Texas, Inc., and Section 5.6 shall be deemed a separate plan of liquidation for MedicaLogic Texas, LP. Should any of such separate plans not be confirmed, the other Debtors may elect to alter, amend, revoke or withdraw the other separate plans or to seek Confirmation thereof.

     6.3 Nonconsensual Confirmation. If any impaired Class does not accept the Plan by the requisite statutory majorities provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, or if any impaired Class is deemed to have rejected the Plan, the Debtors reserve the right to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

                                  ARTICLE VII

                      MEANS FOR IMPLEMENTATION OF THE PLAN

     7.1 Vesting of Assets in the Trust.


     (a) General. On the Effective Date, title to the Assets shall automatically vest in the Trust and shall thereupon become Trust Property, free and clear of all Claims and Interests, except as specifically provided in the Plan. The Trust Property shall be held, administered, liquidated and distributed by the Trust in accordance with the Plan and the Trust Agreement. Upon the Effective Date, the Trust shall be deemed the successors to the Debtors and automatically substituted as a party to all pending contested matters, adversary proceedings, claims, administrative proceedings and lawsuits, both within and outside the Bankruptcy Court, involving the Assets or matters relating to the Trust, including the resolution of Disputed Claims. Upon the Effective Date, all privileges, including the attorney/client privilege, to which the Debtors are entitled, regardless of whether such privileges relate to matters occurring prior to or after the Petition Date, shall vest in, and may be asserted by or waived on behalf of the Trust.


     (b) Federal Income Tax Treatment. The transfer on the Effective Date of the Assets to the Trust pursuant to the Plan shall be treated for United States federal income tax purposes as a transfer of the Assets to the Trust
Beneficiaries followed by the contribution of the Assets by the Trust Beneficiaries to the Trust. For purposes of the foregoing sentence, the term "Trust" shall refer to the Trust other than the portion of each of the Secured Claims Reserve, the Priority Claims Reserve, and the Unsecured Claims Reserve that relates to Disputed Claims (such portions collectively, the "Disputed Claims Reserve"). The transfer of certain Assets to the Disputed Claims Reserve shall be treated for federal income tax purposes as a direct transfer of such Assets by the Debtors to the Disputed Claims Reserve.


     (c) Valuation of Trust Assets. The fair market value of the Assets transferred to the Trust will be agreed to by the Debtors and the Trustee. As soon as practicable after the Effective Date, but in no event later than ninety
(90) days thereafter, the Trustee shall inform the Trust Beneficiaries in writing as to his or her good faith estimate of the value of the assets transferred to the Trust. Such valuation shall be used consistently by all parties including, without limitation, the Debtors, the Trustee, and the Trust Beneficiaries, for all federal income tax purposes.

     7.2 Directors and Officers. On the Effective Date, the positions of officers and directors of the Debtors shall be eliminated, therefore, the persons then acting as directors and officers of the Debtors shall be terminated.

     7.3 The Trust

     (a) General. On the Effective Date, the Trust shall be established as a grantor trust pursuant to the Trust Agreement for the purposes of acquiring title to the Trust Property, assuming all of the liabilities of the Debtors and the Estates, and liquidating and distributing the Trust Property for the benefit of the Trust Beneficiaries, in accordance with the provisions of the Plan and the Trust Agreement as promptly and efficiently as is reasonably possible. For federal income tax purposes, (i) the Trust Beneficiaries, other than the holders of Allowed Claims (if any), shall be treated as grantors and owners of their allocable portion of the Trust and (ii) the beneficial interests in the Trust held by holders of Allowed Claims shall be treated as debt instruments of the Trust. The Trust shall be a liquidating trust that shall not carry on or conduct a trade or business, or accept an assignment of any claim or right of action from, or assume any liabilities of, any person or entity other than the Debtors, and no part of the Trust Property or the proceeds, revenue or income therefrom shall be used or disposed of by the Trust in furtherance of any trade or business.

     (b) Governing Law. The Trust shall be established under the laws of the state as determined by the Debtors and the Trustee.

     (c) Retention and Enforcement of Claims and Rights of the Debtors. Pursuant to section 1123(b)(3) of the Bankruptcy Code, the Trust shall retain and may enforce any and all claims, causes of action and rights of the Debtors or the Estates as of the Effective Date, including, without limitation, the right to seek the subordination of claims under section 510 of the Bankruptcy Code.

     (d) Prosecution or Resolution of Objections to Disputed Claims. On the Effective Date, the Trust shall become responsible for prosecuting or otherwise resolving objections to any Claims.

     (e) Duration of Trust. The Trust shall be established as of the Effective Date and shall continue in full force and effect until four (4) years from the Effective Date; provided that the Trustee may extend the duration of the Trust for one or more finite periods, upon written notice to the Trust Committee, if the Trustee determines that such extension is in the best interests of the Trust Beneficiaries, but in no event may the duration of the Trust exceed seven (7) years from the Effective Date, provided, further, that each such extension has been specifically authorized by the Bankruptcy Court after notice to the twenty
(20) largest Trust Beneficiaries and hearing, upon a finding that such extension is necessary to the liquidating purpose of the Trust based on the facts and circumstances, and such extension is granted within six (6) months before the beginning of the extended term. Any notice contemplated by this Section may be included on any Trust Report provided under the Trust Agreement.

     7.4 Payment of Retention Bonuses and Wind-down Reserve. On the Effective Date, notwithstanding the timing of the payments of the bonuses set forth in the Key Employee

Retention Orders, the Debtors shall pay from Cash on hand all unpaid bonus payments to Key Employees who were employed by the Debtors as of the day prior to the Effective Date. On the Effective Date, the Trust shall establish the Wind-down Reserve in accordance with the Wind-down Budget.

     7.5 Trust Expense Reserve. On the Effective Date, the Trust shall deposit funds in the Trust Expense Reserve for the payment of Trust Expenses. The Trust Expense Reserve, as of the Effective Date, shall be in an amount set forth in the Plan Supplement. The Trustee may, at any time, transfer any balance remaining in the Trust Expense Reserve after the payment of all Trust Expenses, Allowed Claims and Preferred Equity Interests, and reserves have been established for payment in full of all Disputed Claims and payment as provided by Section 5.2(e) for all Disputed Preferred Equity Interests as if such Disputed Claims and Disputed Preferred Equity Interests had been Allowed, into the Equity Fund.

     7.6 Increase of Trust Expense Reserve. To the extent the Trustee in his or her discretion determines that the amount of funds in the Trust Expense Reserve is at any time or may become insufficient, the Trustee, after providing three
(3) Business Days' written notice to the Trust Committee, may from time to time transfer to the Trust Expense Reserve out of the undistributed Equity Fund, such amount or amounts as the Trustee in his or her discretion and judgment may reasonably determine to be necessary or advisable to satisfy all current and anticipated obligations of the Trust. In no event shall the Trustee be required to use his or her personal funds or assets for such purposes.

     7.7 Distributions and Reserve for Secured Claims.


     (a) On the Effective Date, the Trustee shall set aside and deposit sufficient funds into segregated accounts solely for the benefit of holders of Claims in Class MSCP-1, Class MedicaLogic/Medscape-1, Class MedicaLogic Enterprises-1, Class MedicaLogic Pennsylvania-1, Class MedicaLogic Texas, Inc.-1 and Class MedicaLogic Texas, LP-1 an amount of Cash sufficient to (i) pay holders of Allowed Claims in Class MSCP-1, Class MedicaLogic/Medscape-1, Class MedicaLogic Enterprises-1, Class MedicaLogic Pennsylvania-1, Class MedicaLogic Texas, Inc.-1 and Class MedicaLogic Texas, LP-1, in accordance with Article V, and (ii) to pay holders of Disputed Claims in Class MSCP-1, Class MedicaLogic/Medscape-1, Class MedicaLogic Enterprises-1, Class MedicaLogic Pennsylvania-1, Class MedicaLogic Texas, Inc.-1 and Class MedicaLogic Texas, LP-1 as if such Claims were Allowed. Within the Secured Claims Reserve, the Trustee shall establish sub-accounts for each holder of a Secured Claim, that is Disputed. Any prepetition Liens shall attach solely to the Secured Claims Reserve sub-account established by the Trustee for such Claim. Upon Distribution of any collateral securing an Allowed Secured Claim, such holder's Lien or other security interest in the relevant collateral shall be deemed released.


         (b) From the Secured Claims Reserve, provided that the Secured Claims Reserve is fully funded, the Trustee shall, in accordance with Article V, (i) if and to the extent unpaid, make Distributions to the holders of Allowed Claims in Class MSCP-1, Class MedicaLogic/Medscape-1, Class MedicaLogic Enterprises-1,

Class MedicaLogic Pennsylvania-1, Class MedicaLogic Texas, Inc.-1 and Class MedicaLogic Texas, LP-1 and (ii) make Distributions to the holders of Disputed Claims in Class MSCP-1, Class MedicaLogic/Medscape-1, Class MedicaLogic Enterprises-1, Class MedicaLogic Pennsylvania-1, Class MedicaLogic Texas, Inc.-1 and Class MedicaLogic Texas, LP-1 to the extent they become Allowed Claims.


     (c) After all Claims in Class MSCP-1, Class MedicaLogic/Medscape-1, Class MedicaLogic Enterprises-1, Class MedicaLogic Pennsylvania-1, Class MedicaLogic Texas, Inc.-1 and Class MedicaLogic Texas, LP-1 have been either paid in full or Disallowed, any remaining funds and accumulated interest from the Secured Claims Reserve shall be deposited into the Priority Claims Reserve.

     7.8 Distributions and Reserve for Priority Claims

     (a) On the Effective Date, the Trust shall set aside and deposit into segregated accounts solely for the benefit of holders of Administrative Claims, Priority Tax Claims, and holders of Claims in Class MSCP-2, Class MedicaLogic/Medscape-2, Class MedicaLogic Enterprises-2, Class MedicaLogic Pennsylvania-2, Class MedicaLogic Texas, Inc.-2 and Class MedicaLogic Texas, LP-2, an amount of Cash sufficient (i) if, and to the extent that Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Other Priority Claims have not been paid, to pay holders of Allowed Administrative Claims, Allowed Priority Tax Claims, and holders of Allowed Claims in Class MSCP-2, Class MedicaLogic/Medscape-2, Class MedicaLogic Enterprises-2, Class MedicaLogic Pennsylvania-2, Class MedicaLogic Texas, Inc.-2 and Class MedicaLogic Texas, LP-2 and (ii) pay holders of Disputed Administrative Claims, Disputed Priority Tax Claims and Disputed Claims in Class MSCP-2, Class MedicaLogic/Medscape-2, Class MedicaLogic Enterprises-2, Class MedicaLogic Pennsylvania-2, Class MedicaLogic Texas, Inc.-2 and Class MedicaLogic Texas, LP-2 as if such Claims had been Allowed.

     (b) From the Priority Claims Reserve, the Trustee shall (i) make Distributions to the holders of Allowed Administrative Claims within ten Business Days of the Effective Date; (ii) provided that the Secured Claims Reserve and the Priority Claims Reserve are each fully funded, (ii) if, and to the extent unpaid, make Distributions to the holders of Allowed Priority Tax Claims, and holders of Allowed Claims in Class MSCP-2, Class MedicaLogic/Medscape-2, Class MedicaLogic Enterprises-2, Class MedicaLogic Pennsylvania-2, Class MedicaLogic Texas, Inc.-2 and Class MedicaLogic Texas, LP-2, in accordance with Article V, and (iii) make Distributions to the holders of Disputed Administrative Claims, Disputed Priority Tax Claims, and holders of Disputed Claims in Class MSCP-2, Class MedicaLogic/Medscape-2, Class MedicaLogic Enterprises-2, Class MedicaLogic Pennsylvania-2, Class MedicaLogic Texas, Inc.-2 and Class MedicaLogic Texas, LP-2 to the extent they become Allowed Claims.

     (c) After all Administrative Claims, Priority Tax Claims, and Claims in Class MSCP-2, Class MedicaLogic/Medscape-2, Class MedicaLogic Enterprises-2, Class MedicaLogic Pennsylvania-2, Class MedicaLogic Texas, Inc.-2 and Class MedicaLogic Texas, LP-2, have been either paid in full or Disallowed, any remaining funds and accumulated interest from the Priority Claims Reserve shall be deposited into the Unsecured Claims Reserve.

     7.9 Distributions and Reserve for Unsecured Claims

     (a) On the Effective Date, the Trust shall set aside and deposit into segregated accounts solely for the benefit of holders of Claims in Class MSCP-3, Class MSCP-4, Class MedicaLogic/Medscape-3, Class MedicaLogic/Medscape-4, Class MedicaLogic Enterprises-3, Class MedicaLogic Enterprises-4, Class MedicaLogic Pennsylvania-3, Class MedicaLogic Pennsylvania-4, Class MedicaLogic Texas, Inc.-3, Class MedicaLogic Texas, Inc.-4, Class MedicaLogic Texas, LP-3, and Class MedicaLogic Texas, LP-4, an amount of Cash sufficient (i) if, and to the extent that Allowed Unsecured Claims have not been paid, to pay holders of Allowed Claims in Class MSCP-3, Class MSCP-4, Class MedicaLogic/Medscape-3, Class MedicaLogic/Medscape-4, Class MedicaLogic Enterprises-3, Class MedicaLogic Enterprises-4, Class MedicaLogic Pennsylvania-3, Class MedicaLogic Pennsylvania-4, Class MedicaLogic Texas, Inc.-3, Class MedicaLogic Texas, Inc.-4, Class MedicaLogic Texas, LP-3, and Class MedicaLogic Texas, LP-4 and
(ii) to pay holders of Disputed Claims in Class MSCP-3, Class MSCP-4, Class MedicaLogic/Medscape-3, Class MedicaLogic/Medscape-4, Class MedicaLogic
Enterprises-3, Class MedicaLogic Enterprises-4, Class MedicaLogic Pennsylvania-3, Class MedicaLogic Pennsylvania-4, Class MedicaLogic Texas, Inc.-3, Class MedicaLogic Texas, Inc.-4, Class MedicaLogic Texas, LP-3, and Class MedicaLogic Texas, LP-4 as if such Claims had been Allowed.

     (b) From the Unsecured Claims Reserve, provided that the Wind-down Reserve, Trust Expense Reserve, Secured Claims Reserve and Priority Claims Reserve are each fully funded, the Trust shall (i) if, and to the extent unpaid, make Distributions to holders of Allowed Convenience Claims within ten Business Days of the Effective Date (or as soon as practicable thereafter), (ii) if, and to the extent unpaid, make Distributions to holders of Allowed Unsecured Claims in accordance with Article V, (iii) to make Distributions to holders of Disputed Unsecured Claims to the extent they become Allowed Unsecured Claims.

     (c) After all Claims in Class MSCP-3, Class MSCP-4, Class MedicaLogic/Medscape-3, Class MedicaLogic/Medscape-4, Class MedicaLogic
Enterprises-3, Class MedicaLogic Enterprises-4, Class MedicaLogic Pennsylvania-3, Class MedicaLogic Pennsylvania-4, Class MedicaLogic Texas, Inc.-3, Class MedicaLogic Texas, Inc.-4, Class MedicaLogic Texas, LP-3, and Class MedicaLogic Texas, LP-4 have been either paid in full or Disallowed, any remaining funds and accumulated interest from the Unsecured Claims Reserve shall be deposited into the Equity Fund.

     7.10 The Equity Fund

     (a) On the Effective Date, all Trust Property other than amounts segregated to fund the Wind-down Reserve, Trust Expense Reserve, Secured Claims Reserve, Priority Claims Reserve, and Unsecured Claims Reserve, shall be deposited into the Equity Fund.

(b) Provided that the Wind-down Reserve, Trust Expense Reserve, Secured Claims Reserve, Priority Claims Reserve, and Unsecured Claims Reserve are each fully funded, (i) the Trustee shall make distributions of Trust Property from the Equity Fund as follows: first, to pay the holders of Class MedicaLogic/Medscape-5 Preferred Equity Interests until each such Preferred Equity Interest shall have been paid the Preferred Equity Redemption Price, and
second,    to   pay   to   each   of   the   holders   of   Allowed   Class
MedicaLogic/Medscape-6 Equity Interests a Pro Rata Share of the Surplus Trust Property, and (ii) the Trustee shall concurrently with any distribution to holders of Allowed Class MedicaLogic/Medscape-6 Equity Interests, make distributions of Surplus Trust Property from the Equity Fund to each holder of an Allowed Class MedicaLogic/Medscape-7 Equity Securities ss. 510(b) Claim in accordance with the Subordination Formula, provided, however, that until all Disputed Class MedicaLogic/Medscape-7 Equity Securities ss. 510(b) Claims have been Allowed or Disallowed by Final Order, the Trustee shall not make distributions to holders of Class MedicaLogic/Medscape-6 Equity Interests or Class MedicaLogic/Medscape-7 Equity Securities ss. 510(b) Claims.

     7.11 Transfers. Cash payments to be made pursuant to the Plan shall be made by the Trustee from the appropriate reserve account. The Debtors shall be responsible for all intercompany transfers necessary to fund the various reserve accounts.

     7.12 Increases of Funds. The Trustee shall deposit into the reserve accounts in the following order any amounts that become payable to or received by the Trust after the Effective Date, including but not limited to, escrowed funds relating to certain sales of the Debtors' business segments and any proceeds from the sale of or settlement or other recovery in respect of the Promissory Notes: first, the Trust Expense Reserve; second, the Secured Claims Reserve; third, the Priority Claims Reserve; fourth, the Unsecured Claims Reserve, and fifth, the Equity Fund.

     7.13 The Trustee

     (a) On or prior to the Confirmation Date, the Debtors shall designate the person or entity who is to serve as Trustee (after consultation with the Equity Committee). The person or entity designated shall be appointed Trustee of the Trust on the Effective Date.

     (b) The Trustee and any successor Trustee shall be compensated in accordance with the Trust Agreement.

     (c) The Trustee shall serve and/or file Trust Reports in accordance with Trust Agreement.

     (d) The Trustee or its agent shall maintain books and records containing a description of all Trust Property as well as an accounting of receipts and disbursements, and shall prepare and file any required tax returns on behalf of the Trust.

     (e) The Trustee shall be authorized and empowered to preserve, protect and maximize the value of the Trust Property, sell or otherwise liquidate the Trust Property as promptly and efficiently as is reasonably possible, and distribute all income and proceeds from the Trust Property in accordance with the terms of the Plan and the Trust Agreement. The Trustee may engage such attorneys, accountants and other professionals as are reasonably required to perform effectively and efficiently its responsibilities under the Plan and the Trust Agreement. The Trustee shall pay the reasonable fees, charges and expenses of such attorneys, accountants and other professionals who provide services after the Effective Date as an expense of the Trust.

     (f) The Trustee shall be indemnified by and receive reimbursement from the Trust against and from any and all loss, liability or damage, including payment of attorneys' fees and other costs of defending himself, which may be incurred or sustained, other than as a result of proven willful misconduct in the exercise and performance of his duties under the Plan and under the Trust Agreement.

     7.14 The Trust Committee

     (a) Formation of Trust Committee. Upon the Effective Date a Trust Committee. consisting of not more than three (3) members shall be appointed. The Trust Committee shall oversee, on an advisory basis, the post-Effective Date activities of the Trust and the Trustee in accordance with the terms of the Trust Agreement.

     (b) Powers and Duties of the Trust Committee. The powers and duties of the Trust Committee will be limited to the following: (i) monitoring the activities of the Trust and the Trustee in accordance with the terms of the Trust Agreement, (ii) monitoring the Trustee's distribution of Trust Property to the Trust Beneficiaries in accordance with the Plan, (iii) petitioning the Bankruptcy Court for an order compelling the Trustee to distribute funds in the event that the Trust Committee believes that the Trustee is unreasonably withholding Trust Property from distribution, (iv) objecting to any increase in the Trust Expense Reserve, (v) participating in the process of removing the Trustee for cause, pursuant to an order of the Bankruptcy Court, in accordance with the Trust Agreement, (vi) participating in the process of appointing a successor Trustee, pursuant to an order of the Bankruptcy Court, as provided in the Trust Agreement, and (vii) participating in the process of extending or terminating the duration of the Trust as provided herein.

     (c) Expenses of the Trust Committee. The reasonable and necessary expenses of the Trust Committee, including attorneys' fees and expenses, that may be incurred in the performance of the Trust Committee's fiduciary duties, shall be paid as Trust Expenses on a pari passu basis with the compensation of the
Trustee. The individual members of the Trust Committee shall serve without compensation but shall be reimbursed out of Trust Property for all reasonable and necessary out-of-pocket expenses and disbursements incurred in the performance of their fiduciary duties as members of the Trust Committee.

     (d) Indemnity of Trust Committee Members. Members of the Trust Committee shall be indemnified by and receive reimbursement from the Trust against and from any and all loss, liability or damage, including payment of attorneys' fees and other costs of defending themselves, which they may incur or sustain while acting in their fiduciary capacity, other than as a result of willful misconduct or gross negligence in the exercise and performance of their duties under the Trust Agreement.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

     8.1 Method of Making Distributions in Respect of Disputed Claims and Disputed Interests

     (a) Distributions Upon Allowance of Disputed Claims and Disputed Interests. Disputed Claims or Disputed Interests that become Allowed after the Effective Date shall receive the Distributions in accordance with the terms of the Plan.

     (b) Resolution of Disputed Claims and Disputed Interests. No Distribution of payment shall be made on account of a Disputed Claim or Disputed Interest unless and until such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest. Unless otherwise ordered by the Bankruptcy Court, after the Effective Date, the Trust shall have the exclusive right to make and file Objections to and settle, compromise or otherwise resolve Claims and Interests. After the Effective Date, the Trustee may settle or compromise any Disputed Claim or Disputed Interest without approval of the Bankruptcy Court; provided, however, .that the Trustee shall consult with the Trust Committee on any proposed settlement affecting Equity Securities ss. 510(b) Claims or any Claim relating to the Promissory Notes.

     (c) Determination of Subordination Formula. The average share price of MedicaLogic/Medscape stock to be used in computing the Subordination Formula shall be determined by the Bankruptcy Court in connection with the resolution of objections to be filed by the Debtors to all Equity Securities ss. 510(b) Claims.

     (d) Estimation of Disputed Claims and Disputed Interests. The Debtors, or the Trustee, may request that the Bankruptcy Court estimate any Disputed Claim or Disputed Interest, subject to estimation under section 502(c) of the Bankruptcy Code and for which the Debtors may be liable under this Plan, including any Disputed Claim for taxes regardless of whether any party in interest previously objected to such Claim or Interest. The Bankruptcy Court will retain jurisdiction to estimate any Disputed Claim or Disputed Interest pursuant to section 502(c) of the Bankruptcy Code. In the event that the Bankruptcy Court estimates any contingent or unliquidated Disputed Claim or Disputed Interest, such estimated amount will constitute (at the Debtors' or the Trustee's option, to be exercised at the commencement of the estimation proceeding) either the Allowed amount of such Claim or Interest or a maximum limitation on the Allowed amount of such Claim or Interest, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the Allowed amount of such Claim or Interest, the Debtors or the Trustee may elect to pursue any supplemental proceedings to object to any ultimate allowance of such Claim or Interest. The above objection, estimation and resolution procedures are cumulative and not necessarily exclusive on one another. Disputed Claims or Disputed Interests may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

8.2 Delivery of Distributions. Distributions to holders of Allowed Claims and Allowed Interests shall be made by the Trustee or agent, as the case may be, (a) if a proof of Claim is filed in respect of a particular Claim, to the holder of each Allowed Claim at the address of such holder set forth in the relevant proof of Claim, as such address may have been updated pursuant to Bankruptcy Rule 2002(g), (b) if no proof of Claim of Interest is filed in respect of a particular Claim, to the holder of each Allowed Claim at the address of such holder set forth in the relevant Debtor's Schedules, as such address may have been updated pursuant to Bankruptcy Rule 2002(g), or (c) to the holder of each Allowed Interest at the address of such holder as listed in the Equity Interest ledger maintained by or on behalf of the applicable Debtor as of the Distribution Record Date.

     8.3 Unclaimed Distributions. Distribution checks issued by the Trustee or agent in respect of Allowed Claims and Allowed Interests shall be null and void if not cashed within 180 days of the issuance thereof. After such date, the distribution in respect of such Claim or Interest shall be deemed an Unclaimed Distribution and such Claim or Interest shall be forever barred. The Cash that otherwise would have been distributed in respect of such Unclaimed Distribution shall be transferred to the Equity Fund.

     8.4 De Minimis Distributions. Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, the Trustee will not be required to distribute, and will not distribute, Trust Property to the holder of an Allowed Claim or Allowed Interest if the amount of Cash to be distributed on account of such Claim or Interest is less than $10. Any such holder of an Allowed Claim or Allowed Interest in an amount of less than $10 will have such Claim or Interest discharged and will be forever barred from asserting any such Claim or Interest against the Debtors, the Trust or their respective property. Any Trust Property not distributed pursuant to this provision will be placed in the Equity Fund, free of any restrictions thereon.

                                   ARTICLE IX

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     9.1 Executory Contracts and Unexpired Leases to be Rejected. The Plan constitutes and incorporates a motion by the Debtors to reject, as of the Effective Date, all prepetition executory contracts and unexpired leases to which any of such Debtors are parties, except for an executory contract or unexpired lease that (a) has been specifically assumed and assigned or rejected pursuant to a Final Order of the Bankruptcy Court or (b) is the subject of a separate motion filed pursuant to section 365 of the Bankruptcy Code by the Debtors prior to the Confirmation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejection of all executory contracts and unexpired leases and such rejection shall be deemed effective as of the Effective Date.

     9.2 Common Stock Purchase Warrants. Regardless of whether any of the Debtors' common equity securities options and/or warrants are or may be executory contracts, all options and warrants may be exercised pursuant to the terms of such option or warrant until the Effective Date. Any option or warrant not exercised prior to the Effective Date shall be rejected and canceled pursuant to section 1123(a)(5)(F) of the Bankruptcy Code. The total number of MedicaLogic/Medscape issued and outstanding shares of common stock shall be increased to reflect the exercise of any and all such options and warrants exercised prior to the Effective Date.

     9.3 Bar Date for Rejection Damage Claims. If the rejection by the Debtor, pursuant to this Plan, of any executory contract, unexpired lease, common equity option, warrant, or right of conversion pursuant to Section 9.1 gives rise to a Claim by the non-Debtor party or parties to such contract, lease, option, warrant or right, such Claim shall be forever barred and shall not be enforceable against the Debtors or the Trust or its properties unless a proof of Claim is filed with the Bankruptcy Court and served upon counsel to the Debtors and counsel to the Trust within thirty (30) days after the entry of the Confirmation Order. Any rejection Claim shall be deemed a Disputed Claim unless Allowed by Final Order.

     9.4 Damages for Rejection. To the extent all or a part of the damages asserted in such a rejection Claim are Allowed by Final Order, such Claim shall be classified and treated under the Plan as a Class 3 Unsecured Claim for the relevant Debtor.

                                   ARTICLE X

                  CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

     10.1 Conditions to Confirmation.

     (a) Order Approving Disclosure Statement. It shall be a condition precedent to Confirmation that the Bankruptcy Court shall have issued an order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code.


     (b) Designation of Reserves. No later than five (5) days prior to the Confirmation Hearing, the Debtors shall have filed with the Bankruptcy Court in the Plan Supplement and served upon (i) the Debtors' twenty largest unsecured creditors; (ii) members of the Equity Committee and its counsel and (iii) the Debtors' taxing authorities, a schedule of the amounts the Debtors shall deposit into the (A) Trust Expense Reserve, (B) Wind-down Reserve, (C) Secured Claims Reserve, (D) Priority Claims Reserve, and (E) Unsecured Claims Reserve.(c) Trust Agreement. No later than five (5) days prior to the Confirmation Hearing, the Debtors shall have filed with the Bankruptcy Court the proposed form of Trust Agreement as part of the Plan Supplement.10.2 Conditions to Effective Date. The following are conditions precedent to, or shall occur simultaneously with, the Effective Date:

     (a) Confirmation Order. A Confirmation Order shall have been entered by the Bankruptcy Court and become a Final Order.

     (b) No Revocation. No request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall be pending as of the Effective Date or, if such a request has been made, then such request shall have been denied by a Final Order.

     (c) Completion of Tax Returns. The Debtors shall have filed all federal and state income tax returns with due dates, taking into account any extensions, on or before the Effective Date and shall have provided to KPMG LLP, the Debtors' tax advisors, current financial information through the month ending thirty (30) days or more prior to the Effective Date.

     (d) The Trustee shall have executed the Trust Agreement and assumed all responsibilities under the Plan.

     (e) Other. All actions, other documents and agreements necessary to implement the Plan shall be executed and delivered on the Effective Date.

     10.3 Waiver of Conditions. The Debtors may waive any condition or any portion of any condition set forth in this Article X, at any time without notice and without leave of or order of the Bankruptcy Court provided, however, with respect to any condition that materially adversely affects the rights of Equity Interest holders, the Debtors shall notify counsel to the Equity Committee prior to waiving such condition.

                                   ARTICLE XI

                           EFFECT OF PLAN CONFIRMATION

     11.1 Releases by Holders of Claims and Interests. Except with respect to holders of Equity Securities ss. 510(b) Claims in Class MedicaLogic/Medscape-7, as of the Effective Date, in exchange for their receipt of distributions and other treatment contemplated under this Plan, each holder of a Claim or Interest releases, unconditionally and forever, any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever against the Debtors.

     11.2 Injunction. Except as otherwise specifically provided in this Plan or the Confirmation Order and except as may be necessary to enforce or remedy a breach of this Plan and/or the Trust Agreement, or as may be necessary to assert any entity's rights in the proceeds of insurance issued on behalf of the Debtors, to the extent available, as of the Effective Date, all entities that have held, currently hold, or may hold Claims or other debts or liabilities against the Debtors, or an Interest or other right of an equity security holder in any or all of the Debtors, are, with respect to any such Claim or Interest, permanently enjoined from and after the Confirmation Date from taking any of the following actions: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, the Trust or the Trust Property, (ii) enforcing, levying, attaching, collecting or otherwise recovering in any manner any judgment, award, decree or order against the Debtors, the Trust, or the Trust Property; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Trust or the Trust Property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debtor, liability or obligation due to the Debtors or the Trust or the Trust Property, and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan.

     11.3 Limitation of Liability. Notwithstanding any other provision of the Plan, neither the Debtors, the Equity Committee, the Trust, the Trustee nor any of their respective members, directors, officers, agents, representatives, professionals, financial advisors, attorneys, accountants or employees shall have any liability to any holder of a Claim or Interest or any other entity for any act, event or omission taken or to be taken in good faith in connection with, or arising out of, the Chapter 11 Cases, or in connection with the formulation, negotiation, confirmation or consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan.

                                  ARTICLE XII

                            ADMINISTRATIVE PROVISIONS

     12.1 Retention of Jurisdiction. The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

     (a) To interpret and enforce the Plan, the Confirmation Order and the Trust Agreement, and all related documents and agreements;

     (b) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

     (c) To determine any and all adversary proceedings, applications, motions, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by or against the Trust after the Effective Date, including without limitation any matters relating to the Plan, the Trust, the Trust Agreement or the Trustee;

     (d) To hear and determine any objections to the allowance of Claims or Interests, whether filed, asserted, or made before or after the Effective Date, including without limitation to hear and determine any objections to the classification of any Claim and to allow or disallow any Disputed Claim or Disputed Interest in whole or in part;

     (e) To hear and determine any motion to estimate any of all Claims pursuant to section 502(c);

     (f) To hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes and tax benefits and similar or related matters, with respect to the Debtors or their Estates arising prior to the Effective Date or relating to the period of administration of the Cases, including under section 505 of the Bankruptcy Code;

     (g) To ensure that the distributions to holders of Allowed Claims and Allowed Interests and reserves to be established in respect of Disputed Claims, are effectuated in accordance with the Plan;

     (h)  To  hear  and  determine  all   applications  by   Professionals   for
compensation and reimbursement of expenses;

     (i) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

     (j) To issue such orders in aid of execution of the Plan as may be necessary or appropriate to carry out its intent and purpose or implement the Plan to the extent authorized or contemplated by section 1142 of the Bankruptcy Code;

     (k) To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order; To enforce any order, judgment, injunction or ruling entered or made in the Chapter 11 Cases;

     (l) To hear and determine matters concerning federal, state, foreign, and local taxes, fines, penalties, or additions to taxes for which the Debtors, the Debtors in Possession, the Trustee, or the Trust may be liable, directly or indirectly, in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

     (m) To enter any order, including orders providing for injunctive relief, necessary to enforce the title, rights and powers of the Trust and to impose such limitations, restrictions, terms and conditions on such title, rights and powers as the Bankruptcy Court may deem necessary or appropriate;

     (n) To determine any disputes between the Trustee and the Trust Committee over any proposed increases in the Trust Expense Reserve;

     (o) To determine such other matters that may be set forth in the Plan, the Confirmation Order, the Trust Agreement, or that may arise in connection with the Plan, the Confirmation Order, or the Trust Agreement;

     (p) To enter a final decree closing the Chapter 11 Cases; and

     (q) To hear and determine any other matters related hereto and not inconsistent with chapter 11.

     12.2 Amendment or Modification of Plan. Alterations, amendments or modification of the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, if the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before the Effective Date, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122, 1123, and 1125 of the Bankruptcy Code, and the Bankruptcy Court after notice and hearing confirms the Plan as altered, amended or modified. A holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan as altered, amended or modified if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Equity Interest of the holder. Otherwise the Debtors may alter, amend or modify the treatment of claims and Equity Interests provided for under the Plan only if the holders of Claims or Equity Interests adversely affected thereby agree or consent to any such alteration, amendment or modification.

     12.3 Severability. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, the Debtors may, at their option, (a) treat such provision as invalid, void or unenforceable, in which case such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan, or (b) alter, amend, revoke, or withdraw the Plan.

     12.4 Conflicts, Inconsistencies, and Ambiguities. In the event of a conflict or inconsistency between the terms of the Plan, the Disclosure Statement and the Trust Agreement, and any other documents relating to the Plan, the terms of the Plan shall govern and control; provided that if the Plan (a) does not expressly resolve the issue under condition or (b) is deemed by the Trustee to be ambiguous, the Trustee may, in his discretion, seek such direction from the Bankruptcy Court as may be necessary.

     12.5 Successors and Assigns. The rights, duties and obligations of any person or entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such person or entity.

     12.6 Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, or other federal laws apply, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of interest.

     12.7 Transactions on Business Days. If the Effective Date, or any other date on which a transaction may occur under this Plan, shall occur on a day that is not a Business Day, the transaction contemplated by this Plan to occur on such day shall occur on the next succeeding Business Day.

     12.8 Effectuating Documents and Further Transactions. The Debtors and the Trustee shall be authorized to execute, deliver, file or record such documents, contracts, instruments, releases, and other agreements and take such other actions as may be necessary to effectuate and further evidence the terms and conditions of the Plan and Trust Agreement.

     12.9 Time for Actions to Be Taken Under the Plan. Any action required to be taken on the Effective Date, shall be deemed taken on the Effective Date if such action is taken as soon as practicable thereafter.

     12.10 Headings. The headings used in the Plan are for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions or interpretations of the Plan.

     12.11 Notices . All notices or requests in connection with the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) facsimile or (c) reputable overnight delivery service, freight prepaid. If to the Debtors, any such notice shall be directed to the following at the addresses set forth below:

MedicaLogic/Medscape, Inc.
Attention: Adele Kittredge Murray, Esq.
44 Milburn Street, Apt. 2103
Bronxville, New York 10708
(914) 793-9616 - Facsimile


GIBSON, DUNN & CRUTCHER LLP
Conor D. Reilly, Esq.
Janet M. Weiss, Esq.
200 Park Avenue
New York, New York 10166
(212) 351-4035 - Facsimile

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

     13.1 Plan Supplement. At least five (5) days prior to the Confirmation Hearing, or if the Confirmation Hearing is adjourned, then at least five (5) days prior to the adjourned date, the Debtors shall file with the Bankruptcy Court the Plan Supplement which shall contain Exhibits, Schedules, and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Such documents shall include a schedule of the amounts to be deposited in (i) the Trust Expense Reserve, (ii) the Secured Claims Reserve, (iii) the Priority Claims Reserve, (iv) the Unsecured Claims Reserve, and (v) the Wind-down Budget. Upon the filing of the Plan Supplement with the Court, (i) the Debtors will serve copies of the Plan Supplement to the Office of the United States Trustee and counsel to the Equity Committee and (ii) the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement, at the requesting party's expense, upon written request to the Debtors' counsel.

     13.2 Binding Effect. Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of this Plan shall be binding upon and inure to the benefit of the Debtors, any holder of a Claim or Equity Interest in the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under this Plan and whether or not such holder has accepted the Plan.

     13.3 Dissolution of Equity Committee. On the Effective Date, the Equity Committee shall dissolve and the members shall be released and discharged from all rights and duties arising from or related to the Chapter 11 Cases. The professionals retained by the Equity Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed and served after the Effective Date pursuant to Section 2.2.

     13.4 Revocation or Withdrawal of Plan. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

     13.5 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

     13.6 Expedited Tax Determinations. The Trustee is hereby authorized to request an expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed for or on behalf of the Trust or the Debtors for all taxable periods through the termination of the Trust.

     13.7 Dissolution of Debtors. Upon the Dissolution Date, each of the Debtors shall be deemed dissolved. The dissolution shall be approved by the Bankruptcy Court as part of this Plan and the Confirmation Order, without further action of the Bankruptcy Court.


Dated: December 20, 2002

                                    MSCP HOLDINGS, INC., et al., Debtors


                                    By:   /s/ Adele Kittredge Murray
                                         ---------------------------------------
                                         Name: Adele Kittredge Murray
                                         Title:  CEO and President
                                         Authorized Officer of the Debtors

                                    THE BAYARD FIRM


                                    By:  /s/ Steven M. Yoder
                                        ----------------------------------------
                                         Neil B. Glassman (No. 2087)
                                         Steven M. Yoder (No. 3885)
                                         Eric M. Sutty (No. 4007)
                                         222 Delaware Avenue
                                         Wilmington, Delaware  19801
                                        (302) 655-5000 - Telephone
                                        (302) 658-6395 - Facsimile

                                                -and-

                                    GIBSON, DUNN & CRUTCHER LLP
                                    Conor D. Reilly
                                    Janet M. Weiss
                                    Lois F. Dix
                                    200 Park Avenue
                                    New York, New York  10166
                                    (212) 351-4000 - Telephone
                                    (212) 351-4035 - Facsimile

                              EXHIBIT 1 TO THE PLAN

                      THE MSCP LIQUIDATING TRUST AGREEMENT

                        TO BE PROVIDED IN PLAN SUPPLEMENT

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE



                                          :
In re:                                    :
                                          :  Chapter 11
                                          :
MSCP HOLDINGS, INC.,                      :
MEDICALOGIC/MEDSCAPE, INC.,               :  Case Nos. 02-10253 (PJW)
MEDICALOGIC ENTERPRISES, INC.,            :  through 02-10258 (PJW)
MEDICALOGIC PENNSYLVANIA, L.L.C.,         :
MEDICALOGIC OF TEXAS, INC., AND           : (Jointly Administered)
MEDICALOGIC TEXAS, L.P.,                  :
                                          :  Confirmation Hearing Date: March 3,
                                          :  2003, at 9:30 a.m.
       Debtors.                           :
                                          :
                                          :

 TECHNICAL AMENDMENTs TO FIRST AMENDED JOINT PLAN OF LIQUIDATION OF THE DEBTORS
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

         MSCP Holdings, Inc. and its affiliated debtors and debtors in possession (collectively, the "Debtors") hereby file these Technical Amendments to the First Amended Joint Plan of Liquidation of the Debtors Under Chapter 11 of the Bankruptcy Code Dated as of December 20, 2002 (the "Plan"1):

     1. Section 2.4 of the Plan is hereby  amended and restated as follows:

     2.4 Priority Tax Claims

     Each holder of an Allowed Priority Tax Claim against any Debtor shall receive, at the sole option of the relevant Debtor: (a) payment in Cash in an amount equal to such Allowed Priority Tax Claim on the tenth Business Day following the later of (i) the Effective Date, or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim (or as soon thereafter as practicable); provided that the Debtors have Cash in an amount sufficient to pay all Allowed Priority Tax Claims as provided herein, and the Priority Claims Reserve contains an amount in Cash equal to the sum of all Disputed Priority Tax Claims; (b) cash payments over a period not exceeding six years after the assessment of the tax on which such Claim is based on the duration of the Trust), totaling the principal amount of such Claim plus simple interest accruing from the Effective Date, calculated at the effective interest rate for 90-day securities obligations issued by the United States Treasury on the Effective Date, or, if no such securities were issued on the Effective Date, on the date of issuance immediately preceding the Effective Date; or (c) such other treatment agreed to by the relevant Debtor and the holder of such Claim

     2. Section 11.2 of the Plan is hereby amended and restated as follows:

     11.2 Injunction Except as otherwise specifically provided in this Plan or the Confirmation Order and except as may be necessary to enforce or remedy a breach of this Plan and/or the Trust Agreement, or as may be necessary to assert any entity's rights in the proceeds of insurance issued on behalf of the Debtors, to the extent available, as of the Effective Date, all entities that have held, currently hold, or may hold Claims or other debts or liabilities against the Debtors, or an Interest or other right of an equity security holder in any or all of the Debtors, are, with respect to any such Claim or Interest, permanently enjoined from and after the Confirmation Date from taking any of the following actions: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, the Trust or the Trust Property, (ii) enforcing, levying, attaching, collecting or otherwise recovering in any manner any judgment, award, decree or order against the Debtors, the Trust, or the Trust Property; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Trust or the Trust Property; (iv) asserting a setoff, or right of subrogation or recoupmentof any kind against any debtor, liability or obligation due to the Debtors or the Trust or the Trust Property, and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan.

     3. Section 11.3 of the Plan is hereby amended and restated as follows:

     11.3 Limitation of LiabilityNotwithstanding any other provision of the Plan, neither the Debtors, the Equity Committee, the Trust, the Trustee nor any of their respective members, directors, officers, agents, representatives, professionals, financial advisors, attorneys, accountants or employees shall have any liability to any holder of a Claim or Interest or any other entity for any postpetition act, event or omission taken or to be taken in good faith in connection with, or arising out of, the Chapter 11 Cases, or in connection with the formulation, negotiation, confirmation or consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan. In no event shall "good faith" (as the term is used in this paragraph) be construed to limit the liability of an entity for willful misconduct or gross negligence."


     4. Except as expressly amended hereby, all other aspects of the Plan shall remain unaffected and in full force and effect.


(1) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Plan or in the First Amended Disclosure Statement relating to the Plan (the "Disclosure Statement").


Dated:  February 28, 2003
        Wilmington, Delaware


                                      MSCP HOLDINGS, INC., et al. Debtors

                                       /s/ Eric M. Sutty
                                      ------------------------------------------
                                      Neil B. Glassman (No. 2087)
                                      Steven M. Yoder (No. 3885)
                                      Eric M. Sutty (No. 4007)
                                      THE BAYARD FIRM
                                      222 Delaware Avenue
                                      Suite 900, P. O. Box 25130
                                      Wilmington, Delaware 19899
                                      Telephone:  (302) 655-5000
                                      Facsimile:  (302) 658-6395

                                                 -and-

                                      Conor D. Reilly
                                      Janet M. Weiss
                                      Lois F. Dix
                                      Joseph Furst
                                      GIBSON, DUNN & CRUTCHER LLP
                                      200 Park Avenue
                                      New York, New York 10166-0193
                                      Telephone:  (212) 351-4000
                                      Facsimile:  (212) 351-4035

                                      ATTORNEYS FOR DEBTORS

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE


                                       :
In re:                                 :     Chapter 11
                                       :
MSCP HOLDINGS, INC.,                   :     Case Nos. 02 - 10253 (PJW) through
MEDICALOGIC/MEDSCAPE, INC.,            :               02 - 10258 (PJW)
MEDICALOGIC ENTERPRISES, INC.,         :
MEDICALOGIC PENNSYLVANIA, L.L.C.,      :     (Jointly Administered)
MEDICALOGIC OF TEXAS, INC., AND        :
MEDICALOGIC TEXAS, L.P.,               :     Confirmation Hearing Date: March 3,
                                       :     2003, at 9:30 a.m.
        Debtors.                       :
                                       :
                                       :


 PLAN SUPPLEMENT WITH RESPECT TO FIRST AMENDED JOINT PLAN OF LIQUIDATION OF THE
                                     DEBTORS
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE




Conor D. Reilly                              Neil B. Glassman (No. 2087)
Janet M. Weiss                               Steven M. Yoder (No. 3885)
Lois F. Dix                                  Eric M. Sutty (No. 4007)
GIBSON, DUNN & CRUTCHER LLP                  THE BAYARD FIRM
200 Park Avenue                              222 Delaware Avenue
New York, New York  10166                    Wilmington, Delaware 19801
(212) 351-4000 - Telephone                   (302) 655-5000 - Telephone
(212) 351-4035 - Facsimile                   (302) 658-6395 - Facsimile




                               Counsel for Debtors
                            Dated: February 26, 2003

                         Introductory Statement

     1. MSCP Holdings, Inc. and its affiliated debtors and debtors in possession (collectively, the "Debtors") hereby file this Plan Supplement pursuant to
Section 13.1 of the First Amended Joint Plan of Liquidation of the Debtors Under Chapter 11 of the Bankruptcy Code, dated December 20, 2002 (the "Plan"). (1) The Plan Supplement, as it may be amended, is incorporated into, and is a part of, the Plan as if set forth in full therein. All references to the Plan refer to the Plan together with all documents contained in the Plan Supplement, as they may be amended from time to time.

     2. In accordance with Section 10.1 of the Plan, the Plan Supplement contains (i) the proposed form of Trust Agreement, as set forth on Exhibit A hereto, and (ii) the Designation of Reserves, as set forth on Exhibit B hereto. Additionally, in accordance with Sections 7.13 and 7.14 of the Plan, the Debtors have designated the Trust Committee members as set forth on Exhibit C hereto.

     3. Pursuant to Section 13.1 of the Plan, the Plan Supplement has been served upon the Office of the United States Trustee and counsel to the Official Committee of Equity Security Holders for MedicaLogic/Medscape, Inc. (the "Equity Committee"). In addition, pursuant to Section 10.1 of the Plan, the Designation of Reserves set has been served upon (i) the Debtors' twenty largest unsecured creditors, (ii) members of the Equity Committee and its counsel, and (iii) the Debtors' taxing authorities.

     4. The Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours.

     5. The Debtors reserve the right to amend the documents and information included in the Plan Supplement at any time through and including the date of the hearing on confirmation of the Plan. Any such amendment will be served upon the above referenced notice parties and may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours.


     (1) Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Dated:  February 26, 2003

                                 MSCP HOLDINGS, INC., ET AL., DEBTORS

                                 /s/ Eric M. Sutty
                                 ------------------------------------------
                                 Neil B. Glassman (No. 2087)
                                 Steven M. Yoder (No. 3885)
                                 Eric M. Sutty (No. 4007)
                                 THE BAYARD FIRM
                                 222 Delaware Avenue
                                 Suite 900, P. O. Box 25130
                                 Wilmington, Delaware 19899
                                 Telephone:  (302) 655-5000
                                 Facsimile:  (302) 658-6395

                                            -and-

                                 Conor D. Reilly
                                 Janet M. Weiss
                                 Lois F. Dix
                                 GIBSON, DUNN & CRUTCHER LLP
                                 200 Park Avenue
                                 New York, New York 10166-0193
                                 Telephone:  (212) 351-4000
                                 Facsimile:  (212) 351-4035

                                 ATTORNEYS FOR DEBTORS

                                   Exhibit A

                        PROPOSED FORM OF TRUST AGREEMENT


                                                     EXHIBIT 1 TO DEBTORS' FIRST
                                               AMENDED JOINT PLAN OF LIQUIDATION




                      THE MSCP LIQUIDATING TRUST AGREEMENT



                         dated as of ____________, 2003



                                     between



 MSCP Holdings, Inc., MedicaLogic/Medscape, Inc., MedicaLogic Enterprises, Inc., MedicaLogic Pennsylvania, L.L.C., MedicaLogic of Texas, Inc. and MedicaLogic Texas LP., Debtors, and


                   Walker, Truesdell, Radick & Assoc., Trustee

                      THE MSCP LIQUIDATING TRUST AGREEMENT

     THIS AGREEMENT AND DECLARATION OF TRUST dated as of the ____ day of ____________, 2003, by and between MSCP Holdings, Inc. ("MSCP"), MedicaLogic/Medscape, Inc. ("MedicaLogic/Medscape"), MedicaLogic Enterprises, Inc. ("MedicaLogic Enterprises"), MedicaLogic Pennsylvania, L.L.C. ("MedicaLogic Pennsylvania"), MedicaLogic of Texas, Inc. ("MedicaLogic Texas, Inc.") and MedicaLogic Texas, LP ("MedicaLogic Texas, LP") (collectively, the "Debtors"), and Walker, Truesdell, Radick & Assoc., as trustee (the "Trustee") is executed to (i) facilitate the implementation of the First Amended Joint Plan of Liquidation of the Debtors Under Chapter 11 of the Bankruptcy Code, dated December 20, 2002 (the "Plan") filed by the Debtors, and (ii) provide for distributions to holders of Allowed Claims and Allowed Interests as provided in the Plan. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them (i) in the Plan or (ii) if not defined in the Plan, in the Bankruptcy Code.

     WHEREAS, on January 24, 2002 (the "Petition Date"), the Debtors each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code with the Clerk of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

     WHEREAS, pursuant to section 1121 of the Bankruptcy Code, the Debtors filed the Plan which contemplates, among other things, (i) the liquidation of the Debtors and (ii) the liquidation of the Assets of the Estates and the distribution of the proceeds thereof to holders of Allowed Claims and Allowed Interests, as set forth more fully in the Plan and this Trust Agreement.

     WHEREAS, the Plan provides that on the Effective Date, title to the Assets of the Estates, will automatically vest in the Trust, as successor to the Debtors and shall thereupon become Trust Property, free and clear of all Claims and Interests, except as specifically provided in the Plan.

     WHEREAS, the Trust is intended to qualify as a liquidating trust within the meaning of Treasury Regulations section 301.7701-(4)(d) for federal income tax purposes.

     WHEREAS, the Plan was confirmed by order of the Bankruptcy Court dated _________ __, 2003 (the "Confirmation Order"). A copy of the Plan, as confirmed, is annexed hereto as Exhibit A.

     NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                           ESTABLISHMENT OF THE TRUST

     1.1 Declaration of Trust. Pursuant to the Plan, on the Effective Date, all Assets will vest in the Trust, to be held and administered by the Trust for the Trust Beneficiaries pursuant to the terms of this Trust Agreement and the Plan. The Trust will be deemed for all purposes to be the successor of the Debtors in accordance with the Plan. Section 7.3 of the Plan provides that on the Effective Date, the Trust shall be established as a grantor trust pursuant to this Trust Agreement for the purposes of assuming all of the debts and liabilities of the Debtors and their Estates, and liquidating and distributing the Trust Property for the benefit of the Trust Beneficiaries, in accordance with the provisions of the Plan and this Trust Agreement as promptly and efficiently as is reasonably practicable. The Plan further provides that the Trust shall be a liquidating trust that shall not carry on or conduct a trade or business, or accept an assignment of any claim or right of action from, or assume any liabilities of, any person or entity other than the Debtors. No part of the Trust Property or the proceeds, revenue or income therefrom shall be used or disposed of by the Trust in furtherance of any business.

     1.2 No Additional Beneficiaries. The Trust shall be solely for the benefit of the Trust Beneficiaries.

     1.3 Property In Trust. The Trust shall hold legal title to all property at any time constituting the Trust Property and the Trustee hereby declares that it shall hold such property in trust to be administered and disposed of pursuant to the terms of this Trust Agreement and the Plan for the benefit of the Trust Beneficiaries. The Trustee is further authorized to make disbursements and payments from the Trust Property in accordance with the provisions of this Trust Agreement and the Plan.

     1.4 Creation of Trust Expense Reserve. The funds constituting the Trust Expense Reserve are to be used by the Trustee solely to satisfy the expenses of the Trust as set forth in the Plan.

     1.5 Purposes of Trust. The sole purposes of this Trust are to (i) liquidate the Trust Property in a manner calculated to conserve, protect and maximize the value of the Trust Property and (ii) collect and distribute the Trust Property and the income and proceeds therefrom to the Trust Beneficiaries, in as prompt and orderly a fashion as practicable after the payment of, or provision for, expenses and liabilities of the Trust. In the exercise of such powers, the Trustee shall be authorized to (i) pursue all claims and causes of action assigned by the Debtors to the Trust, (ii) institute or defend litigation affecting the Trust Property; (iii) contest or settle Claims; (iv) file, litigate to final judgment, settle or withdraw objections to Claims (subject to
Section 4.4 hereof); and (v) exercise offsets or recoupments against Claims. The Plan further provides that the Trust will be responsible for making distributions to the holders of Allowed Claims and Allowed Interests in accordance with the Plan. Pursuant to these express purposes, and subject to the provisions of Article IV hereof, the Trustee is hereby authorized and directed to take all reasonable and necessary actions to hold, conserve, protect and maximize the Trust Property and to collect upon, sell, or otherwise liquidate or dispose of the Trust Property, and to distribute Trust Property and the income and proceeds thereon to the Trust Beneficiaries, in as prompt, efficient and orderly a fashion as reasonably practicable in accordance with the provisions of the Plan and this Trust Agreement.

     1.6 Instruments of Further Assurance; Information. The Debtors and such persons as shall have the right and power after the Effective Date, upon reasonable request of the Trustee or its successors or assigns, shall execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or proper to effectively carry out the purposes of this Trust Agreement and the Plan, to transfer any property intended to be conveyed hereby, and to vest in the Trust, the Trust Property, powers and instruments in trust hereunder.

     1.7 Valuation of Trust Assets. As soon as practicable after the Effective Date, but in no event later than ninety (90) days thereafter, the Trustee shall inform the Trust Beneficiaries and the Debtors in writing as to its good faith estimate of the value of the Assets transferred to the Trust. Such valuation shall be used consistently by all parties, including, without limitation, the Debtors, the Trustee, and the Trust Beneficiaries, for all federal income tax purposes.

                                   ARTICLE II

                        DURATION AND TERMINATION OF TRUST

     2.1 Duration. This Trust shall terminate four (4) years from the Effective Date unless an earlier termination is required by applicable law, or unless earlier terminated following the distribution of all of the Trust Property in accordance with Section 3.3 hereof, provided, however, that the Trustee may extend the duration of the Trust if the Trust Property has not been distributed or if the Trustee determines that such extension is in the best interests of the Trust and the Trust Beneficiaries; provided, further, that any such extension of the term of the Trust shall be subject to the approval of the Bankruptcy Court upon a finding that such extension is necessary to the liquidating purpose of the Trust based on the particular facts and circumstances, and that such approval is obtained within six (6) months of the beginning of the extended term; provided, further, that in no event shall the duration of the Trust be extended beyond the day that is seven (7) years after the Effective Date.

     2.2 Continuance of Trust for Winding Up. After the termination of the Trust and for the purpose of liquidating and winding up the affairs of the Trust, the Trustee shall continue to act as such until all duties under the Plan and this Trust Agreement have been fully performed. Upon distribution of all of the Trust Property, the Trustee shall hold the books, records and files delivered to or created by the Trustee for a period of four (4) years. All costs and expenses associated with the storage of such documents shall be paid by the Trust. At the Trustee's discretion, all such records and documents may be destroyed at any time after four (4) years from the distribution of all of the Trust Property. Except as otherwise specifically provided herein, upon the distribution of all of the Trust Property, the Trustee shall have no further duties or obligations hereunder except (i) to account and report as provided in Sections 2.3, 3.4 and
3.5 hereof and (ii) to perform such other acts as may be required by law.

     2.3 Final Accounting. Upon termination of the Trust, the Trustee shall file an accounting with the Bankruptcy Court setting forth the amount he or she has collected and disbursed, and the fees and expenses incurred in administering the Trust, including the fees and expenses incurred by the Trustee and its professionals and the professionals, if any, retained by the Trust Committee. The Trustee shall seek the issuance and entry of any orders necessary to approve such accounting and discharge it from any and all liability for acting as Trustee under the Plan and this Trust Agreement. The Trust's professionals, and the professionals, if any, retained by the Trust Committee shall be required to maintain accurate time and expense records.

                                   ARTICLE III

                         ADMINISTRATION OF TRUST ESTATE

     3.1. Payment of Expenses and Liabilities. The Trustee shall pay Trust Expenses as set forth in Section 1.18 of the Plan from funds in the Trust Expense Reserve.

     3.2 Increase of Trust Expense Reserve Using Trust Property. To the extent the Trustee in its discretion determines that the amount of funds in the Trust Expense Reserve is at any time or may become insufficient, the Trustee, after providing three (3) Business Days' written notice to the Trust Committee, may from time to time transfer to the Trust Expense Reserve out of the undistributed Equity Fund, such amount or amounts as the Trustee in its discretion and judgment may reasonably determine to be necessary or advisable to satisfy all current and anticipated obligations of the Trust. In no event shall the Trustee be required to use its personal funds or assets for such purposes.

     3.3 Disbursement to Holders of Allowed Claims and Allowed Interests. The Trustee shall disburse funds to holders of Allowed Claims and Allowed Interests in accordance with Article VII of the Plan and the following terms and conditions:

     (a) Any payments to be made by the Trust to the Trust Beneficiaries shall be made only from the Trust Property and only to the extent that the Trust shall have received sufficient Trust Property to make such payments in accordance with the terms of this Section 3.3. The Trust Beneficiaries shall look solely to Trust Property for any distributions provided herein or in the Plan.

     (b) The Trustee shall distribute at least annually to the Trust Beneficiaries the net income of the Trust plus all net proceeds from the sale of Trust Property, except that the Trust may retain an amount of net income or net proceeds reasonably necessary to maintain the value of the Trust Property or to meet Claims and contingent liabilities (including Disputed Claims) or as otherwise required by the Plan. The Trust shall not be permitted to receive or retain cash or cash equivalents in excess of a reasonable amount to meet Claims and contingent liabilities (including Disputed Claims), to maintain the value of the Trust Property during liquidation, or as otherwise required by the Plan. Any such "excess" cash or cash equivalents shall be available for distribution in accordance with the terms of the Plan.

     (c) Distributions shall be made by the Trustee pursuant to the terms of the Plan until all Trust Property has been exhausted. Subject to the foregoing, distributions shall be made from time to time as established at the discretion of the Trustee. Unclaimed distributions shall be treated in accordance with the terms of the Plan.

     (d) Upon resolution of a Disputed Claim, any distributions reserved in an amount greater than that required to be distributed as a result of the order allowing or disallowing such Disputed Claim shall become Trust Property and available for distribution in accordance with the terms of the Plan.

     (e) The Trustee may require any holder of an Allowed Claim or Allowed Interest entitled to a distribution from the Trust, to furnish to the Trustee such holder's Employer Identification Number or Federal Tax Identification Number as assigned by the IRS, and the Trustee may condition any distribution to such holder upon receipt of such identification number.

     (f) All checks shall be transmitted by United States Post Office--First Class Mail, postage prepaid and addressed to the payee at the last known address of the payee supplied by the Claims Agent.

     3.4 Reports.

     (a) As soon as practicable, but no later than thirty-five (35) days after each calendar quarter or upon the termination of the Trust, the Trustee shall distribute to the Trust Committee, a written report and account showing (i) the assets and liabilities of the Trust at the end of such quarter or upon termination of the Trust and the receipts and disbursements of the Trust for such quarter, (ii) any changes in the Trust Property or to the allowance of Claims or Interests which have not been previously reported, (iii) a general description of the activities of the Trust, and (iv) if applicable, the amount of compensation paid to the Trustee for the preceding quarter pursuant to
Section 5.1 hereof. The Trustee may submit similar reports for such interim periods as he or she in his or her discretion deems advisable. At the request of the Trust Committee, the Trustee shall provide such other and further information as requested by the Trust Committee from time to time.

     (b) No later than thirty-one (31) days after the end of each fiscal year, the Trustee shall furnish to each Trust Beneficiary and the Trust Committee a written statement indicating (i) the amount of cash released from any of the Secured Claims Reserve, the Priority Clams Reserve, and the Unsecured Claims Reserve and credited to the Equity Fund during the preceding fiscal year; and
(ii) the amount of cash paid from the Wind-down Reserve in respect of expenses during the preceding fiscal year. The Trustee shall also furnish to each Trust Beneficiary that was a holder of an Allowed Claim (if any), at the time and in the manner prescribed by the Internal Revenue Code and the Treasury regulations with respect to debt instruments issued with original issue discount ("OID"), a statement indicating the amount of OID accruing on the interests held by such Trust Beneficiaries.

     (c) The fiscal year of the Trust shall end on the last day of December of each year unless some other fiscal year-end date is required by applicable law and is permissible under the Internal Revenue Code.

     3.5 Income Tax Information.

     (a) The Trust will be treated as a grantor trust for federal income tax purposes and, to the extent permitted under applicable law, for state and local income tax purposes. The Trust Beneficiaries, other than those that were holders of Allowed Claims, will be treated as grantors and owners of their allocable portion of the Trust for federal income tax purposes. The beneficial interests in the Trust held by Trust Beneficiaries that were holders of Allowed Claims will be treated as debt instruments of the Trust for federal income tax purposes. The portion of each of the Secured Claims Reserve, the Priority Claims Reserve, and the Unsecured Claims reserve that relates to Disputed Claims (such portions collectively, the "Disputed Claims Reserve") will be segregated from the Trust for federal income tax purposes and treated as a separate taxable entity.

     (b) The Trust shall prepare, consistent with Section 3.5(a) hereof, and file on behalf of the Trust, at the time and in the manner prescribed by the Internal Revenue Code and applicable state and local law, such tax returns and reports as may be required, including but not limited to returns and reports required by Treasury Regulations section 1.671-4(a), and shall promptly furnish copies of such returns and reports as filed to the Trust Committee. The Trustee shall pay or cause to be paid any and all taxes imposed on the Trust or the Disputed Claims Reserve.

     (c) As soon as practicable after the close of each fiscal year, the Trustee shall mail to the Trust Committee a statement showing the dates and amounts of all distributions made by the Trust and such other information as is reasonably available to the Trust which may be relevant to the proper reporting of income.

     (d) The Trust may retain professionals to perform the Trustee's duties under this Section 3.5 and, subject to Section 5.6, may rely upon the performance of such professionals with respect to such duties.

     3.6 Withholding of Taxes and Other Charges. The Trust may withhold from any amounts distributable at any time to the Trust Beneficiaries such sum or sums as may be necessary to pay any taxes or other charges which have been or may be imposed on the Trust or the Trust Beneficiaries under the income tax laws of the United States or of any state or political subdivision or entity by reason of any distribution provided for in Section 3.3 hereof or in the Plan, whenever such withholding is required by any law, regulation, rule, ruling, directive or other governmental requirement, and the Trustee, in the exercise of its discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts as may be withheld in accordance with the provisions of this Section 3.6. Notwithstanding the foregoing but without prejudice to the Trust's rights hereunder, the Trust Beneficiaries shall have the right with respect to the United States or any state or political subdivision or entity to contest the imposition of any tax or other charge by reason of any distribution hereunder or under the Plan.

     3.7 Other. The Trustee shall file, or cause to be filed, any other statements, returns, or disclosures relating to the Trust that are required by any governmental unit or applicable law.

                                   ARTICLE IV

                    POWERS OF AND LIMITATIONS ON THE TRUSTEE

     4.1 Limitations on Trustee. The Trustee shall carry out the purposes of the Trust and the directions contained herein, and shall not at any time, on behalf of the Trust or the Trust Beneficiaries, (i) enter into or engage in any business or (ii) accept an assignment of any right of action from, or assume any liabilities of, any person or entity other than the Debtors, and no part of the Trust Property or the proceeds, revenue or income therefrom shall be used or disposed of by the Trustee in furtherance of any business other than as contemplated by the Plan. This limitation shall apply irrespective of whether the conduct of any such business activities is deemed by the Trustee to be necessary or proper for the conservation and protection of the Trust. The Trustee shall make continuing efforts to liquidate Trust Property, make timely distributions, and not unduly prolong the duration of the Trust.

     4.2 Investment Obligations. The Trustee shall invest any of the funds held in the Trust, including, without limitation, any reserve or escrow funds established pursuant to the terms of this Trust Agreement or the Plan, only in
(i) interest-bearing deposits or short-term repurchase obligations or certificates of deposit of federally insured banking institutions having in excess of $500,000,000 in capital and surplus, or (ii) marketable direct obligations of, or guaranteed as to principal and interest by, the United States of America or any agency or instrumentality thereof. Once such funds are so invested, the Trustee shall not sell or otherwise liquidate the investment until such time as such funds are (i) needed to pay expenses incurred pursuant to this Trust Agreement or the Plan, or (ii) to be distributed pursuant to the Plan or this Trust Agreement; provided, however, that the Trustee may liquidate such investments if the Trustee determines in its discretion that such liquidation is necessary to protect the Trust from loss on the amounts invested. The Trustee shall be restricted to the holding and collection of the Trust Property and the payment and distribution thereof for the purposes set forth herein and in the Plan and to the conservation, protection and maximization of the Trust and to the administration thereof in accordance with the provisions of this Trust Agreement. The Trustee shall keep all Trust Property segregated from and shall not commingle any Trust Property with any assets of any other entity, including any of the Trustee's own assets. The Trustee may not hold a controlling interest in the stock of, or be a partner, an officer or a director of any of the Trust Beneficiaries.

     4.3 General Powers of Trustee. Subject to the express limitations contained in this Trust Agreement, the Trustee shall have, in addition to any powers conferred by other provisions of this Trust Agreement, the power to take any and all actions as, in the sole discretion of the Trustee, are necessary or advisable to effectuate the purpose of the Trust, including the following powers, which it may exercise without the approval of the Bankruptcy Court, except to the extent otherwise required under the provisions of the Plan or this Trust Agreement:

     (a) To retain all or any Assets constituting Trust Property, to invest or reinvest Trust Property as provided in Section 4.2 hereof and to cause such investments, or any part thereof, to be registered and held in its name, as Trustee; or in the names of nominees;

     (b) To establish and maintain such bank accounts as may be necessary or appropriate, to draw checks on such bank accounts and to perform such other necessary and appropriate duties with respect to such accounts, or designate individuals as signatories therefor, as the Trustee may direct and authorize;

     (c) To engage employees, agents and professional persons, including, without limitation, former employees of the Debtors, to assist the Trustee with respect to its responsibilities;

     (d) To perform all of the Trustee's obligations under the Plan and hereunder, including maintaining the (i) Priority Claims Reserve, (ii) Secured Claims Reserve, (iii) Unsecured Claims Reserve, and (iv) Equity Fund and making all required distributions in respect of Allowed Claims and Allowed Interests;

     (e) To maintain the Trust Expense Reserve and reserve such additional funds as the Trustee, with the approval of the Trust Committee, may determine to be necessary or desirable to pay Trust Expenses;

     (f) To maintain the Wind-down Reserve and reserve such additional funds as the Trustee, with the approval of the Trust Committee, may determine to be necessary or desirable to pay the costs of the unwinding of the Debtors' affairs;

     (g) To (i) pursue and prosecute all claims and causes of action assigned by the Debtors to the Trust and (ii) examine all Claims filed against the Debtors and object to the allowance of any Claims that should not be Allowed;

     (h) To exercise offsets against Claims;

     (i) To institute, join or defend actions or other requests for relief and to take such other actions, including settlements thereof, on any terms deemed reasonable by the Trustee in its discretion, to enforce or collect upon any instruments, contracts, agreements or causes of action constituting or relating to Trust Property;

     (j) To perform any act authorized, permitted or required under any instrument, contract, agreement, claim or cause of action constituting or relating to Trust Property, whether in the nature of an approval, consent, demand or notice thereunder or otherwise, unless such act would require the consent of the Trust Beneficiaries in accordance with the express provisions of this Trust Agreement;

     (k) To file or cause to be filed all required federal, state, local and foreign tax filings, make any tax elections available to the Trust under federal, state, local or foreign law, and prepare applications for rulings or other administrative determinations from federal, state, local and foreign tax authorities as may be reasonably necessary to determine the tax liabilities of the Trust or the Trust Beneficiaries;

     (l) To assert or waive any privilege on behalf of the Trust or the Debtors; and

     (m) To exercise such other powers as may be vested in or assumed by the Trustee pursuant to the Plan, this Trust Agreement, or the Confirmation Order or as may be necessary and desirable to carry out the provisions of this Trust Agreement and applicable law.

     4.4 Procedure for Settlement of Claims and Withdrawal of Objections. The Trustee, after conferring with the Trust Committee as to any material claim, may settle any claim held by the Trust or settle or withdraw any objection to any Claim made against the Estates without Bankruptcy Court approval.

     4.5 Additional Powers of Trustee. Subject to the express limitations contained herein, the Trustee shall have, and may exercise with respect to the Trust Property, or any part thereof, and to the administration and distribution of the Trust Property, all powers now or hereafter conferred on trustees by the laws of the State of New York. The powers conferred by this Section 4.5 in no way limit any power conferred on the Trustee by any other section hereof but shall be in addition thereto; provided, however, that the powers conferred by this Section 4.5 are conferred and may be exercised only and solely within the limitations and for the limited purposes imposed and expressed in the Plan and in Article II and Section 4.5 hereof.

                                    ARTICLE V

                                   THE TRUSTEE

     5.1 Trustee's Compensation and Reimbursement. The Trustee shall be entitled to receive compensation at rates charged by the Trustee to its business clients for similar services, plus reimbursement of reasonable out-of-pocket expenses. The Trustee shall charge its customary hourly rates of $275-$300 for senior managers and $50 for staff assistants.

     5.2 Resignation. The Trustee may resign as Trustee hereunder by an instrument in writing signed by the Trustee and filed with the Bankruptcy Court with a copy served on each member of the Trust Committee. Such resignation shall become effective [ninety 90] days following the giving of such notice or upon the earlier appointment of a successor Trustee pursuant to Section 5.4 of this Trust Agreement.

     5.3 Removal. The Trustee may be removed by an order of the Bankruptcy Court for cause shown and upon notice and a hearing.

     5.4 Appointment of Successor Trustee. In the event of the resignation or removal of the Trustee, the Trust Committee shall designate a successor Trustee, subject to the approval of the Bankruptcy Court, after notice and a hearing. The successor Trustee shall give written notice of his or her appointment to the Trust Beneficiaries as soon thereafter as is practicable. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Bankruptcy Court and the retiring Trustee an instrument duly accepting such appointment and agreeing to be bound by the terms of this Trust Agreement and thereupon such successor Trustee, without further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the Trustee under this Trust Agreement. All fees and expenses of the Trustee shall be paid unless disputed by the successor Trustee, in which case such dispute shall be subject to resolution by the Bankruptcy Court.

     5.5 Trust Continuance. The resignation or removal of the Trustee shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Agreement or invalidate any action theretofore taken by the Trustee or any prior Trustee. In the event of the resignation or removal of the Trustee, such Trustee shall promptly execute and deliver such documents, instruments and other writings as may be reasonably requested by the successor Trustee to effect the termination of the Trustee's capacity under this Trust Agreement and the conveyance of the Trust Property then held by the Trustee to such Trustee's successor; deliver to the successor Trustee all documents, instruments, records and other writings related to the Trust as may be in the possession of the Trustee; and otherwise assist and cooperate in effecting the assumption of his or her obligations and functions by such successor Trustee.

     5.6 Reliance by Trustee. The Trustee may rely, and shall be fully protected personally in acting upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document which the Trustee believes to be genuine and to have been signed or presented by the proper party or parties or, in the case of facsimile transmissions or electronic mail, to have been sent by the proper party or parties, in each case without obligation to satisfy itself that the same was given in good faith and without responsibility for errors in delivery, transmission, or receipt. In the absence of fraud, willful misconduct or gross negligence on the Trustee's part, the Trustee may rely as to the truth of any statements contained therein in acting thereon. The Trustee may consult with and rely on the advice of legal counsel and such other experts, advisors, consultants or other professionals as shall have been retained pursuant to this Trust Agreement and shall be fully protected in respect of any action taken or suffered by them in accordance with the written opinion of legal counsel.

     5.7 Standard of Care. Except in the case of fraud, willful misconduct or gross negligence, the Trustee shall not be liable for any loss or damage by reason of any action taken or omitted by the Trustee pursuant to the discretion, power and authority conferred on the Trustee by this Trust Agreement, the Plan and the Confirmation Order.

     5.8 No Liability for Acts of Predecessor Trustees. No successor Trustee shall be in any way liable for the acts or omissions of any predecessor Trustee unless a successor Trustee expressly assumes such responsibility.

     5.9 Insurance. The Trustee may purchase, at the expense of the Trust, errors and omissions insurance with regard to any liabilities, losses, damages, claims, costs and expenses it may incur, including but not limited to attorneys' fees, arising out of or due to its actions or omissions or consequences of such actions or omissions, other than as a result of its fraud, gross negligence or willful misconduct, with respect to the implementation of this Trust Agreement, the Plan or the Confirmation Order.

     5.10 No Implied Obligations. No Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants or obligations shall be read into this Trust.

     5.11 No Personal Liability. Persons dealing with the Trust must look solely to the Trust or Trust Property for the enforcement of any claims against the Trust or to satisfy any liability incurred by the Trustee to such persons in carrying out the terms of this Trust, and neither the Trustee nor the Trust Committee shall have any personal liability or individual obligation to satisfy any such liability.

                                   ARTICLE VI

                               THE TRUST COMMITTEE

     6.1 Formation of Trust Committee. Upon the Effective Date, the Equity Committee will be disbanded and dissolved, and will be replaced by a Trust Committee, consisting of not more than three (3) members. The Trust Committee will oversee, on an advisory basis, the post-Effective Date activities of the Trust and the Trustee in accordance with the terms of this Trust Agreement.

     6.2 Powers and Duties of the Trust Committee. The powers and duties of the Trust Committee will be limited to the following: (i) monitoring the activities of the Trust and the Trustee in accordance with the terms of the Trust Agreement, (ii) monitoring the Trustee's distribution of Trust Property to the Trust Beneficiaries in accordance with the Plan, (iii) petitioning the Bankruptcy Court for an order compelling the Trustee to distribute funds in the event that the Trust Committee believes that the Trustee is unreasonably withholding Trust Property from distribution, (iv) objecting to any increase in the Trust Expense Reserve and the Wind-down Reserve, (v) participating in the process of removing the Trustee for cause, pursuant to an order of the Bankruptcy Court, in accordance with the Trust Agreement, (vi) appointing a successor Trustee subject to Bankruptcy Court approval, as provided in Section
5.4 of the Trust Agreement, and (vii) participating in the process of extending or terminating the duration of the Trust as provided herein.

     6.3 Expenses of the Trust Committee. The reasonable and necessary expenses of the Trust Committee, including attorneys' fees and expenses, that may be incurred in the performance of the Trust Committee's fiduciary duties, shall be paid as Trust Expenses on a pari passu basis with the compensation of the
Trustee. The individual members of the Trust Committee shall serve without compensation but shall be reimbursed out of Trust Property for all reasonable and necessary out-of-pocket expenses and disbursements incurred in the performance of their fiduciary duties as members of the Trust Committee.

     6.4 Indemnity of the Trust Committee. Members of the Trust Committee shall be indemnified by and receive reimbursement from the Trust against and from any and all loss, liability or damage, including payment of attorneys' fees and other costs of defending themselves, which they may incur or sustain while acting in their fiduciary capacity, other than as a result of willful misconduct or gross negligence in the exercise and performance of their duties under the Trust Agreement.

                                   ARTICLE VII

                                   AMENDMENTS

     7.1 Amendments. The parties hereto may make and execute written amendments to this Trust Agreement; provided, however, that in no event shall this Trust Agreement be amended so as to (i) change the purpose of the Trust as set forth in Article I hereof or (ii) allow funds constituting Trust Property to be invested in a manner other than as permitted in Section 4.2 hereof.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     8.1 Applicable Law. The Trust created herein shall be construed, regulated and administered under the laws of the State of New York without regard to principles of conflicts of law; provided that the Trust and any interpretation or enforcement of the provisions of this Trust Agreement shall be subject to the jurisdiction of the Bankruptcy Court.

     8.2 No Association, Partnership or Joint Venture. This Trust Agreement is not intended to create and shall not be interpreted as creating an association, partnership or joint venture of any kind.

     8.3 Partial Invalidity. If any term or provision of this Trust Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Trust Agreement, such term or provision shall be fully severable and this Trust Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Trust Agreement; and the remaining terms and provisions of this Trust Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Trust Agreement, and this Trust Agreement shall be construed so as to limit any term or provision so as to make it a legal, valid and enforceable provision, provided that such construction, to the maximum extent possible, shall give effect to the purposes of the Plan.

     8.4 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be addressed (i) if to the Trustee, to Walker, Truesdell, Radick & Assoc., 380 Lexington Avenue, Suite 1514, New York, New York 10168, Attn: Hobart G. Truesdell, or such other address as such Trustee will have furnished; (ii) if to any Trust Beneficiary or member of the Trust Committee, at the address set forth in the Debtors' books and records as of the Effective Date. All such notices, requests, consents and other communications shall be given by facsimile, hand delivery, overnight delivery, or, to a Trust Beneficiary only, first-class mail, postage prepaid, and shall be deemed given when actually delivered or, with respect to a Trust Beneficiary only, three (3) business days after deposit in the U.S. mail if mailed.

                  8.5 Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

                  8.6 No Bond Required. Notwithstanding any state law to the contrary, the Trustee (including any successor trustee) shall be exempt from giving any bond or other surety in any jurisdiction.

                  8.7 Retention of Jurisdiction. The Bankruptcy Court shall retain such jurisdiction over issues related to the enforcement or interpretation of this Trust Agreement, including the determination of all claims, controversies, disputes and issues arising under or in connection with the Trust or this Trust Agreement and the management and administration of the Trust and for all of the purposes contemplated herein.

                  8.8 Relationship to Plan. The principal purpose of this Trust Agreement is to aid in the implementation of the Plan and, therefore, this Trust Agreement incorporates and is subject to the provisions of the Plan. In the event any provision of this Trust Agreement is found to be inconsistent with a provision of the Plan or the Confirmation Order, the provision of the Plan or the Confirmation Order shall control.


     IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed as of the day and year first written.


                                    MSCP HOLDINGS, INC.


                                    By:  _______________________________
                                         Name:   Adele Kittredge Murray
                                         Title:  President


                                    MEDICALOGIC/MEDSCAPE, INC.


                                    By:  _______________________________
                                         Name:   Adele Kittredge Murray
                                         Title:  President


                                    MEDICALOGIC ENTERPRISES, INC.


                                    By:  _______________________________
                                         Name:   Adele Kittredge Murray
                                         Title:  President

                                    MEDICALOGIC PENNSYLVANIA, L.L.C.

                                    By:  MEDICALOGIC/MEDSCAPE, INC.
                                         its sole member

                                    By:  _______________________________
                                         Name:  Adele Kittredge Murray
                                         Title:  President


                                     MEDICALOGIC OF TEXAS, INC.


                                     By:  ______________________________
                                          Name:   Adele Kittredge Murray
                                          Title:  President


                                     MEDICALOGIC TEXAS, L.P.
                                     By:  MEDICALOGIC OF TEXAS, INC.
                                          its general partner


                                     By:  ______________________________
                                          Name:  Adele Kittredge Murray
                                          Title:  President



                                     WALKER, TRUESDELL, RADICK & ASSOC.,
                                     As Trustee


                                     By:  ______________________________
                                          Hobart G. Truesdell

                                    EXHIBIT A

          FIRST AMENDED JOINT PLAN OF LIQUIDATION OF THE DEBTORS UNDER
                        CHAPTER 11 OF THE BANKRUPTCY CODE


          [THIS EXHIBIT WILL BE SUPPLIED UPON CONFIRMATION OF THE PLAN]

                                    Exhibit B

                            DESIGNATION OF RESERVES


     Reserve                             Amount to be Deposited into Reserve

================================================================================


(A) Trust Expense Reserve                        $6,972,700 (2)
================================================================================
(B) Wind-down Reserve                            $3,672,000
================================================================================
(C) Secured Claims Reserve                       $    2,342
================================================================================
(D) Priority Claims Reserve                      $  926,829
================================================================================

(E) Unsecured Claims Reserve                     $2,056,320 (3)
================================================================================

     (2) This amount assumes completion of a settlement with the Righteous Recovery Group by the Effective Date. In the event this settlement does not occur, this amount will increase by $900,000.

     (3) This amount assumes the Court grants two separate motions filed by the Debtors and the Official Equity Committee to estimate and/or subordinate certain stock purchase related claims.

                                    Exhibit C

                     DESIGNATION OF TRUST COMMITTEE MEMBERS



     Pursuant to Section 7.14(a) of the Plan, the following persons and/or entities have been appointed as members of the Trust Committee:

     1. Coleman Swenson Hoffman IV, L.P.; Attn: Dave Swenson, 237 Second Avenue South, Franklin, TN 37064-2649;

     2. Cranshire Capital, L.P., Attn: Mitchell Kopin, 666 Dundee Road, Suite 1901, Northbrook, IL 60062; and

     3. Neal Moszkowski, Soros Private Equity Partners, 888 Seventh Avenue, New York, NY.